PRELIMINARY PROXY STATEMENT -
SUBJECT TO COMPLETION DATED APRIL 20, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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OraSure Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY PROXY STATEMENT -
SUBJECT TO COMPLETION DATED APRIL 20, 2026

Proxy Statement Notice of Annual Meeting of Stockholders
2026 Wednesday, June 3, 2026 • 9:00 a.m. (Eastern Time)

Letter to the Stockholders

Carrie Eglinton Manner Chief Executive Officer (“CEO”) and President
[ ● ]
Dear Fellow Stockholders:
On behalf of the Board of Directors, we invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of OraSure Technologies, Inc. on Wednesday, June 3, 2026 at 9:00 a.m. (Eastern Time). This year’s Annual Meeting will be held virtually via a live webcast. You will be able to attend online, and ask your questions during the meeting by visiting http://www.cesonlineservices.com/osur26_vm.
2025 marked OraSure's 25th year as a public company. Since the beginning, we have been guided by a clear vision to transform health through actionable insights. This purpose continues to drive our efforts to decentralize diagnostics and connect people to healthcare wherever they are.
OraSure built strong momentum through the year as we continued to execute our strategy and establish a foundation for long-term success and value creation:
•We achieved key pipeline milestones, including FDA submissions for our SherlockTM CT/NG rapid molecular self-test and Colli-PeeTM urine self-collection device for STI indications in December 2025, both of which support expected commercialization and revenue realization in 2026.
•We took meaningful steps to enhance our operations by improving our cost structure, leveraging our manufacturing capabilities and capacity, expanding our margin potential, and maintaining a strong balance sheet with financial flexibility to pursue both organic and inorganic growth initiatives.
•We actively returned capital to shareholders, including initiating a $40 million share repurchase program in March 2025, with $15 million deployed by the year-end, reflecting our conviction in the Company’s value and ability to deliver consistent performance.

Our progress reinforces our confidence that OraSure is well positioned to accelerate our growth as we approach a series of regulatory and commercial milestones in 2026 and continue to transform our business.

John P. Kenny Chair of the Board

OraSure’s strategy is overseen by an experienced and engaged Board of Directors whose expertise is aligned with the Company’s priorities for value creation and strong corporate governance. At this year’s Annual Meeting, our Board is seeking shareholder approval for declassification. We believe the annual election of our directors will enhance accountability, independence, and shareholder value.
Our journey has been powered by talented and dedicated employees, our loyal customers and partners, our committed stockholders, and the communities we are proud to serve. On behalf of the Board, we thank all of our stakeholders for their continued contributions and investment in OraSure.

Sincerely,
Carrie Eglinton Manner CEO & President	John P. Kenny Chair of Board

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS OF ORASURE TECHNOLOGIES, INC.
DATE AND TIME
Wednesday, June 3, 2026
9:00 a.m. (Eastern Time)
To be held virtually by visiting:
http://www.cesonlineservices.com/osur26_vm
ITEMS OF BUSINESS
The 2026 Annual Meeting of Stockholders will be held for the following purposes:
1.To elect three (3) Class II Directors to serve for a term expiring at the Company’s Annual Meeting of Stockholders in 2029;
2.To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
3.To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this Notice;
4.To approve an amendment and restatement of the Company’s Stock Award Plan to increase the number of shares of Common Stock authorized to be granted under the Plan by 5,000,000 shares and extend its term by an additional ten years; and
5.To approve an amendment of the Company's Certificate of Incorporation to declassify our Board of Directors and add certain clarifying changes.

HOW TO VOTE
Via the Internet. Follow the instructions specified on your proxy card to vote your shares online prior to the Annual Meeting. To participate in the Annual Meeting, you must pre-register at http://www.cesonlineservices.com/osur26_vm by 9:00 a.m. on June 2, 2026, using your control number found on the enclosed proxy card. If you are a holder of record, you may also vote online during the Annual Meeting by going to http://www.cesonlineservices.com/osur26_vm and following the instructions.
By Phone. If available, call the toll-free number specified on your enclosed proxy card. Then, follow the unique control number found on the enclosed proxy card.
By Mail. You can vote by mail by signing and dating the enclosed proxy card, returning it as indicated on the proxy card.
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS OF ORASURE TECHNOLOGIES, INC.

Who Can Vote: Only holders of shares of the Company’s Common Stock of record at the close of business on April 10, 2026 will be entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) or postponement(s) thereof. Additional information is included in the Proxy Statement accompanying this Notice.

If you have any questions or require any assistance with voting your shares, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8310
Banks and Brokers may call collect: (212) 750-5833

By Order of the Board of Directors,
Stefano Taucer
General Counsel and Corporate Secretary
[ ● ]

Proxy Statement Table of Contents

FORWARD-LOOKING STATEMENTS

This Proxy Statement includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Forward-looking statements include statements about our business, strategic plans, future performance, return of capital, and the impact of our actions on stockholder value, as well as sustainability targets, goals, and commitments outlined in this Proxy Statement or elsewhere. These statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. We caution readers not to place undue reliance on forward-looking statements. We expect that certain disclosures made in this Proxy Statement may be amended, updated or revised in the future as the quality and completeness of our data and methodologies continue to improve. Important factors that could cause actual results to differ materially from expectations are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by law. References in this Proxy Statement to materials available on our website or a third-party website, including website links, are for informational purposes only. The information available on our website or accessible through any website links included herein is not a part of, nor incorporated by reference into, this Proxy Statement.
i

PROXY STATEMENT SUMMARY

We are providing these proxy materials to stockholders of OraSure Technologies, Inc., a Delaware corporation (as used herein, “we,” “us,” “our”, “OraSure”, "OTI" or the “Company”), and we are mailing the materials on or about [ ● ], 2026, in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, June 3, 2026 at 9:00 a.m. (Eastern time), and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”).
As a stockholder, you are invited to participate in the Annual Meeting and are requested to vote on the matters described in this Proxy Statement. The Annual Meeting will be conducted in a completely virtual manner through a live webcast that you can access online by going to http://www.cesonlineservices.com/osur26_vm. To participate in the Annual Meeting, you must pre-register at http://www.cesonlineservices.com/osur26_vm by 9:00 a.m. (Eastern Time) on June 2, 2026, using your control number. The webcast will not include a presentation by management. A question and answer session will be provided at the Annual Meeting only for questions that are germane to the matters being discussed and voted on at the meeting.
This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting your shares.

2026 ANNUAL MEETING INFORMATION
•Date and Time: Wednesday, June 3, 2026 at 9:00 a.m. (Eastern Time) •Location: Online by visiting http://www.cesonlineservices.com/osur26_vm •Record Date: April 10, 2026

PROPOSALS FOR STOCKHOLDER CONSIDERATION
Proposal No. 1 – Election of Directors
The table below provides summary information about each of our nominees for Class II Directors, whose new terms will expire at the 2029 Annual Meeting of Stockholders. The Board is recommending that stockholders vote for each of the Company's Director nominees.

				Committee Memberships[1]			Other Public Boards
Name and Principal Occupation	Age	Director Since	Independent	AC	CC	N& CG
Steven K. Boyd
Former Partner, Camber Capital Management	44	2025	Yes	√	√	No	No
Robert W. McMahon
Senior Vice President & Chief Financial Officer, West Pharmaceutical Services	57	2023	Yes	C	No	No	No
John D. Bertrand
Former Chief Executive Officer, Digital Diagnostics	42	2026	Yes	No	No	√	No
______________________
1AC = Audit Committee; CC = Compensation Committee; N&CG = Nominating & Corporate Governance Committee; C = Chair; √ = Member.
Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has selected Grant Thornton LLP (“GT”) to be our independent registered public accounting firm for the 2026 fiscal year. The Board believes GT is well qualified to serve in this capacity and is recommending that the engagement of GT be ratified by our stockholders. The Board is recommending that stockholders vote for the appointment of GT as provided above.
Proposal No. 3 – Advisory (Non-Binding) Vote to Approve Executive Compensation
Our compensation program is designed to focus and reward our executives for balancing both short and long-term priorities. To fulfill this mission, we have adopted a pay-for-performance philosophy that forms the foundation for executive compensation decisions made by our Board and the Compensation Committee of the Board (the “Compensation Committee”).
As described further in the Compensation Discussion and Analysis portion of this Proxy Statement (the “CD&A”) and elsewhere in this Proxy Statement, the following should be considered by stockholders in evaluating the compensation of our named executive officers ("NEOs") for the year ended December 31, 2025:
•We strengthened the foundation of the business by re-balancing its cost structure, consolidating sites, exiting unprofitable, non-strategic businesses, increasing profitability, bolstering our healthy balance sheet, and expanding our innovation pipeline internally and with external collaboration and acquisition to accelerate future growth.
•OraSure is a diverse portfolio business operating in highly competitive and evolving healthcare market segments. The Company made significant progress in its strategic transformation in 2025 in order to position the company for a return to revenue growth in 2026.
•The Compensation Committee applied no positive discretion in determining performance and payouts for our NEOs.

•We regularly solicit input from our stockholders on executive compensation matters. As discussed in the "Stockholder Engagement, Feedback and the Company’s Response" section in this Proxy Statement, we continued our robust stockholder engagement program and integrated the feedback we received from investors into our executive compensation program. We plan to continue to engage with our stockholders in the future to help ensure that our executive compensation programs are well understood by our stakeholders and that we remain responsive to stockholder feedback.
The Board is recommending that stockholders vote in favor of the compensation of our NEOs, as described in this Proxy Statement.
Proposal No. 4 – Amendment and Restatement of Stock Award Plan

In order to enable the Company to continue to attract qualified directors, officers, employees and outside advisors, and to compensate these individuals in a manner that is competitive with compensation provided by other medical diagnostic and healthcare companies, the Board has determined that additional shares of Common Stock are needed to be available for grants under the Company’s Stock Award Plan. In addition, the Board wants to ensure that sufficient shares are available, if needed, to provide retention or other equity awards in connection with potential acquisitions or other business development activities.
Accordingly, subject to stockholder approval, the Board approved an amendment and restatement of the OraSure Technologies, Inc. Stock Award Plan (last amended and restated, March 24, 2025) (the “Stock Award Plan” or the “Plan”) to increase the number of shares to be authorized for grant under the Plan by 5,000,000 shares and extend the term of the Plan for an additional ten years. This increase will be sufficient for the granting of equity awards under the Amended and Restated Stock Award Plan for approximately one additional year (i.e., for grants through 2027). On and after April 20, 2026, as a result of this increase, there will be a total of 6,982,477 shares available in the Plan for future issuance, subject to stockholder approval. A copy of the Amended and Restated Stock Award Plan reflecting this amendment is attached as Annex A to this Proxy Statement.

The Board is recommending that stockholders vote in favor of the amendment and restatement of the Company’s Stock Award Plan, as described in this Proxy Statement.

Proposal No. 5 – Amendment to the Company’s Certificate of Incorporation

The Board believes it is in the best interests of our stockholders to provide for the elimination of the classified Board structure over a three-year period. Your approval will provide for declassification of the Board over a three-year period, with each class of directors up for annual election commencing as of our annual meeting of stockholders in 2027.

The Board is recommending that stockholders vote in favor of an amendment to our Certificate of Incorporation to declassify the Board over a three-year period, as described in this Proxy Statement.

2025 PERFORMANCE HIGHLIGHTS
Over the last year, we've made meaningful progress executing on the three pillars of our strategic transformation to:

1. Strengthen Our Foundation	2. Elevate Our Core	3. Accelerate Our Growth
•We drove $19 million of annualized run rate cost savings in 2025 through operational efficiencies, site consolidation, and manufacturing optimization initiatives, supporting our path toward operating cash flow breakeven.

•We successfully completed the transition of production of our Sample Management products from external contract manufacturing to our internal capabilities in Pennsylvania, which is expected to deliver additional cost savings and enhance operational flexibility in 2026 and beyond.

•We further optimized our portfolio, including completing our exit from the substance abuse testing product line and focusing our resources on higher-growth diagnostics and sample management opportunities.

•We maintained a strong balance sheet, ending the year with approximately $199 million in cash and cash equivalents and no debt, reflecting effective cost management.

•We achieved total net revenue of $115 million in 2025, which accounts for the expected decline in COVID-19 testing revenues as pandemic-related demand largely disappeared during the year and our customers dealt with elevated uncertainty related to U.S. funding for public health programs and research.

•We offset the impact of the decline in revenue through improved operational efficiency, and we delivered gross margin that reflected the benefits of cost reduction initiatives, automation, and product cost improvements.

•We launched the HEMAcollect™ PROTEIN blood collection device, designed to stabilize plasma proteins in whole blood for up to seven days, for research use only supporting proteomics and enabling improved logistics for sample transport and storage.

•We obtained a license from Health Canada authorizing the use of the OraQuick™ HIV Self-Test in Canada. St. Michael's Hospital (Unity Health Toronto) is the exclusive distributor in Canada of the OraQuick™ HIV Self-Test, which is the country's first oral HIV self-test.

•We extended our relationship with the Together Take Me Home program, a collaboration funded by the U.S. federal government that makes HIV self-tests available through the mail in order to reach at-risk populations.

•We advanced our diagnostics innovation pipeline, including the submission of a 510(k) to the FDA in December 2025 for clearance of our rapid molecular self-test for Chlamydia trachomatis (CT) and Neisseria gonorrhoeae (NG), which leverages the molecular platform of Sherlock Biosciences, Inc. ("Sherlock") and is currently under FDA review.

•We submitted a 510(k) to the FDA in December 2025 for clearance of our Colli-PeeTM at-home urine collection device for sexually transmitted infections, expanding our pipeline of decentralized sample collection solutions.

•We expanded our diagnostics portfolio through the acquisition of BioMedomics, Inc. in November 2025, adding the SickleSCAN® rapid point-of-care test for sickle cell disease, which is currently sold internationally. This acquisition enhances our ability to serve high-burden, under-penetrated markets and leverages our global commercial infrastructure.

•We continued to focus on leveraging manufacturing capabilities and capacity, supporting margin expansion and positioning the business to deliver stronger returns as demand scales.

•With a robust cash position and financial flexibility, we are well positioned to support strategic investments in organic and inorganic opportunities while continuing to pursue innovation expansion, execute on strategic initiatives, and return capital to stockholders.

We returned $15 million of capital to stockholders in 2025 through the repurchase of 5.3 million shares of our common stock as part of our $40 million repurchase authorization.

MOST SIGNIFICANT COMPENSATION COMPONENTS
We have structured the components of our executive compensation program to be directly tied to the performance of both the Company and our executives and aligned with the best interests of our stockholders. These components consist of:

Base Salary	Salaries are based on the individual executive’s position relative to market and the executive’s individual performance and contribution.
Annual Cash Incentive Plan Bonuses ("OTIP")
Annual incentive cash bonuses through our OraSure Technologies Incentive Plan (“OTIP”) reflect market-based targets with individual bonus payouts for NEOs contingent upon our achievement of corporate financial and/or strategic objectives against pre-determined goals.

Equity Awards under our Long-Term Incentive Policy (“LTIP”)	Long-term incentive equity compensation reflects market-based targets with the value of individual awards contingent upon each executive’s individual performance against pre-determined objectives during the fiscal year prior to award. Fifty percent (50%) of each NEO’s annual LTIP award consists of performance-vested restricted units (“PRUs”) which require achievement of certain financial performance measures selected by the Board and Compensation Committee and the satisfaction of a 3-year service period for vesting of the award. The other fifty percent (50%) consists of time-vested restricted stock (“RS”) which vests in equal installments over a three-year service period.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Key features of our compensation program illustrate our commitment to pay-for-performance, the strong alignment of our executives’ interests with those of our stockholders, and strong corporate governance. Several of the more significant of these features are summarized below:

•Target total compensation for our executives at the 50th percentile of the Company’s peer group (as set forth in the CD&A) (the “Peer Group”).	•Regular stockholder outreach on compensation and governance matters for consideration and incorporation.
•The Compensation Committee retains an independent compensation consultant to provide independent assessment and advice.	•Strong stock ownership and retention requirements for executives and Directors coupled with anti-hedging and anti-pledging provisions.
•Compensation is predominantly variable and includes a mix of cash and equity, and short-term and long-term components tied to key, pre-determined performance-based metrics.	•Compensation recoupment or “clawback” policy that expands beyond minimum SEC requirements.
•PRUs are earned based on achievement of (i) three-year cumulative revenue and (ii) three-year relative total stockholder return (“rTSR”) goals.	•No excise tax gross-up in any of our NEO employment agreements and no “single trigger” change-in-control severance in any of our new executive employment agreements.
•The Compensation Committee and Board may adjust the annual incentive bonus downward based on profitability, cash liquidity, or other needs of the Company.	•As a general practice, NEOs do not receive perquisites that are not offered to all employees of the Company.

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING AND VOTING

1. WHY DID I RECEIVE THESE PROXY MATERIALS? WHO IS SOLICITING PROXIES FOR THE ANNUAL MEETING WITH THIS PROXY STATEMENT?
Our Board is furnishing proxy materials, including this Proxy Statement, a proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2025 (the “2025 Annual Report”), to our stockholders in order to solicit proxies to be voted at the Annual Meeting. On or about [●], 2026, we will mail these proxy materials to each stockholder at the holder’s address of record. Please carefully review this Proxy Statement for information on the matters to be presented at the Annual Meeting and for instructions on how to vote your shares. Our 2025 Annual Report, including financial statements for such period, does not constitute any part of the material for the solicitation of proxies, but copies are available to stockholders upon request.

2. WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement, set forth below:

1.To elect three (3) Class II Directors to serve for a term expiring at the Company’s Annual Meeting of Stockholders in 2029;

2.To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;

3.To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement;

4.To approve an amendment and restatement of the Company’s Stock Award Plan to increase the number of shares of Common Stock authorized to be granted under the Plan by 5,000,000 shares and extend its term by an additional ten years; and

5.To approve an amendment to our Certificate of Incorporation to declassify our Board of Directors and add certain clarifying changes

In addition, we will consider any other matters that are properly presented for a vote at the Annual Meeting. We are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly presented for a vote at the Annual Meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

3. WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the shares of Common Stock you own, with such other person being called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” Our Board has designated Carrie Eglinton Manner, Chief Executive Officer, and Stefano Taucer, General Counsel and Corporate Secretary, as the Company’s proxies for the Annual Meeting.

Each proxy or voting instruction form represents the shares registered to you as of the close of business on the record date. You may receive more than one proxy or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with the Company’s transfer agent, or some of your shares are held in street name through a broker, bank, or other nominee. Please vote the shares on each proxy card or voting instruction form to ensure that all of your shares are counted at the Annual Meeting.

4. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?
The record date for the Annual Meeting is April 10, 2026 (the “record date”). The record date is established by the Board as required by Delaware law. Only stockholders of record at the close of business on the record date are entitled to:

(a)receive notice of the Annual Meeting; and

(b)vote at the Annual Meeting and any adjournment(s) or postponement(s) of the meeting.

Each stockholder of record on the record date is entitled to one vote for each share of Common Stock held.
On the record date, there were 71,965,612 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.

5. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?
If your shares of stock are registered in your name on the books and records of our transfer agent, Computershare, Inc., at the close of business on April 10, 2026, you are a stockholder of record.

If your shares of stock are held for you in the name of your broker, bank or other nominee at the close of business on April 10, 2026, your shares are held in “street name.” The answer to Question 8 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of stock without instructions from you.

It is important that you vote your shares if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 8.

6. HOW CAN I VOTE MY SHARES FOR THE ANNUAL MEETING?

All stockholders have a choice of voting via the internet, over the telephone or by completing and mailing a proxy card, as described below.

Voting via the Internet or by Telephone. To participate in the Annual Meeting, you must pre-register at http://www.cesonlineservices.com/osur26_vm by 9:00 a.m. on June 2, 2026, using your control number found on the enclosed proxy card. Stockholders of record desiring to vote online via the internet or by telephone prior to the Annual Meeting, should go to the website or call the toll-free number indicated on the proxy card. You may vote via the internet or by telephone provided you do so by 11:59 p.m. (Eastern Time) (8:59 p.m. Pacific Time) on June 2. Stockholders of record or street name holders who obtain a legal proxy and who attend the Annual Meeting via the internet may vote their shares at that time up to and during the Annual Meeting by following the instructions at www.proxyvotenow.com/OSUR.

Street name holders may vote via the internet or by telephone if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or nominee will include instructions with the Notice or Proxy Statement.

The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly.

If you vote via the internet, you should understand that you will be responsible for any costs associated with this method of voting, such as usage charges from internet access providers and telephone companies.

Voting by Mail. If you desire to vote prior to the Annual Meeting by mail by using a proxy card instead of by telephone or via the internet, you will need to follow the instructions in the proxy materials that will be mailed to you. You will then need to complete, sign, date and return the proxy card, as described on the proxy card. Street name holders should complete and return the voting instruction form provided by their broker, bank or nominee.

Voting at the Annual Meeting. All stockholders of record may vote online during the Annual Meeting, as described above. Submitting a proxy via the internet, over the telephone or by mail will not affect your right to withdraw your proxy and vote during the Annual Meeting. Street name holders must obtain a legal proxy from their broker, bank, or nominee to vote at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we urge you to vote your proxy TODAY by Internet, telephone, or mail to ensure that your votes are counted at the Annual Meeting. You may still attend the Annual Meeting and vote at the Annual Meeting, even if you have already voted by proxy. The vote you cast at the Annual Meeting will supersede any previous votes that you may have submitted.

7. HOW WILL MY SHARES BE VOTED IF I SEND IN A PROXY CARD?

If you are represented by a properly executed proxy card, whether delivered by phone, the internet or mail, your shares will be voted in accordance with your instructions. If you do not provide instructions with your properly executed proxy card, your shares will be voted according to the recommendations of our Board as stated on the proxy.

8. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders are entitled to one vote for each share of Common Stock held by them as of the close of business on the record date. You may vote all shares of Common Stock owned by you at such date, including shares held directly in your name as the stockholder of record and shares held for you as the beneficial owner in street name through a broker (provided that you follow the applicable procedures necessary to enable you to vote such shares).

Stockholders of Record: If you are a stockholder of record, your shares will not be voted if you do not provide your proxy card, unless you vote online during the Annual Meeting. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name and you do not provide your signed and dated voting instruction form to your bank, broker or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under rules of the New York Stock Exchange, which also apply to companies listed on the Nasdaq Stock Exchange (“Nasdaq”), shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions.

At the upcoming Annual Meeting, only the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is generally considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at our Annual Meeting (specifically, the election of each of the Director nominees, the advisory vote to approve the compensation of the Company’s NEOs, the vote to approve the amendment and restatement of the Company’s Stock Award Plan, and the vote to approve an amendment to the Company’s Certificate of Incorporation to declassify our Board are not considered “routine”, so the broker, bank or other nominee cannot vote your shares on any of these proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on these matters, your shares will not be voted on the matter. It is, therefore, important that you vote your shares.

9. WHAT CONSTITUTES A QUORUM? HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct our Annual Meeting, a majority of our outstanding shares of Common Stock as of the record date must be present at the meeting online or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote online or if you properly return a proxy by internet, telephone or mail. If you vote, including by Internet or proxy card, your shares voted will be counted towards the quorum for the Annual Meeting. Abstentions and broker non-votes, if any, are included in determining whether there are a sufficient number of shares present to constitute a quorum.

If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be adjourned by a majority of the voting power represented in person or by proxy or by the person presiding at the Annual Meeting to permit further solicitation of proxies in order to achieve a quorum. Based on the number of shares of Company common stock outstanding on April 10, 2026, the record date, 71,965,612 shares, representing at least a majority of the then outstanding voting shares of the Company, must be present at the Annual Meeting, virtually or by proxy, to constitute a quorum.

10. WHAT IF I SUBMIT A PROXY AND LATER CHANGE MY MIND? HOW CAN I REVOKE A PROXY?

You can revoke a proxy before the completion of voting at the Annual Meeting by:

•Giving written notice to the Corporate Secretary of the Company to revoke your proxy; or
•Delivering a later-dated proxy that indicates the change in your vote; or
•Accessing the website at www.proxyvotenow.com/OSUR in the same manner you would to submit your proxy electronically or calling the telephone number listed in your enclosed proxy materials, and in each case, following the instructions to revoke or change your vote; or
•Attending the Annual Meeting online and voting, which will automatically cancel any proxy previously given. Attendance alone will not revoke any proxy that you have given previously.

If you choose any of the first three methods, you must take the described action no later than 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 2, 2026. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote. If your shares are held in street name by a broker or other nominee, you must contact that institution to change or revoke your vote.

11. WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The following votes must be received:

1. For Proposal No. 1 regarding the election of directors, the affirmative vote of the majority of shares of our common stock present in person or represented by proxy and entitled to vote on the election of directors is required to elect a director. Withheld votes and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

2. For Proposal No. 2 regarding the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter is required to approve this proposal. Generally, the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. Abstentions will have the effect of a vote “against” the outcome of this proposal, and broker non-votes, if any, will have no effect on the outcome of this proposal.

3. For Proposal No. 3 regarding the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions will have the effect of a vote “against” the outcome of this proposal, and broker non-votes, if any, will have no effect on the outcome of this proposal. Because the vote on Proposal No. 3 is advisory and therefore will not be binding on the Company, the Board will review the voting result and take it into consideration when making future decisions regarding the compensation paid to our named executive officers.

4. For Proposal No. 4 regarding an amendment and restatement of the Company’s Stock Award Plan to increase the number of shares of Common Stock authorized to be granted under the Plan by 5,000,000 shares and extend its term by an additional ten years, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter, is required to approve this proposal. Abstentions will have the effect of a vote “against” the outcome of this proposal, and broker non-votes, if any, will have no effect on the outcome of this proposal.

5. For Proposal No. 5 regarding an amendment of our Certificate of Incorporation to declassify the Company’s Board, the affirmative vote of two-thirds (66.6%) of the voting power of the shares of our common stock issued and outstanding as of the record date is required to approve this proposal. Abstentions and broker non-votes, if any, will have the effect of a vote “against” the outcome of this Proposal 5.

12. WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

We are making this solicitation and will pay the cost of the solicitation of proxies, including preparing and mailing the proxy materials to shareholders of record and street name shareholders. Following the mailing of this proxy statement, directors, officers and other employees of the Company may solicit proxies by telephone, facsimile transmission, or other personal contact. Such persons will receive no additional compensation for such services. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. Brokerage houses and other nominees, fiduciaries, and custodians who are holders of record of shares of our common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates.

In addition, the Company has retained Innisfree M&A Incorporated (Innisfree), a proxy solicitation firm, to assist in the solicitation of proxies. Under the agreement with Innisfree, Innisfree will receive an estimated fee of up to $25,000 for its proxy solicitation services, plus the reimbursement of reasonable expenses. The Company also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its retention. Innisfree will solicit proxies by mail, telephone, facsimile, and email.

If you choose to access the proxy materials or vote over the internet, however, you are responsible for internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians, and other fiduciaries who hold shares of our stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares and we will reimburse the reasonable out-of-pocket expenses they incur in doing so.

13. HOW CAN I PARTICIPATE IN THE ANNUAL MEETING?

This year’s Annual Meeting will be a virtual meeting of stockholders and will be conducted via live webcast on the Internet. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on April 10, 2026, the record date for the meeting, or if you hold a valid proxy for the Annual Meeting. To participate in the Annual Meeting, you must pre-register at http://www.cesonlineservices.com/osur26_vm by 9:00 a.m. Eastern Time on June 2, 2026, using your control number found on the enclosed proxy card.

Please have your proxy card, voting instruction form, or other communication containing your control number available and follow the instructions to complete your registration request. If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank or other nominee to vote during the Annual Meeting. Upon completing registration, stockholders will receive a confirmation email with a link and instructions for accessing the Annual Meeting.

The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time) on Wednesday, June 3, 2026, and you should allow ample time to complete the online check-in procedures.

Stockholders of record who participate in the virtual Annual Meeting by way of the website above or the link provided following registration will be considered to have attended the meeting “in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

14. WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be available before the virtual meeting.

15. WHAT EFFECT DO ABSTENTIONS HAVE?

With respect to Proposal Nos. 1, 2, 3, and 4, since these proposals require an affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote on each of such matters, abstentions will have the effect of a vote “against” such proposals. With respect to Proposal 5, since this proposal requires an affirmative vote of two-thirds (66.6%) of the voting power of the shares issued and outstanding as of the record date, abstentions and broker non-votes, if any, will have the effect of a vote “against” such proposal.

16. WHAT IS A BROKER NON-VOTE?

If you hold your common shares in “street name” (that is, through a broker, bank or other holder of record), you are considered a “beneficial owner,” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting via the Internet or by telephone. If you are a street name holder and your shares are registered in the name of a broker, the New York Stock Exchange (the NYSE) rules applicable to brokers who have record ownership of listed Company stock determine whether your broker may vote your shares in its discretion, even if it does not receive voting instructions from you (so called discretionary voting authority).

A “broker non-vote” occurs when a broker submits a proxy on behalf of a beneficial owner for a stockholder meeting, but does not vote on a particular proposal because such broker does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner. Broker non-votes, if any, will be included in the calculation of the number of votes considered to be present for the purpose of determining a quorum.

Under the NYSE rules, Proposal No. 1, 3, 4 and 5 are considered “non-routine” matters for which brokers may not exercise discretionary voting authority. In contrast, under the NYSE rules, Proposal No. 2., the ratification of the selection of GT as the Company's independent registered public accounting firm is generally a “routine” matter as to which a broker will have discretionary authority to vote uninstructed shares.

We urge you to instruct your broker, bank, or other nominee how you wish your shares to be voted.

17. WHO COUNTS THE VOTES?

The Company has retained First Coast Results, Inc. to serve as independent judge of election. In such capacity, First Coast Results, Inc. will count, tabulate and certify votes at the Annual Meeting.

18. MAY STOCKHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

Yes. Our Chief Executive Officer, Carrie Eglinton Manner (the “CEO”), will answer stockholders’ written questions submitted during the question and answer period of the meeting. Stockholders should confine their questions to the matters that relate to the business of the meeting. The CEO will determine which questions are appropriate to answer during the meeting. We reserve the right to edit or reject any questions we deem profane or otherwise inappropriate, or that do not relate to the business of the meeting.

19. WHAT IF I RECEIVE MORE THAN ONE PROXY CARD OR SET OF PROXY MATERIALS FROM THE COMPANY?

If your shares are held in more than one account, you will receive more than one proxy card, and in that case, you can and are urged to vote all of your shares by completing, signing, dating, and returning all proxy cards you receive from the Company by following the instructions provided in the postage-paid envelope provided. If you choose to vote via the Internet, please vote using each proxy card you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian, or other representative, please print your full name and title on the proxy card.

The Company will send you a new proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every proxy card you receive. The latest dated proxy you submit will be counted.

20. WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

21. WHERE CAN I FIND THE RESULTS OF THE VOTING?

We intend to announce preliminary voting results at the Annual Meeting and will publish final results through a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

22. WHAT IF I HAVE SHARES REGISTERED IN MY NAME AND ALSO HAVE SHARES IN A BROKERAGE ACCOUNT?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank, or other nominee will send you instructions on how to vote those shares.

23. DO I HAVE ANY DISSENTERS’ OR APPRAISAL RIGHTS WITH RESPECT TO ANY OF THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETINGS?

No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to matters to be voted on at the Annual Meeting.

24. HOW DO I OBTAIN A PAPER OR ELECTRONIC COPY OF THE PROXY MATERIALS?

SEC rules permit us to deliver only a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will deliver separate copies of our 2025 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. Stockholders may notify the Company of their request to receive a separate copy by calling or writing us at OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Corporate Secretary; (610) 882-1820. If you want to receive separate copies of the proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

The proxy materials are also posted free of charge on our website at https://orasure.gcs-web.com/shareholder-services/annual-reports and are available from the SEC free of charge at its website, www.sec.gov.

25. WHO SHOULD I CONTACT IF I HAVE QUESTIONS?

If you have any questions or require any assistance with voting your shares, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8310
Banks and Brokers may call collect: (212) 750-5833

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 15, 2026, regarding the beneficial ownership of the Company’s Common Stock by (a) each person who is known by us to be the beneficial owner of more than five percent of the Common Stock outstanding; (b) each Director and nominee for election as Director; (c) each of our executive officers named in the Summary Compensation Table in this Proxy Statement; and (d) all of our Directors, the nominees for election as Director and executive officers as a group. Unless otherwise indicated, the address of each person identified below is c/o OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015.
Pursuant to Rule 13d-3 under the Exchange Act, shares of Common Stock which a person has a right to acquire pursuant to the exercise of stock options held by that person that are exercisable within 60 days of March 15, 2026 are deemed to be outstanding for the purpose of computing the ownership percentage of that person, but are not deemed outstanding for computing the ownership percentage of any other person.

Name and Address of Beneficial Owner	Amount and Nature of the Beneficial Ownership (1) (2)	Percent of Class
Private Management Group Inc (3) 15635 Alton Parkway, Suite 400 Irvine, CA 92618	5,461,440	7.6%
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	5,396,729	7.5%
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	4,381,276	6.1%
Neuberger Berman Group LLC (6) 1290 Avenue of the America New York, NY 10104	4,281,067	5.9%
Neil Gagnon (7) 1370 Avenue of the Americas, 26th Floor New York, NY 10019	3,754,846	5.2%
Dimensional Fund Advisors LP (8) 6300 Bee Cave Road, Building One Austin, TX 78746	3,636,260	5.1%
Altai Capital Management, L.P. (9) PO Box 15203 Irvine, CA 92623-9998	3,613,836	5.0%
Carrie Eglinton Manner	2,190,874	3.0%
Kenneth McGrath	589,562	*
John P. Kenny	163,608	*
Nancy J. Gagliano, M.D.	160,254	*
Lelio Marmora	130,760	*
Robert W. McMahon	99,919	*
Steven K. Boyd	38,462	*
John D. Bertrand (10)	—	—
All Directors and executive officers as a group (8 people)	3,373,439	4.7%
*Less than 1%.
1Subject to community property laws where applicable, beneficial ownership consists of sole voting and investment power except as otherwise indicated.
2Includes unvested shares of restricted stock ("RS"), as follows: Ms. Eglinton Manner, 750,636 shares; Mr. McGrath, 175,032 shares; Dr. Gagliano, 71,017 shares; Mr. Kenny, 94,273 shares; Ms. Marmora, 71,017 shares; Mr. McMahon, 71,017 shares; Mr. Boyd, 34,632 shares; and all Directors and executive officers as a group, 1,267,624 shares. Does not include unvested PRUs.
3Based on information contained in a Schedule 13G/A filed July 30, 2025. The filing person has sole voting power and sole dispositive power with respect to all of the indicated shares.

4Based on information contained in a Schedule 13G/A filed April 23, 2025. The filing person has sole voting power with respect to 5,300,987 shares, and sole dispositive power with respect to 5,396,729 shares.
5Based on information contained in a Schedule 13G filed November 12, 2024. The filing person has shared voting power with respect to 114,210 shares, sole dispositive power with respect to 4,241,491 shares, and shared dispositive power with respect to 139,785 shares. The Vanguard Group has since filed another Schedule 13G/A on March 27, 2026 reporting that it did not beneficially own any shares of our common stock. In the March 27, 2026 Schedule 13G/A, The Vanguard Group reported that (i) it went through an internal realignment on January 12, 2026, (ii) certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, (iii) these subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by The Vanguard Group prior to the realignment, and (iv) The Vanguard Group no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. As of the date of this Proxy Statement, none of these subsidiaries and/or business divisions of subsidiaries have filed a Schedule 13G and/or Schedule 13D with respect to the Company.
6Based on information contained in a Schedule 13G/A filed April 4, 2025. The filing person has shared voting power with respect to 3,214,611 shares and shared dispositive power with respect to 4,281,067 shares.
7Based on information contained in a Schedule 13G filed April 8, 2026. The filing person has sole voting and dispositive power with respect to 381,594 shares, shared voting power with respect to 3,234,713 shares and shared dispositive voting power with respect to 3,373,252 shares.
8Based on information contained in a Schedule 13G/A filed October 9, 2025. The filing person has sole voting power with respect to 3,560,315 shares and sole dispositive power with respect to 3,636,260 shares.
9Based on information contained in a Schedule 13G/A filed January 15, 2026. The filing person has shared voting and dispositive power with respect to all of the indicated shares.
10John D. Bertrand was appointed to the Board of Directors on April 16, 2026.

CORPORATE GOVERNANCE

BOARD RESPONSIBILITIES, OPERATION AND COMPOSITION
The primary responsibility of the Board of Directors is to promote the long-term success of the Company. In fulfilling this role, each Director must exhibit good faith business judgment as to what is in the best interests of the Company. The Board is responsible for establishing broad corporate policies, setting strategic direction and overseeing management. The Company’s management is responsible for the day-to-day operations of the Company.
Currently, the Board is divided into three classes with Class I consisting of two Directors, Class II consisting of three Directors and Class III consisting of two Directors. There are currently seven Directors serving on the Board. At each annual meeting of stockholders, the nominees for the class of Directors whose term is expiring at that annual meeting are elected for a three-year term. A Director holds office until the annual meeting of stockholders for the year in which his or her term expires or until his or her successor is elected and duly qualified, subject to prior death, resignation, retirement, disqualification or removal. Each of our nominees for election at our upcoming Annual Meeting currently serves as a Director.
Following consideration of feedback received from our stockholders, the Board is asking that stockholders vote for Proposal 5, as set forth in this proxy statement, to approve an amendment to our Certificate of Incorporation that would serve to declassify our Board over a three-year period. If Proposal 6 is approved by our stockholders, beginning with the Company’s 2027 annual meeting of stockholders, each class of directors that is up for election will be eligible for election to a one-year term.

The Board typically holds regular, quarterly, meetings, with additional meetings held as needed. The Board’s organizational meeting follows the annual meeting of stockholders. The Board usually meets in executive session at all regularly scheduled meetings. The Board held six meetings and acted by written consent on nine occasions during the fiscal year ended December 31, 2025. Each member of the Board attended more than 75 percent of the combined total of meetings of the Board and of the Committees of the Board on which such member served during the period in the year in which he or she served as a Director.

GOVERNANCE GUIDELINES AND CODE OF CONDUCT
The Board has adopted Corporate Governance Guidelines which, along with the Charters for each of its Committees and the Company’s Code of Business Conduct and Ethics, provides a framework for the governance of the Company. The Company’s Corporate Governance Guidelines address matters such as the responsibilities and composition of the Board, Director independence and the conduct of Board and Committee meetings. The Company’s Code of Business Conduct and Ethics sets forth guiding principles of business ethics and certain legal requirements applicable to all Company employees, contractors and non-employee Directors. Copies of the current Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Investor Relations — Corporate Governance section of the Company’s website, https://orasure.gcs-web.com/governance. Upon request, the Company will provide a copy of each policy free of charge to any stockholder.
If we make substantive amendments to or grant any waiver from the Code of Business Conduct and Ethics applicable to our directors or executive officers, we will disclose the nature of such amendments or waiver to our stockholders to the extent and in the manner required by applicable exchange listing standards or any other regulation. For conduct involving an executive officer or Board member, only the Board of Directors or the Audit Committee of the Board has the authority to waive a provision of the Code of Business Conduct and Ethics. Should the Company amend or grant a waiver to its Code of Business Conduct and Ethics, the Company intends to post such amendment or notice of the waiver to its website at https://orasure.gcs-web.com/governance. Any waivers granted to the Code of Business Conduct and Ethics will be available on the website for at least a 12-month period.

We operate under a Code of Business Conduct and Ethics and Corporate Governance Guidelines, which apply to all employees, contractors and non-employee Board members.

STOCKHOLDER ENGAGEMENT AND FEEDBACK
Stockholder Outreach

We regularly solicit input from our stockholders. Our executive leadership team and Board believe that on-going engagement with our investors provides valuable feedback for consideration on a variety of important matters, including on governance, policy, human capital, and executive compensation, as well as input regarding our efforts to build a stronger and more sustainable growth enterprise. The Company has received robust support for its compensation programs: at its 2025 Annual Meeting, 89% of stockholder votes cast were in favor of the "Say on Pay" ("SOP") advisory vote and at its 2024 Annual Meeting, 93% of stockholder votes cast were in favor of the SOP advisory vote.
During 2025, we continued to conduct a robust stockholder engagement:
•We contacted investors that, in total, represent more than 65% of our outstanding shares,
•We engaged in active dialogue with investors holding more than 55% of our outstanding shares, in total.

OraSure Participants in Stockholder Engagement
Our engagement team included the following participants:
•Mara Aspinall - Then-current Chair of the Board, Independent Director, and member of the Audit Committee
•John Kenny - Chair of the Board, Independent Director, and member of the Compensation Committee
•Robert McMahon - Independent Director and Chair of the Audit Committee
•Steven Boyd - Independent Director an member of the Audit Committee and then-current member Nominating and Corporate Governance Committee.
•Carrie Eglinton Manner - CEO and Director

•Kenneth McGrath - Chief Financial Officer
•Management representatives from the Company's investor relations team
Our Chair of the Board participated in more than 75% of these stockholder engagement meetings that were focused on governance-related topics.
During each meeting, our CEO and CFO offered to recuse themselves during conversations regarding Executive Compensation.
We discussed the feedback from our investor outreach with the Compensation Committee in detail, as well as sharing highlights with the full Board. The table below summarizes some of the most frequent areas of feedback that we received from our stockholders and the actions taken in response to this input over the past several years.

Topic	What the Company Heard	Company Response & Actions
Governance	Move to a declassified Board Structure
•We listened to investors and are proposing to move to a declassified board structure. We recognize that many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and hold the Board accountable for implementing those policies.

Disclose a Board skills matrix
•A board skills matrix has been included in the Proxy Statement every year since 2023.

•As part of our ongoing governance process, we review our methodology and consider relevant skills and capabilities that align with our oversight priorities and our growth strategy. We survey and collect information about the skills represented on our board on an annual basis.

Topic	What the Company Heard	Company Response & Actions
Executive Compensation	Further align incentive-based compensation with key measures of success
Elements that we have incorporated and maintain in our compensation plan include the following:

In OTIP:
•There are no individual performance modifiers for NEOs
•Revenue component payout is capped at 100% if core revenue does not grow

In LTIP:
•50% of LTIP is performance-based
•rTSR target is 51st percentile (p51) such that OraSure has to outperform its peer group to achieve 100% attainment
•If absolute TSR performance is negative, rTSR component payout is capped at 105%, even if rTSR performance is p51 or better

In 2025, we evolved the OTIP to align with lower financial targets resulting from expected declines in COVID-19 volumes from 2024 to 2025 including:
•Increasing the weight of the revenue component to 60%, while decreasing the weight of the cost savings component to 15% and maintaining adjusted operating income weight at 25%
•Reducing the payout percentage for delivering revenue at threshold from 80% to 50%
•Reducing the maximum payout percentage for cost savings from 200% to 160%

Prior enhancements made to LTIP in 2023 and 2024 were maintained in 2025.

Provide key measures of success for NEOs for the current fiscal year in the current proxy statement
•Historically, the Company has not provided long-term financial guidance. The Company remains committed to providing stockholders with full disclosure of performance hurdles and achieved performance results upon completion of the applicable performance cycles.

	Equity grants should be awarded as part of an ongoing pay-for-performance program, and one-time retention grants should be rare	•No issuance of one-time grants for executive retention in 2025, 2024, or 2023.
Sustainability	Identification of Sustainability-related topics that are Material to the Company	•We completed a Materiality Assessment in 2024 and shared the results in our OTI Cares CSR Report in 2024 and 2025.
Environmental	Disclosure of Scope 1 and Scope 2 Greenhouse Gas (GHG) emissions data	•We completed a study of our GHG emissions and shared the results as part of our OTI Cares CSR Report in 2024 and 2025.
Social and Human Capital	Disclosure of additional data regarding our workforce and Human Capital initiatives	•We disclosed additional data and discussion on this topic, including our recruiting, retention, and employee engagement initiatives, as part of our OTI Cares CSR Report in 2024 and 2025.

Topic	What the Company Heard	Company Response & Actions
Cybersecurity	Provide additional disclosure regarding our Cybersecurity programs
•We have an information security management system that is designed to protect the Company, our employees, and our customers from cybersecurity threats. This system is informed by the National Institute of Standards and Technology (NIST) Cybersecurity Framework. We have also developed an incident response policy and procedure designed to facilitate the handling of cybersecurity incidents.
•The Audit Committee regularly reviews the cybersecurity program, including a description of risks, and work to mitigate the risks, from cybersecurity threats.
•We revised and updated several of our cybersecurity programs and software vendors following the cybersecurity incident that we disclosed in April 2024.

We believe our stockholder engagement program has been, and continues to be, beneficial for the Company and its stockholders. Our Board and management found the conversations with stockholders to be extremely constructive. We plan to continue to engage in these discussions in the future to ensure that our relevant programs are well understood by all stakeholders and that we remain responsive to stockholder input and concerns.

CORPORATE SOCIAL RESPONSIBILITY AND GOVERNANCE MATTERS
We believe that conducting our business in a socially, environmentally, and ethically responsible manner, while adhering to all applicable legal requirements, is vital to our long-term success and the well-being of our employees, customers, the communities we serve, and other stakeholders. As a result, corporate social responsibility (CSR) and governance issues continue to be a focus for our management team and Board.
CSR Oversight
Historically, CSR issues have been addressed by our management team with the primary focus on regulatory and legal compliance, ethical operations, and development of our human capital resources. Material risks in these areas have been regularly reviewed with our Board, either directly or through the Audit Committee.
We have a CSR Steering group with representation from a broad set of functional areas with our Company, including Operations, Legal, Quality & Regulatory, Product Management, Human Resources, and Finance. This cross-functional team guides our initiatives, reviews CSR issues in order to identify material CSR risks impacting our business, and determines appropriate mitigation and corrective strategies. These risks are discussed by the Board at least annually as part of the Board’s oversight of risk management.
We released our fourth “OTI Cares” CSR report in May 2025, which showcases the ways in which we are empowering our people, modeling integrity, minimizing impact to the environment, and positively contributing to the communities that we serve. A copy of the report may be accessed on our website at www.orasure.com. In our CSR report published in May 2025, we shared updates regarding strategic initiatives that align with topics identified in that CSR materiality assessment from our 2024 report. A copy of our CSR report may be accessed on our website at www.orasure.com.
Governance
In pursuing our mission and vision, we are committed to operating our business in accordance with the highest moral, legal and ethical standards. We have adopted a Code of Business Conduct and Ethics in order to define the high standards under which all members of our Board and our employees are expected to operate. We also have an Anti-Corruption Policy, a Policy on Interactions with Healthcare Professionals, and other policies which further require honest, ethical, and lawful behavior. These policies are part of a broader compliance program designed to ensure that all policies and legal requirements are followed, that we make and sell high-quality products in accordance with applicable regulatory requirements, and that we otherwise operate in a responsible, ethical, and compliant manner.

INDEPENDENT BOARD CHAIR

The positions of Chair of the Board and CEO of the Company are held by different individuals, with the Chair being independent of management.
The Board has carefully considered its leadership structure and believes that the Company and its stockholders are best served by having the positions of Chair and CEO filled by different individuals. This allows the CEO to, among other things, focus on the Company’s day-to-day business, while allowing the Chair to lead the Board in its fundamental role of providing strategic guidance and oversight of management.

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines require, among other things, that a majority of the members of the Board meet the independence requirements of the SEC and Nasdaq, on which our Common Stock is listed. Each year our Board, with assistance from the Nominating and Corporate Governance Committee, conducts a review of Director independence. The most recent annual review occurred in April 2026, during which the Board considered transactions and relationships, if any, between each
All Directors, except our CEO, are independent, as required under applicable SEC and Nasdaq rules. All standing Board Committees consist of independent Directors.
Director and any member of such Director’s immediate family and the Company. As a result of this review, the Board determined that John P. Kenny, Steven K. Boyd, Nancy J. Gagliano, M.D., Lelio Marmora and Robert W. McMahon, are “independent,” as that term is defined in the applicable rules of Nasdaq and the SEC. Ms. Carrie Eglinton Manner was determined by the Board not to be independent because she is serving as an executive officer employed by the Company. Additionally, in April 2026, John D. Bertrand was appointed as an additional independent director. Based on the foregoing, the Board of Directors is comprised of a majority of independent Directors. The Audit Committee, the Nominating and Corporate Governance Committee and Compensation Committee of the Board are also comprised solely of independent Directors. Additionally, the Board previously determined that Mara G. Aspinall and David J. Shulkin, M.D., former directors who served as members of the Board for all or a portion of the 2025 fiscal year, were “independent” as that term is defined in the applicable rules of Nasdaq and the SEC.

OVERSIGHT OF RISK MANAGEMENT

As part of its oversight of the Company’s operations, the Board and Audit Committee monitor the management of risks by the Company’s executives. The Audit Committee reviews the risks that the Company may face and receives reports from senior management on the nature of these risks and the procedures. Processes are implemented to manage and mitigate such risks. Substantive areas of risk reviewed by the Audit Committee include financial, legal, regulatory, operational, information technology, cybersecurity and employment matters. The Audit Committee provides a report to the full
The Board and Audit Committee monitor the major risks facing the Company and the procedures and processes implemented by the management to mitigate those risks.
Board on the matters covered during each of its meetings, including its risk monitoring activities. In addition, senior management provides periodic reports to the full Board on the major risks facing the Company and the processes and procedures in place to manage such risks. Management also conducts a risk assessment of the Company’s compensation policies and practices, including its executive compensation program, as described in greater detail in the section in this Proxy Statement entitled, “Compensation Committee Matters.”

ANNUAL MEETING ATTENDANCE AND STOCKHOLDER COMMUNICATIONS
The Board has approved a policy concerning Board members’ attendance at our Annual Meeting of Stockholders and a process for security holders to send communications to members of the Board. A description of the Board’s policy on Annual Meeting attendance is provided on our website, at https://orasure.gcs-web.com/governance. As a general matter, each Board member is expected to attend each Annual Meeting of Stockholders. All Board members attended the 2025 Annual Meeting of Stockholders.
Security holders may communicate with the Board by sending their communications to OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Corporate Secretary, fax: (610) 882-2275, email: corporatesecretary@orasure.com. All such communications will be opened by the Corporate Secretary or his or her designee. Communications received are distributed by the Corporate Secretary to the appropriate member or members of the Board.

COMMITTEES OF THE BOARD
The Board currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Members of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee are each “independent,” as defined in the Exchange Act and Nasdaq rules applicable to such Committees. In addition, the Board has determined that Robert W. McMahon is an “audit committee financial expert,” as that term is defined by applicable rules of the SEC. Each committee operates pursuant to a written charter, copies of which are available on our website, at www.orasure.com. Additional information on each standing committee is provided below:

AUDIT COMMITTEE

Committee Members*:
Responsibilities include but are not limited to:
•Oversees accounting and financial reporting process, internal controls and audits.
•Consults with management and the Company’s independent registered public accounting firm on, among other items, matters related to the annual audits, the published financial statements and the accounting principles applied.
•Appoints, evaluates and retains our independent registered public accounting firm.
•Responsible for the compensation, termination and oversight of our independent registered public accounting firm.
•Evaluates the independent registered public accounting firm’s qualifications, performance and independence.
•Pre-approves all services provided by the independent registered public accounting firm.
•Monitors the Company’s major risk exposures and reviews risk assessment and mitigation policies and determines the appropriate levels and types of insurance policies to be purchased by the Company.
•Maintains procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
•Reviews the Company’s cybersecurity program and risks, including artificial intelligence, as identified by Company management, and the steps that the Company management has taken to protect against threats to the Company’s assets including information systems and data security.

Robert W. McMahon(1)	(C, I)
Steven K. Boyd(1)	(I)
Lelio Marmora	(I)

Number of Meetings during fiscal 2025: 5

*	– As of December 31, 2025.
C	– Committee Chair
I	– Determined by the Board to be independent under applicable SEC and Nasdaq rules.
(1)	– Determined by the Board to be an audit committee financial expert as defined under applicable SEC Rules.

COMPENSATION COMMITTEE
Committee Members*:
Responsibilities include but are not limited to:
•Oversees compensation for executives and non-employee Directors.
•Reviews and recommends to the Board for approval the performance criteria, goals and objectives for CEO compensation.
•In consultation with other independent non-employee Directors, evaluates the CEO’s annual performance.
•Evaluates and recommends the CEO’s compensation to the Board for approval.
•In consultation with the CEO, reviews and approves the compensation of other executive officers.
•Oversees compliance with SEC and Nasdaq rules and regulations regarding stockholder approval of certain executive compensation matters.
•Establishes performance measures and goals and evaluates the attainment of such goals under performance-based incentive compensation plans.
•Reviews compensation and benefits issues relating to the Company.
•Reviews and recommends for Board approval, the terms of any employment agreements between the Company and each executive officer.
•Periodically reviews and administers the Company’s Compensation Recoupment Policy for executive officers and non-employee Directors.
•Reviews compliance with the Company’s stock ownership guidelines and monitors compliance by directors and executive officers.

Nancy J. Gagliano, M.D.	(C, I)
John P. Kenny	(I)
David Shulkin, MD(1)	(I)

Number of Meetings during fiscal 2025: 5

*	– As of December 31, 2025. On April 16, 2026, the Board appointed Mr. Boyd to the Compensation Committee.
C	– Committee Chair
I	– Determined by the Board to be independent under applicable SEC and Nasdaq rules.
(1)
On February 28, 2026, Dr. Shulkin resigned from his position as director, including his position as a member of the Compensation Committee, effective March 2, 2026. Dr. Shulkin's resignation was not due to any dispute or disagreement with the Board, the Company or its management.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Nancy J. Gagliano, M.D., John P. Kenny and David J. Shulkin, M.D each served as members of the Compensation Committee during 2025. None of these Directors has served or is currently serving as an officer or employee of the Company, nor have they engaged in any transactions involving the Company which would require disclosure as a transaction with a related person. There are no Compensation Committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee Members*:
Responsibilities include but are not limited to:
•Identifies, evaluates and recommends candidates for nomination or re-election to the Board.
•Reviews and makes recommendations to the Board on the range of skills, qualifications, experience and expertise required for service as a Director.
•Reviews and recommends for Board approval the appropriate structure of the Board and Board committees.
•Recommends committee assignments and candidates for the position of Chairperson of each committee.
•Develops and recommends for Board approval Corporate Governance Guidelines and a Code of Business Conduct and Ethics, and procedures for the implementation thereof.
•Periodically reviews and recommends for Board approval the Board’s leadership structure, including whether the same person should serve as both CEO and Chairperson of the Board.
•Assists in the development of succession plans for the Company’s CEO and other executives.
•Assists the Board in evaluating the independence of individual Directors for purposes of Board and committee service.
•Develops and implements an annual self-evaluation process for the Board and its committees.

Nancy J. Gagliano, M.D.	(C, I)
Steven K. Boyd	(I)
Lelio Marmora	(I)
Number of Meetings during fiscal 2025: 4

*	– As of December 31, 2025. On April 16, 2026, the Board removed Mr. Boyd and appointed John D. Bertrand as a member of the Nominating and Corporate Governance Committee.
C	– Committee Chair
I	– Determined by the Board to be independent under applicable SEC and Nasdaq rules.

DIRECTOR QUALIFICATIONS

When considering potential Director candidates and incumbent Directors, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of the other Directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness and supports the Company's strategic growth priorities. The Nominating and Corporate Governance Committee does not assign specific weight to any particular criteria when reviewing candidates and may not apply the same criteria to all prospective nominees.
Director candidates should be persons of high integrity who possess independence and demonstrate inquisitiveness, strong analytical skills, forthrightness, and sound judgment. Directors are expected to be collaborative and committed to the long-term interests of the Company's shareholders overall as opposed to those of a particular constituency.

The Nominating and Corporate Governance Committee reviews all proposed nominees for director in accordance with its charter and recommends those nominees whose attributes it believes would be most beneficial to the Company. Such evaluation is in the context of the overall composition and needs of the Board and committees of the Board. The Nominating and Corporate Governance Committee assess each candidate’s independence, integrity, knowledge, judgment, character, leadership skills, education, experience, financial literacy, technical background, potential conflicts of interest, specific industry or market experience, standing in the community and such other factors as may be deemed applicable by the Nominating and Corporate Governance Committee. In addition, the Nominating and Corporate Governance Committee will consider Director candidates' existing commitments, including service on other boards, in order to select and nominate Directors who are capable and committed to devoting the time and attention required for Board duties.

The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the Directors. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience as we look to each director to be knowledgeable in these areas; rather, the indicator represents that the item is a core competency that contributed to his or her nomination to the Board.

	Eglinton Manner	Gagliano	Kenny	Marmora	McMahon	Boyd	Bertrand
Business Operations	X	X	X	X	X	X	X
Commercial Execution	X		X		X		X
Financial Analysis and Control	X		X		X	X
Global Business	X		X	X	X	X	X
Health Systems and Life Sciences	X	X	X	X	X	X	X
Mergers and Acquisition	X		X		X	X	X
Regulatory (US and International)	X	X		X			X
As currently constituted, the Board reflects a deliberate balance of directors with deep knowledge of our business and fresh perspectives, bringing a range of viewpoints that support effective oversight of our strategy and long-term value creation.

STOCKHOLDER RECOMMENDATION OF CANDIDATES

The Nominating and Corporate Governance Committee may consult with outside advisors or retain search firms to assist in the search for qualified candidates. The Nominating and Corporate Governance Committee also considers written recommendations from stockholders for director candidates. Candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as candidates recommended by other sources regardless of how the candidate was identified or recommended. The committee takes into consideration the needs of the Board and the qualifications of the candidates and recommended candidates are evaluated against the criteria described above (see “Director Qualifications”). Stockholders wishing to have the Nominating & Corporate Governance Committee consider a recommended candidate should submit the candidate’s name and pertinent background information by mail or courier service and addressed to OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Corporate Secretary.

Stockholders who wish to formally nominate director candidates for election to our Board should follow the procedures set forth in our Certificate of Incorporation and Bylaws.

INSIDER TRADING

Our Insider Trading Policy prohibits trading by Directors, executive officers or employees who are in possession of material nonpublic information about the Company.
We have adopted an Insider Trading Policy that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. In addition, with regard to trading in the Company’s own securities, it is the Company’s policy to comply with the federal securities laws, rules and regulations and the applicable exchange listing requirements. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

PROHIBITION AGAINST SHORT SALES, HEDGING AND PLEDGING

We believe it is inappropriate for any employee of the Company or its affiliates or any member of the Board to engage in short-term or speculative transactions involving Company securities, including entering into financial instruments or engaging in other transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the market value of our Common Stock. As a result, our insider trading policy prohibits Directors, executive officers and all other employees from entering into transactions involving our Common Stock, such as short sales, the buying or selling of puts or calls, the purchase of securities on margin, prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar financial instruments. Our policy also prohibits employees and Directors from pledging shares of our Common Stock as collateral.	We have implemented several governance policies related to our Common Stock. Our policies prohibit short-term, speculative transactions in our stock, such as hedging, pledging and short sales.

STOCK OWNERSHIP AND RETENTION GUIDELINES

The Board has adopted stock ownership and retention guidelines for our CEO, other executives and non-employee Directors.
Our stock ownership and retention guidelines apply to our President and CEO, our Chief Financial Officer and all of our other executive officers and all non-employee Directors. Under these guidelines, the covered individuals must meet the following ownership requirements, as of December 31 of each year, expressed either as a multiple of base salary (in the case of Company officers) or annual cash fees (in the case of non-employee Board members):

Covered Individual	Multiple of Base Salary or Director Cash Fees
President and CEO	6x
Chief Financial Officer	2x
Other Executive Officers	1x
Non-Employee Directors	4x
Any individual who becomes subject to the guidelines is required to meet the guidelines within five years. Any individual already subject to the guidelines who becomes subject to a higher ownership requirement, due to a promotion, a further amendment to the guidelines or an increase in compensation, is required to meet the new ownership requirement within five years following the effective date of promotion, change in compensation or guideline amendment. In determining whether an individual meets the required ownership requirement, shares owned directly or indirectly, restricted stock (including both time and performance-based) and shares deferred under our deferred compensation plan will be counted. Compliance will be determined as of December 31 of each fiscal year. The guidelines also require each covered individual to retain at least 50% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the individual’s holdings of Common Stock equal or exceed the applicable ownership requirement. As of December 31, 2025, NEOs and Directors were in compliance with the stock ownership guidelines, with two Directors being within the five-year period to achieve the ownership requirements.

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE FOR THE YEAR ENDED DECEMBER 31, 2025
The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filing.
The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee (i) the integrity of the Company’s financial statements, (ii) management’s conduct of the Company’s accounting and financial reporting processes, (iii) the Company’s systems of internal control over financial reporting and disclosure controls and procedures, (iv) the outside auditor’s qualifications, engagement, compensation, independence and performance, (v) the Company’s compliance with legal and regulatory requirements and management of financial and other risks, including insurance review and cybersecurity, (vi) the annual independent audit of the Company’s financial statements and internal control over financial reporting, (vii) the application of the Company’s related person transaction policy; (viii) such other matters as directed by the Board or as set forth in the Audit Committee Charter; and (ix) the performance of the Company’s internal audit function, if any. The Audit Committee selects the Company’s outside independent registered public accounting firm, and once selected, the outside independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the outside independent registered public accounting firm. The Audit Committee is composed of three (3) non-employee directors and operates pursuant to a Charter that was last amended and restated by the Board on September 9, 2025 (which can be found on the Company’s website at orasure.gcs-web.com/committee-details/audit-committee).
Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.
In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management, which included a discussion of not only the quality, but also the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee met with the independent registered public accounting firm, with and without management, to discuss the results of their audit and their judgments regarding the Company’s accounting policies. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed under applicable standards, including those in Public Company Accounting Oversight Board Auditing Standard No. 1301, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board as currently in effect, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence.
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:
Robert W. McMahon, Chair
Steven K. Boyd
Lelio Marmora

[ ● ], 2026

AUDIT FEES; AUDIT RELATED FEES; TAX FEES; ALL OTHER FEES
The following table presents fees for professional audit services rendered by Grant Thornton, LLP ("GT") (i) for the audits of our annual consolidated financial statements and review of the financial statements in our Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2025 and 2024, and (ii) for the audits of our internal control over financial reporting as of December 31, 2025 and 2024. The following table also includes fees billed for other services rendered by GT in 2025 and 2024:

	2025	2024
Audit fees[1]	$1,057,780	$1,006,336
Audit-related fees[2]	$—	$—
Tax fees[3]	$228,332	$210,958
All other fees[4]	$—	$—
Total fees	$1,286,112	$1,217,294
__________
1Includes fees related to the audits of our consolidated annual financial statements, interim reviews of our quarterly financial statements and audits of our internal control over financial reporting for each indicated year and preparation of written consents for Registration Statements on Form S-8 in 2025 and 2024 filed by OraSure Technologies, Inc.
2Includes fees for assurance and related services that are reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit fees”. There were no audit-related fees in fiscal years 2025 and 2024.
3During the fiscal years ended December 31, 2025 and 2024, GT was engaged to provide tax compliance, planning and consulting services.
4All Other Fees consist of fees for permitted services other than those that meet the criteria above. No such fees were incurred in fiscal years 2025 and 2024.

PRE-APPROVAL PROCEDURES
The Audit Committee has adopted a practice of pre-approving all audit and non-audit services provided to the Company by our independent registered public accounting firm. The Chair of the Audit Committee has been delegated the authority to pre-approve audit and non-audit services having an aggregate value of up to $50,000 between meetings of the Audit Committee, provided that such pre-approval is communicated to the Audit Committee at its next scheduled meeting. All services by GT in 2025 and 2024 were approved in accordance with these practices.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2025, there have been no transactions with related persons that would require disclosure in this Proxy Statement. The Audit Committee is required to review and approve in advance all transactions with related persons involving the Company. The Audit Committee may approve a related party transaction if the transaction is on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party. The Audit Committee also reviews any public disclosures of a related party transaction contained in our SEC filings. These responsibilities are described in the Audit Committee’s charter, a copy of which is available on our website at www.orasure.com.
Information regarding employment, severance and retirement agreements between our executive officers and the Company is set forth in the Section entitled, “Employment Agreements and Potential Payments Upon Termination or Change of Control,” in this Proxy Statement.

EXECUTIVE OFFICERS

The table below provides information about the executive officers of the Company as of the date of this Proxy Statement. Officers of the Company hold office at the discretion of the Board.

Name	Age	Position
Carrie Eglinton Manner	52	President and CEO
Kenneth J. McGrath	54	Chief Financial Officer

Carrie Eglinton Manner, CEO and Director

President and Chief Executive Officer Director Since: 2022	For biographical information on Ms. Eglinton Manner, see page 80 in this Proxy Statement.

Kenneth J. McGrath, Chief Financial Officer

Chief Financial Officer Age: 54 Education: •B.S., Mechanical Engineering, University of Notre Dame •MBA, University of Michigan
Relevant Expertise

Kenneth J. McGrath brings significant financial and operational leadership experience across the healthcare sector, with a strong track record of supporting clinical businesses, R&D, and global operations. He spent more than eight years in a senior finance role at a leading diagnostics company, where he led an organization responsible for more than $7 billion in revenue, helping to accelerate growth, improve profitability, and expand capabilities and commercial initiatives. Earlier in his career, he held finance leadership positions for over 15 years, with responsibility for strategy, planning, and operations across large, complex and innovation-driven organizations.

Key Skills and Qualifications

•As Chief Financial Officer, Mr. McGrath oversees corporate financial strategy, planning and operations, bringing a disciplined approach to capital allocation, efficiency, and margin expansion. With broad experience supporting complex, innovation-driven organizations, as well as a track record of successfully integrating acquisitions, he plays a key role in strengthening OraSure’s financial performance and advancing the Company’s long-term growth and value creation objectives.
•Mr. McGrath served as Vice President of Finance at Quest Diagnostics, supporting a multi-billion dollar diagnostics portfolio. He oversaw financial planning and performance across clinical franchises and R&D, helping to drive operational discipline, support strategic investments, and enhance financial visibility.
•At Johnson & Johnson, Mr. McGrath held roles of increasing responsibility across corporate development and finance functions, where he developed deep expertise in M&A and capital strategy and led enterprise-wide shareholder return initiatives. He played a key role in evaluating over 30 strategic transaction candidates and supporting new business development and driving transformational initiatives that enhanced capabilities and delivered significant cost efficiencies.

Career Highlights

OraSure Technologies, Inc. (Nasdaq: OSUR)
•Chief Financial Officer (since 2022)

Quest Diagnostics, Inc. (NYSE: DGX) - a clinical laboratory and diagnostic services provider
•Vice President, Finance (2014-2022)

Johnson & Johnson (NYSE: JNJ) - a global healthcare company
•Senior Finance Director, Janssen Pharmaceuticals (2011-2014)
•Finance Controller (2008-2011)
•Finance Director – Mergers and Acquisitions (2005-2008)
•Finance Manager, Ethicon Endo-Surgery (1999-2005)

COMPENSATION DISCUSSION AND ANALYSIS - TABLE OF CONTENTS

COMPENSATION TABLES - TABLE OF CONTENTS

Summary Compensation Table	55
Grants of Plan-Based Awards	56
Outstanding Equity Awards at December 31, 2025	57
Option Exercises and Stock Vested	58
Retirement Benefits	58
Nonqualified Deferred Compensation	58

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
Overview
This CD&A describes the material elements of the compensation of our NEOs and describes the objectives and principles underlying our executive compensation program, the compensation decisions we have recently made under this program and the factors we considered in making these decisions.
Our NEOs for 2025 who are covered in this CD&A include:

Name	Position
Carrie Eglinton Manner	President and CEO
Kenneth McGrath	Chief Financial Officer
Kathleen G. Weber[1]	Former Chief Product Officer
1    Ms. Weber resigned for "Good Reason" (as defined in her employment agreement), effective June 30, 2025.

2025 Performance
See 2025 Performance Highlights on page 4.
2025 NEO Compensation at a Glance
NEO compensation for 2025 was as follows:
•Base Salary: Our CEO's base salary was last increased in 2023. In 2025 we increased our CFO and former Chief Product Officer's base salaries by 2.9% and 2.7%, respectively, after considering the performance of each executive and the Company during 2024, the marketplace compensation data provided to the Compensation Committee in 2024 by its compensation consultant, and the Company-wide average salary merit increase budget of 3.0%.
•OraSure Technologies Incentive Plan ("OTIP"): Incentive cash bonus awards for 2025 performance were based on pre-established financial goals consistent with our operating plan. Payouts determined based on actual Company performance during 2025 were at 24.0% of target for each of the NEOs (other than Ms. Weber) based on Company results. The Compensation Committee has implemented a policy that positive discretion is not applied to individual objectives in determining payouts for our NEOs.
•Long-Term Incentive Plan ("LTIP"): Long-term incentive equity awards granted to the NEOs in March 2025 considered the Company’s financial performance and each executive’s performance during 2024. The target value of the awards was set at 140% (for our CFO) and 125% (for our former Chief Product Officer) of base salary. The target value of our CEO’s award was not established as a percentage of base salary, but rather at a set dollar amount informed by a competitive market assessment. These equity awards consisted of 50% time-vested restricted shares (RS) and 50% performance-vested restricted units (PRUs). The PRUs will be earned, if at all, based on achievement relative to targets established in March 2025 specific to a cumulative three-year revenue target for the period 2025-2027 and an rTSR target for the period 2025-2027. See further discussion below in this CD&A.
Additional information regarding NEO compensation for 2025 is provided below in this CD&A and in the accompanying tables, including the Summary Compensation Table (“SCT”) set forth below.

Pay for Performance
We follow a pay-for-performance approach, compensating our executives for achievement of predetermined financial and strategic goals and objectives.
The vast majority of each NEO’s annual compensation opportunity is provided in variable cash and long-term equity compensation that is intended to align such compensation with the long-term interests of our stockholders. Both annual and long-term incentive compensation are tied to the Company’s overall performance in a variety of ways, including our financial results and share price performance. A further discussion of our pay mix for the NEOs is set forth in the “Pay Mix” Section, below.
For the past several years we have followed a policy of granting annual equity awards to executives that consist of 50% PRUs and 50% time-vested RS. The PRUs will only vest if (i) the NEO remains employed by the Company for three years following the date of grant and (ii) the performance criteria determined by the Compensation Committee and the Board are met. The time-vested RS portion of the award vests in equal annual installments over the three-year period following the grant date, subject to the NEO’s continued employment by the Company.
We believe the performance targets in the PRUs and the three-year service periods applicable to both the RS and PRU awards complement the short-term incentives in our annual bonus plan. We also believe the combination of the structure of our annual bonus plan and the structure of our equity award policy appropriately incentivize management to achieve financial performance objectives both on an annual basis and over a longer term period and help drive long-term growth in stockholder value.
The Compensation Committee has implemented a policy that NEO payouts be based solely on Company performance and, consistent with the policy, applied no positive discretion in determining performance and payouts for our NEOs.
Compensation Governance Practices
We are committed to maintaining good corporate governance and practices. As a result, and in response to input from stockholders, the Compensation Committee and the Board have adopted a number of changes over the past several years to specifically respond to stockholder concerns and better align our compensation program with performance. These changes and certain other important aspects of our compensation practices are summarized below:

Predominantly At-Risk, Variable Pay Mix	The majority of our NEOs’ compensation is at-risk with target annual compensation allocated to incentives with value tied to pre-set performance metrics or stock price appreciation.
Long-Term Focused Compensation Plan
Significant portion of incentives allocated to long-term equity awards (RS and PRUs), that vest over a 4 and 3-year period, respectively, to strengthen alignment between the interests of our executives with long-term interests of our stockholders.

Performance Vested Equity	Equity mix includes 50% PRUs, that can only be earned if certain performance measures are met during the three-year performance period.
Performance Metrics Reflect Key Drivers of Shareholder Value Creation	Variable compensation for NEOs is based on corporate performance, measured by pre-defined performance metrics over varying timeframes to foster alignment with value creation for shareholders.

Formulaic Incentive Plans
The annual incentive plan payouts are determined using a formulaic approach tied to the Company’s achievement of specific financial objectives.

The Board and Compensation Committee’s discretionary adjustments are limited to +/- 10% of the bonus amount for executives, excluding NEOs. Further Downward discretionary adjustments are permitted to the annual incentive bonus based on profitability and cash liquidity needs of the Company.

The Compensation Committee has implemented a policy that positive discretion will not be applied to individual objectives in determining payouts for our NEOs.

Double-Trigger Change-in-Control and No Tax Gross Ups	Our policy is that employment agreements with our executives provide for “double trigger” rather than “single trigger” change-in-control severance and do not provide for a 280G income tax gross up.
Robust Stock Ownership Requirements and Retention Conditions	We have implemented stock ownership requirements of six (6) times salary for our President and CEO, two (2) times salary for our Chief Financial Officer and one (1) times salary for our other NEOs.
Prudent Benchmarking
The total compensation paid to our executives is targeted at the 50th percentile of the Peer Group of comparable companies based on achievement of performance objectives. We use a Peer Group consisting of companies in the medical diagnostic and healthcare industries comparable in size to the Company based on total revenues and market value.

Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant to provide inputs and advice on best practices related to compensation governance, design and peer group benchmarking.
Recoupment Policy	We maintain a recoupment or “clawback” policy that permits recovery of excess compensation paid to an executive if our financial statements are restated due to misconduct by that executive.
No Repricing	Our LTIP prohibits both the repricing and repurchase of underwater appreciation awards, including stock options, without stockholder approval.
No Perquisites	As a general practice, NEOs do not receive perquisites that are not offered to all employees of the Company.
Risk Review Process	We periodically assess the risks associated with our compensation programs.
No Hedging	Our policy prohibits Directors and NEOs from engaging in hedging activities with respect to our stock.

No Pledging	Our Directors and NEOs are not permitted to pledge our stock.
Confidentiality/Non-Compete Agreements	Our NEOs are subject to confidentiality and non-compete agreements.

Stockholder Engagement and Feedback Related to Executive Compensation
Stockholder Engagement and Feedback
As more fully described on pages 16, we regularly solicit input from our stockholders, including on executive compensation. The table below summarizes some of the most frequent areas of feedback that we received from our stockholders regarding executive compensation and the actions taken in response to this input:

Topic	What the Company Heard	Company Response & Actions
Executive Compensation	Further align incentive-based compensation with key measures of success
Elements that we have incorporated and maintain in our compensation plan include the following:

In OTIP:
•There are no individual performance modifiers for NEOs
•Revenue component payout is capped at 100% if core revenue does not grow

In LTIP:
•50% of LTIP is performance-based
•rTSR target is 51st percentile (p51) such that OraSure has to outperform its peer group to achieve 100% attainment
•If absolute TSR performance is negative, rTSR component payout is capped at 105%, even if rTSR performance is p51 or better

In 2025, we evolved the OTIP to align with lower financial targets resulting from expected declines in COVID-19 volumes from 2024 to 2025 including:
•Increasing the weight of the revenue component to 60%, while decreasing the weight of the cost savings component to 15% and maintaining adjusted operating income weight at 25%
•Reducing the payout percentage for delivering revenue at threshold from 80% to 50%
•Reducing the maximum payout percentage for cost savings from 200% to 160%

Prior enhancements made to LTIP in 2023 and 2024 were maintained in 2025.

Provide key measures of success for NEOs for the current fiscal year in the current proxy statement
•Historically, the Company has not provided long-term financial guidance. The Company remains committed to providing stockholders with full disclosure of performance hurdles and achieved performance results upon completion of the applicable performance cycles.

	Equity grants should be awarded as part of an ongoing pay-for-performance program, and one-time retention grants should be rare	•No issuance of one-time grants for executive retention in 2025, 2024, or 2023.

We believe our stockholder engagement program has been, and continues to be, beneficial for the Company and its stockholders. Our Board and management found the conversations with stockholders to be extremely valuable and constructive. We plan to continue to engage in these discussions in the future to ensure that our relevant programs are well understood by all stakeholders and that we remain responsive to stockholder input and concerns. For additional information on the details of our stockholder engagement effort in 2025, see page 16.
Executive Compensation

The Company has received robust support for its compensation programs: at its 2025 Annual Meeting, 89% of stockholder votes cast were in favor of the SOP advisory vote and at its 2024 Annual Meeting, 93% of stockholder votes cast were in favor of the SOP advisory vote. The Compensation Committee considered the stockholders’ strong support of our say-on-pay vote at our 2025 Annual Meeting of Shareholders when reviewing and designing our executive compensation program for 2025 and 2026. The Compensation Committee will consider the results of future advisory votes on executive compensation, along with ongoing input from our stockholder engagement efforts, as our compensation philosophy continues to evolve and future compensation decisions are made.

COMPENSATION COMMITTEE MATTERS

The Compensation Committee assists the Board in developing and managing the compensation provided to executive officers of the Company and non-employee Directors. The Compensation Committee is responsible for developing and overseeing the implementation of the Company’s compensation philosophy and for setting executive compensation at levels that are sufficiently competitive so that the Company can attract, retain, motivate and reward high quality executives who can contribute to the Company’s success.

COMPENSATION PROCESSES AND PROCEDURES
Compensation for executives is established by the Compensation Committee in accordance with the compensation philosophy established under its charter as set forth in the CD&A section in this Proxy Statement. In setting executive compensation, the Compensation Committee considers the Company’s and each executive’s performance against previously established objectives, internal pay equity, the compensation practices of the Company’s Peer Group, the Company’s industry position and general industry compensation data. The Compensation Committee periodically retains independent compensation consultants to review our executive compensation practices and to assist in establishing competitive compensation levels for our executives.

ANNUAL PERFORMANCE EVALUATIONS
On an annual basis, the Compensation Committee and other non-employee Directors evaluate the performance of the CEO, based on the overall performance of the Company. The CEO also evaluates the performance of the other NEOs against their respective predetermined performance objectives and reviews that performance with the Compensation Committee. Annual performance objectives for the NEOs are established at the beginning of the applicable year and generally include two parts: (1) the Company’s overall target financial objectives, and (2) individual objectives in the functional areas for which the executive is responsible. The Compensation Committee has implemented a policy that positive discretion will not be applied to individual objectives in determining payouts for our NEOs.
Depending on the Company’s overall performance and the extent to which an executive achieves his or her individual objectives for a particular year, the executive will be rated as “Does Not Meet,” “Does Not Consistently Meet,” “Meets Expectations,” “Exceeds Expectations” or “Outstanding.” On occasion, a blended rating such as “Meets/Exceeds” or “High Meets” will be used to indicate performance between the foregoing performance rating levels. The Compensation Committee uses the performance ratings and other factors to determine base salary adjustments, incentive cash bonuses and long-term incentive equity awards. Although this approach is also followed in evaluating Ms. Eglinton Manner’s performance for each fiscal year, Ms. Eglinton Manner’s performance assessment is primarily based on the Company’s overall performance.

ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee is comprised of independent non-employee Directors who oversee our executive compensation program. Each year, the Compensation Committee determines the appropriate level of compensation for all NEOs other than the CEO, and in the case of the CEO, recommends to the Board the appropriate level of compensation for the CEO. As an initial guideline, the Compensation Committee sets the total direct compensation opportunity (base salary, annual incentive bonus target, and long-term incentive equity target) for each of our executive officers within a range around the 50th percentile of comparable medical diagnostics and healthcare companies. The variation of actual pay relative to the market data is dependent on the executive officer’s performance, experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, and the need to retain and motivate strategic talent.
The Compensation Committee generally determines an executive officer’s compensation based upon the objectives of our executive compensation program. The Compensation Committee makes compensation recommendations to the Board for the CEO and approves decisions for the other NEOs after careful review and analysis of appropriate performance information and market compensation data. Compensation for the CEO is approved by the independent members of the Board of Directors.
Beyond determining and recommending (in the case of the CEO) specific compensation for the NEOs, the Compensation Committee works with the executive management team to review and adjust compensation policies and practices to ensure that they remain consistent with the Company’s values and philosophy, support the recruitment and retention of executive talent, and help the Company achieve its business objectives. The Compensation Committee also determines a market-based level of compensation for non-employee Directors.

ROLE OF THE CEO
The CEO provides performance assessments and recommendations to the Compensation Committee on the compensation for each executive of the Company. The CEO’s recommendations are based on her review of each executive’s performance, job responsibilities, importance to our overall business strategy, and our compensation philosophy. Although the CEO’s recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

ROLE OF THE COMPENSATION CONSULTANT
To assist in the review of executive compensation and to obtain information regarding market trends and governance best practices, the Compensation Committee engages independent executive compensation consultants to analyze our executive compensation structure and plan designs, and to assess whether our compensation program is competitive and supports our goal of aligning the interests of our executive officers with those of our stockholders. Such consultants also provide the Compensation Committee with the Peer Group and other market data that is discussed in the CD&A, which the Compensation Committee evaluates when establishing programs and features and determining compensation for executive officers. In connection with its 2025 compensation decisions, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to provide market assessments of the target compensation for our executives and consult on the preparation of this Proxy Statement.
The Compensation Committee has the sole authority to approve any independent compensation consultant’s fees and terms of engagement. The Compensation Committee annually reviews its relationship with each consultant to ensure their independence. The process in 2025 included a review of the services Pay Governance provides, the quality of those services, and the fees associated with those services during the fiscal year as well as consideration of the factors impacting independence that Nasdaq rules require and a review of Pay Governance’s independence policy. The Compensation Committee concluded that there were no conflicts of interest that prevented Pay Governance from serving as an independent consultant to the Compensation Committee on executive compensation matters.

COMPENSATION RISK ASSESSMENT
Management periodically conducts a risk assessment of the Company’s compensation policies and practices, including its executive compensation program. In its review, management considers the attributes of the Company’s policies and practices and other factors, including:
•The mix of fixed and variable compensation opportunities;
•The balance between annual and long-term performance opportunities;
•The corporate and individual performance objectives established for annual and long-term incentive compensation;
•The internal controls and procedures in place to mitigate risks facing the Company, including the Company’s “clawback” policy and stock ownership guidelines; and
•The risk that unintended consequences could result from various aspects of the Company’s compensation policies and practices.
Based on its consideration of the foregoing, management believes that the Company’s policies and practices are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not incentivize employees to take unnecessary or excessive risks. The Company has also concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION PHILOSOPHY
The primary objectives of our compensation program for executive officers are to:

Set compensation opportunities at levels sufficient to attract and retain high quality executives, to motivate them to contribute to our success, and to reward them for performance.
Ensure the compensation opportunities provided align the interests of executives with the interests of our stockholders.
Focus our executives on both short and longer-term individual and Company priorities established by the Board and appropriately reward them for performance against these goals and objectives.
The total direct compensation provided to each executive consists of an annual base salary, an annual incentive cash bonus and long-term incentive equity awards. The amount of the incentive cash bonus and the size of annual incentive equity awards are variable and depend on an executive’s and the Company’s achievement of predetermined financial goals and other objectives. As a result, a substantial portion of each executive’s annual compensation is based on performance.

BENCHMARKING
Among various other internal and external considerations, the Compensation Committee uses the practices and policies at other comparable medical diagnostic and healthcare companies as one piece of context in annually assessing the reasonableness and appropriateness of our executive compensation programs. With the assistance of Pay Governance, an independent compensation consultant engaged by the Compensation Committee, we annually review and select a Peer Group of companies using criteria primarily based on industry and company size.

After consideration of advice from Pay Governance, the Compensation Committee modified the Peer Group used for benchmark purposes to ensure that our peer group is comprised of similarly sized companies relevant to our business (healthcare supplies, tools and services companies with particular focus on diagnostics) and reflective of the market in which we compete for executive talent. The following provides information about the Peer Group used by the Compensation Committee in assessing the competitiveness of executive compensation (all dollars in millions):

Company	FY2025 Revenue[1]	Primary Industry
Alpha Teknova, Inc.	$41	Life Sciences Tools and Services
AngioDynamics, Inc.	$292	Health Care Services
Biodesix, Inc.	$88	Health Care Services
BioLife Solutions, Inc.	$96	Life Sciences Tools and Services
Castle Biosciences, Inc.	$344	Health Care Services
Cerus Corporation	$206	Health Care Supplies
Codexis, Inc.	$70	Life Sciences Tools and Services
Cryoport, Inc.	$176	Life Sciences Tools and Services
Cytek Biosciences, Inc.	$201	Life Sciences Tools and Services
Exagen Inc.	$67	Biotechnology
Fulgent Genetics, Inc.	$323	Health Care Services
Harvard Bioscience, Inc.	$87	Life Sciences Tools and Services
Lifecore Biomedical, Inc.	$129	Life Sciences Tools and Services
Maravai LifeSciences, Inc.	$186	Life Sciences Tools and Services
Mesa Laboratories, Inc.	$241	Life Sciences Tools and Services
Pacific Biosciences of California, Inc.	$160	Life Sciences Tools and Services
Personalis, Inc.	$70	Life Sciences Tools and Services
Quanterix Corporation	$139	Life Sciences Tools and Services
Standard BioTools Inc.	$85	Life Sciences Tools and Services
Tactile Systems Technology, Inc.	$330	Health Care Equipment
Summary Statistics:
25th Percentile	$86
Median	$149
75th Percentile	$215
OraSure Technologies, Inc.	$115	Health Care Supplies
Percentile Rank	40%
___________________
1Data collected from Standard & Poor’s Capital I.Q. database.
The Compensation Committee seeks to set total direct compensation opportunity levels for each executive near the 50th percentile of amounts paid by the Peer Group of companies for performance consistent with the Company’s target financial and other business plans for the applicable year. Use of the 50th percentile is intended as a market-based reference and not as a strict target or limit. As a result, the total direct compensation opportunity and the value of specific compensation components for individual executives may fall below or exceed the 50th percentile depending on the experience and individual performance of the executive, the criticality of his or her role, the executive’s contribution to our business, and other factors.

In preparing its 2025 competitive assessment of executive compensation, Pay Governance compared the compensation of our NEOs with the pay practices of similar roles at companies within the Peer Group and using data for comparable positions reported in the 2024 Radford Global Life Sciences Survey. Since compensation market data can be volatile from year to year and publicly available data from the Peer Group companies is limited to select leadership positions, the Compensation Committee considers both samples to ensure a thorough understanding of the competitive market.

2025 EXECUTIVE COMPENSATION COMPONENTS
Overview
Our compensation program consists of the following components:

Compensation	Form of Compensation	Purpose
Base Salary	Cash	Base salaries provide fixed compensation necessary to attract and retain key executives.
Annual Incentive Bonus Awards ("OTIP" plan)	Cash
Bonus awards under the OTIP plan provide performance-based incentives to our executives to achieve both Company-wide financial and strategic goals and the executives’ individual performance objectives.

Long-Term Incentive Awards ("LTIP" plan)	Performance-Vested Restricted Units (PRU) and Time-Vested Restricted Stock (RS)	The largest component of our executive compensation is paid in equity. Annual LTIP awards for the NEOs consist of 50% PRUs and 50% time-vested RS in order to provide a strong link between pay and performance.
Benefits	401(k) Plan Health and Welfare Benefits	Retirement and health and welfare benefits provide a complete compensation package that is competitive with the market and addresses the needs of all employees and their families, including our executives.

Pay Mix
We follow a pay-for-performance approach to executive compensation, with a significant portion of our executives’ compensation consisting of annual incentive cash bonuses and long-term equity awards that are based on the executives’ and the Company’s achievement of predetermined performance objectives.
The following charts illustrate the relative proportion of 2025 base salaries compared to the variable, including performance-based, elements of our executive compensation for Ms. Eglinton Manner and the other NEOs.

Approximately 83% of Ms. Eglinton Manner’s aggregate compensation and 60% of the other NEOs’ aggregate compensation for 2025 consisted of performance and variable based compensation.
Compensation Components in Detail
2025 Base Salaries
Annual base salaries paid in 2025 to our NEOs were established by the Compensation Committee at the beginning of 2025 based on a review of the Company’s performance and the individual contributions of each officer compared to pre-established performance objectives for 2024. The Compensation Committee also considered the Company’s budget for expected salary adjustments and salary levels for comparable roles in the annual benchmarking review prepared by the Committee’s independent compensation consultant.
The NEOs were evaluated based on Company performance and individual objectives established for their respective positions. After considering these performance ratings, the Compensation Committee reviewed and approved the 2025 salary levels set forth below for the NEOs and accepted the CEO's recommendation not to increase her own salary.

NEO	2024 Performance Rating	2024 Salary	2025 Salary	% Increase
Carrie Eglinton Manner President and CEO	Meets	$721,000	$721,000	0%
Kenneth McGrath Chief Financial Officer	Meets	$497,500	$512,000	2.91%
Kathleen G. Weber Former Chief Product Officer	Meets	$488,000	$501,000	2.66%
2025 OTIP
Annual cash bonuses are included as part of executive compensation because the Compensation Committee and Board believe that a significant portion of each executive’s compensation should be structured as a variable incentive focused on short-term priorities relating to both the overall performance of the Company and the individual contributions of the executive. On an annual basis, the Compensation Committee has adopted, with approval of the Board, the OraSure Technologies Incentive Plan (“OTIP”), which is intended to be the principal vehicle for incentive cash bonus awards.
When establishing the terms of the OTIP, the Compensation Committee and the Board evaluate which funding objectives will provide the most appropriate incentives for our NEOs to improve our annual financial performance. In recent years, OTIP bonuses have been based solely on the achievement of annual financial objectives. Strategic objectives may also be (and in the past have been) used in combination with annual financial objectives. In general, the Compensation Committee and the Board will choose those funding objectives, whether they be financial, strategic, or a combination thereof, which in their judgment provide the most appropriate incentive for management to drive improved financial performance on a year-over-year basis.
Individual bonus payments to executives are generally calculated using a formula that considers the executive’s achievement of individual performance objectives, company performance and the executive’s target bonus percentage. Bonuses are paid based on an assessment of each executive’s performance for the applicable year, using targets expressed as a percentage of the executive officer’s annual base salary, as shown below:

Title	Target Payout Opportunities (% of Salary)
CEO	100%
Chief Financial Officer and former Chief Product Officer[1]	50%
(1) Ms. Weber resigned from the Company for "Good Reason" (as defined in her employment agreement), effective June 30, 2025. Ms. Weber received severance benefits consistent with the terms of her employment agreement.
If an executive has met or exceeded his or her individual performance objectives and/or the Company’s expectations for the applicable year, he or she may be eligible to receive up to 200% of his or her target bonus, but shall not exceed the Company results payout percentage. The Compensation Committee removed individual performance modifiers for NEOs in 2024 that could have resulted in a higher payout. The Compensation Committee and Board retain the discretion to adjust an individual executive’s performance evaluation and to decrease the bonus paid to such individual to reflect the specific contributions of that executive, the Company’s overall performance, market conditions or other circumstances.

The Compensation Committee recommends for Board approval any bonus award for the CEO based on an assessment of the Company’s overall performance. The CEO recommends individual awards for the other executive officers for approval by the Compensation Committee based on an assessment of each executive’s performance against his or her applicable individual performance objectives. The Compensation Committee and Board have the right, in their sole discretion, to decrease or reject any or all of the recommended bonus awards, even if any or all applicable performance criteria have been satisfied, based on the business conditions of the Company or other factors deemed relevant by the Compensation Committee or the Board.
In establishing the 2025 OTIP, the Board and Compensation Committee decided that the bonus plan metrics should be based on the achievement of three key financial objectives: consolidated revenues, adjusted operating income, and cost saving targets. Note, adjusted operating income is defined as our U.S. GAAP operating income adjusted for certain non-cash or non-recurring expenditures including: stock compensation, depreciation, amortization of acquisition-related intangible assets, changes in the fair value of contingent consideration, executive severance amounts, certain investments in innovation projects, and transaction costs.
Under the 2025 OTIP, Threshold, Target and Maximum performance levels were established for the financial objectives. For each objective, the Company must attain a Threshold, as defined by a minimum level of achievement, to be eligible for any payout on that component of the plan. The Target levels for the objective were set at the performance reflected in our Operating Plan for 2025. The Revenue target was informed by the Compensation Committee's visibility into the expected decline in revenue from its contracts with the U.S. government for Covid-19 testing products.
The following sets forth the financial objectives and actual achievement under the 2025 OTIP Plan (amounts in millions):

Financial Objectives/Weight	Threshold[1]	Target (100%)	Maximum[2]	Actual	% Achieved	% Calculated Payout[3]	% Adjusted Actual Payout[4]
Consolidated Net Revenues (60%)	$125	$141.1-$143.1	$159	$115.0	—%	—%	—%
Adjusted Operating Income (Loss) (25%)	$(10)	$0	$20	$(16.0)	—%	—%	—%
Cost Savings (15%)[5]	$4	$10	$16	$19.0	160%	24.0%	24.0%
							24.0%
1     Payout at threshold for Consolidated Net Revenue lowered from 80% in 2024 to 50% in 2025. Payout at threshold for Adjusted Operating Income and Cost Savings remained unchanged at 80%
2     Maximum consolidated net revenue payout at 150%, which is consistent with the 2024 plan, and is limited to 100% if core revenues in 2025 did not exceed 2024 core revenue of $130.6 million. 2025 core revenues were $112.5 million falling below 2024 core revenue. Maximum adjusted operating income payout at 200%, consistent with the 2024 plan, and maximum cost savings payout of 160%, lowered from 200% in the 2024 plan.
3     Payout % equals Weight multiplied by Achieved %.To the extent performance falls between two levels, achievement shall be determined using linear interpolation.
4    The Compensation Committee made no adjustments to actual payout as compared to calculated payout for the 2025 OTIP Plan.
5     Cost reductions implemented in 2025 (annualized run rate).
During 2025, we recorded revenues totaling $115.0 million, adjusted operating loss of $16.0 million, and cost savings of $19.0 million. Revenues declined 38% on a year-over-year basis in 2024 which was below the Threshold performance level. Adjusted operating income (loss) also fell below the Threshold performance level and cost savings exceeded the Maximum performance level. This financial performance resulted in a Calculated Payout to Target at 24.0%. No adjustments were made to this calculated amount by the Compensation Committee.
The Company's performance against its 2025 goals was assessed by the Compensation Committee and the full Board and was used to determine bonus payouts to the Company’s NEOs, which were authorized for payment in February 2026.

Factors Considered in CEO & NEO Performance Evaluation
In evaluating Ms. Eglinton Manner’s and the Company’s performance, the Compensation Committee noted that the Company fell short of attaining its target for Revenue and Adjusted Operating Income but delivered greater than 100% attainment of its target Cost Savings for 2025. Additionally, management made significant progress in its strategic transformation and strengthening the Company's foundation to elevate its core and accelerate future profitable growth.
Consolidated revenues were $115.0 million in 2025, representing a 38% decrease from 2024. The Compensation Committee noted that this decrease was primarily driven by a 99% decline in sales of its InteliSwab® COVID-19 Rapid Test as the Company's contract with the U.S. government was fulfilled, while its core (excluding COVID-19, Molecular services, and Risk Assessment Testing revenue) portfolio declined 14%. Core revenues included a decrease in Diagnostic product revenue of 12% and a decrease in Sample Management Solution revenue of 25% as a result of government funding challenges and the bankruptcy of a large customer in the consumer genomics segment.

The Compensation Committee also noted that, in spite of significant headwinds, the Company took meaningful action to drive $19 million of annualized run rate cost savings in 2025 through operational efficiencies, site consolidation, and manufacturing optimization initiatives. The result was the ability to maintain gross margins in spite of volume declines.

The Compensation Committee further noted, with its strong balance sheet the Company invested in its innovation pipeline while working to elevate its core and accelerate profitable growth, including by expanding the portfolio of products that its sales teams can offer to customers in several important segments through internal development of three new products in 2026, in addition to distribution and strategic agreements. Key milestones for organic development included the on-time launch of HEMAcollectTM.PROTEIN blood collection device for Research Use Only in July and the submission to the FDA in December of two major products: our Sherlock rapid molecular self-test for CT/NG and our Colli-PeeTM at-home urine collection device for sexually transmitted infections. Additionally, the Company completed the acquisition of BioMedomics, Inc, in November.

In view of the foregoing, the Compensation Committee determined that Ms. Eglinton Manner and Mr. McGrath should each receive a Meets performance rating for 2025.
The remaining NEOs were evaluated based on Company and individual objectives established for their respective positions.
Using the approach described above, a final 2025 incentive cash bonus was calculated for Ms. Eglinton Manner, representing approximately 24.0% of her target bonus, as follows:

2025 Salary	X	Bonus Target (% Salary)	X	2025 Company Performance Factor	X	2025 Individual Performance Factor(1)	=	2025 Bonus
$721,000		100%		24.0%		100%		$173,040
(1) Individual performance factor for NEOs cannot exceed 100% which has the affect of limiting NEO payments to a maximum of the Company performance factor

This same formula was used to calculate the 2025 bonus awards for all other NEOs, as follows:
2025 NEO Bonus Payments

NEO(1)	2025 Salary	Bonus Target (% Salary)	2025 Company Performance Factor	2025 Individual Performance Factor(2)	2025 Bonus
Kenneth McGrath Chief Financial Officer	$512,000	50%	24.0%	100%	$61,440
Kathleen G. Weber Chief Product Officer	$501,000	50%	24.0%	n/a	$—
(1) Ms. Weber resigned from the Company for "Good Reason" (as defined in her employment agreement), effective June 30, 2025. Ms. Weber received severance benefits consistent with the terms of her employment agreement.
(2) Individual performance factor for NEOs cannot exceed 100% which has the effect of limiting NEO payments to a maximum of the Company performance factor.
2025 LTIP
An additional way that we promote the long-term growth of the Company and align the interests of our executives with those of our stockholders is by compensating executives with equity in the Company that vests over a multi-year period and in part only on achievement against certain performance expectations. To accomplish this, the Compensation Committee administers the Company’s LTIP pursuant to which grants of RS and PRUs are made to executive officers.
Incentive equity awards under the LTIP are made on an annual basis, and are discretionary and subject to approval by the Compensation Committee and/or the Board. Awards to individual participants under the LTIP are based on an evaluation of a number of factors, including:
•Performance of the participant for the applicable year;
•The participant’s level of responsibilities and relative contribution to the Company’s business;
•A competitive assessment of awards at Peer Group companies;
•History of equity awards to the participant; and
•Other factors deemed relevant by the Compensation Committee and/or the Board.
Each participant’s individual performance for the applicable year is evaluated against his or her individual performance objectives for that year, except for our CEO who is evaluated based on total Company performance. A “Meets Expectations” performance is typically the threshold requirement to receive an equity award under the LTIP. Awards below this performance level may be considered on a case-by-case basis at the discretion of the Compensation Committee and/or independent members of the Board.
The value of potential incentive equity awards that could have been granted in 2025 under the LTIP (expressed as a percentage of annual base salary) based on performance during 2024, are summarized below:

2025 LTIP Award Ranges (% of salary)
	Performance
Position	Lower End	Target	Maximum
President/CEO	Market Assessment	Market Assessment	Market Assessment
Chief Financial Officer	105%	140%	175%
Chief Product Officer	95%	125%	155%

The percentages set forth above were established at levels that the Compensation Committee believed represented an appropriate long-term incentive compensation value for each executive, based on the results of the benchmarking review prepared by its independent consultant. Once the aggregate dollar value of an award has been established by applying the Compensation Committee approved award percentage to a participant’s base salary, the value is converted into shares or units based on a valuation of the restricted stock and restricted unit portions of the award using the average of the high and low stock price on the grant date as reported on the Nasdaq Stock Market.
Under the LTIP, 50% of an executive’s total equity award consists of PRUs that will not vest until three years after the grant date and only if certain performance measures are met during that three-year period. The awards made in 2025 incorporate two performance metrics, each weighted at 50% and each with a performance threshold payout modifier:

Component (Weighting)	PRU Performance Metrics	PRU Performance Threshold Payout Modifier*
Revenue (50%)	Cumulative revenues during the three-year period beginning with 2025	None
rTSR (50%)	Relative TSR performance vs peer group(1) •OraSure has to outperform its peer group with 51st percentile (p51) performance to achieve 100% attainment	If absolute TSR performance is negative, rTSR component payout is capped at 105%, even if rTSR performance is p51 or better
(1) See peer group above in Benchmarking section.
With respect to each of the performance metrics, the Compensation Committee approved the threshold, target, and maximum levels of achievement shown in the table below, with the performance threshold payout modifier set forth above. The Revenue targets were informed by the Compensation Committee's visibility into revenue related to the Company's core business and the expected decline in revenue from its contracts with the U.S. government for Covid-19 testing products. The Committee reviewed the targets and determined the rigor of the hurdles remained the same as in the prior year.

Component (Weighting)	Threshold* (50% of Target payout)	Target* (100% of Target Payout)	Maximum* (150% of Target Payout)
Revenue (50%)	$420 million	$470 million	$520 million
rTSR (50%)	p25	p51	p75
*To the extent performance falls between two levels, achievement shall be determined using linear interpolation
The remaining 50% of each executive’s incentive equity award consists of grants of time-vested RS that vest in equal annual installments over a three-year period. These vesting restrictions serve to promote the Company’s long-term growth by restricting executives’ ability to realize short-term gains from their awards. The Compensation Committee believes the terms of its incentive equity awards to executives are competitive with the terms of equity awards offered at comparable medical diagnostics and healthcare companies.
The structure of the equity awards reflects market-based good governance practices as well as historical input from our stockholders that a meaningful portion of the equity awards should have performance-based vesting. We believe 50% is a meaningful portion and is consistent with or exceeds the performance orientation of our Peer Group.
The adoption of performance-based vesting conditions with a three-year service requirement for 50% of an executive’s annual equity award substantially strengthens the link between pay and performance and creates an appropriate long-term incentive for our executives. At the same time, the use of time-based vesting conditions for the remaining 50% of each award achieves the equally important goal of share ownership/accumulation that directly promotes alignment with stockholders and further supports executive retention.

Overall, the Compensation Committee and Board believe that our approach represents a balanced performance-based approach to our executive compensation program that is appropriate for our Company, directly responds to feedback from our stockholders, and is consistent with executive pay governance best practices.
Equity awards are generally made by the Compensation Committee each year as part of the normal annual compensation cycle. The awards for a particular year generally occur in early February or early March of the following year after the Company’s full year financial results are known and performance evaluations for the executive officers have been prepared. Equity awards approved by the Compensation Committee for the CEO are then reviewed and approved by the Board. In addition to the annual equity awards, the Compensation Committee may approve equity awards for newly hired officers or in recognition of an executive’s promotion or expansion of responsibilities. These latter grants may have vesting or other terms that differ from the terms generally approved for annual equity awards. Notwithstanding the terms of the LTIP, equity awards are made at the discretion of the Compensation Committee or Board.
Effective March 1, 2025, the Compensation Committee approved equity awards for the NEOs under the LTIP based on the performance evaluations of such officers for 2024, as summarized below. A description of the basis for each of the NEO’s 2024 performance evaluation is set forth above under the Section entitled, “2025 Base Salaries,” in this CD&A.
The following summarizes the equity award provided to the NEOs during 2025 under the LTIP:

Executive Officer	2024 Performance Assessment	Time Vested Restricted Stock (50%) (# shs)	Performance-Vested Restricted Units (50%) (# shs)
Carrie Eglinton Manner, President and CEO	Meets	462,414	462,414
Kenneth McGrath, Chief Financial Officer	Meets	100,647	100,648
Kathleen G. Weber, Former Chief Product Officer	Meets	88,148	88,148
2023 PRUs (Performance Period Ending December 31, 2025)
Pay Out Under 2023-2025 PRUs. The PRU portion of equity awards made to executives in early 2023 based on performance during 2022 did not vest until three years after the grant date, based on two equal weighted performance metrics: cumulative revenues and relative TSR during the three-year period beginning in 2023 and ending December 31, 2025. The three-year service period for these PRUs expired on March 1, 2026. The following table summarizes the potential range of shares that could be delivered based upon the degree of achievement of the applicable performance measures. The Revenue targets were informed by the Compensation Committee's visibility into revenue related to the Company's core business and the expected decline in revenue from its contracts with the U.S. government for Covid-19 testing products. The Committee reviewed the targets and determined the rigor of the hurdles remained the same as in the prior year.

3-Year Cumulative Revenue	Payout Percentage*
$750 - $856 million	up to 150%
$677-749 million	100%
$570-676 million	50%
Below $570 million	0%
*     Payouts associated with performance achievement level that falls between performance hurdles is determined by interpolating on a straight line basis cash from operations must be positive in 2025 in order to payout revenue greater than 100%

OraSure's TSR vs. Healthcare Index	PRU Payout Modifier*
+ 5,000 basis points	up to 150%
+100 basis points	100%
- 5,000 basis points	50%
*    Payouts associated with performance achievement level that falls between performance hurdles is determined by interpolating on a straight line basis and if the Company's TSR is negative, then payout cannot exceed 105%

For the 2023 PRUs, the Company's cumulative three-year revenue was $706.3 million and fell within the cumulative three-year revenue target. The Company's TSR modifier for the three year measurement period was 0% as the Company's TSR underperformed compared to the Nasdaq Health Care Index. This combination resulted in a payout at 50% of target, which represented 24% of the initial target grant value after considering the change in market value of the Company’s common stock over the performance period. The following summarizes the three-year cumulative revenue target for the 2023 PRUs and, our performance against this target and the resulting number of shares earned:

	Performance Target	Actual Performance	% of Target	% Earned
Revenue	$677-749 million	$706.3 million	100%	50%
rTSR Modifier				0%
Total				50%

	2023-2025 PRU’s Target and Actual Payout		2023-2025 PRU’s Target and Actual Payout		2023-2025 PRU’s Actual Payout as % of Target value
	Target (# of shs)	Actual (# of shs)	Target ($ value)	Actual ($ value)	Actual ( % )
Carrie Eglinton Manner	258,065	129,032	$1,600,648	$392,581	25%
Kenneth McGrath	53,629	26,814	332,634	81,583	25%
Kathleen G. Weber[1]	46,371	23,186	287,616	69,846	24%
(1) Ms. Weber's employment with us terminated in June 2025. Pursuant to the resignation for "Good Reason" provisions of her employment agreement, Ms. Weber's severance package allowed for 50% vesting of her unvested shares.

OTHER COMPENSATION
We provide minimal additional benefits outside of our primary elements of compensation, as follows:
Retirement Programs
All of the our U.S. employees, including executive officers, are eligible to participate in our 401(k) profit sharing plan (the “401(k) Plan”). We make matching contributions for participants on a dollar-for-dollar basis up to $4,000 per year. Our Canadian subsidiary offers a registered retirement plan to its employees, which similarly allows employee contributions for retirement savings, with matching contributions of up to CAD $4,000 per year. Our UK subsidiary offers a pension plan to its employees, which permits voluntary employee contributions with company matching contributions up to a certain percentage.
We also maintain the OraSure Technologies, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of our highly compensated employees, including all of the NEOs, and our non-employee Directors. The Deferred Compensation Plan allows participants to defer up to 100% of their annual base salaries (or fees in the case of non-employee Directors) and up to 100% of annual incentive cash bonuses and, upon vesting, restricted shares of our Common Stock awarded to the participant. We may also make discretionary contributions to the participants’ accounts that vest over one or more years as determined by the Company, as well as upon death, disability or a change of control. Since the Deferred Compensation Plan was put in place, we have made no discretionary contributions. Participants may elect to receive distributions of deferred amounts on a specified date, separation from service, a change of control, disability and/or death. A further description of these benefits is set forth in the Section entitled “Nonqualified Deferred Compensation.” Our Deferred Compensation Plan was frozen in November 2025 and does not allow for new participants to enter the plan or defer compensation.
Perquisites and Other Compensation
As a general matter, the Compensation Committee and Board do not believe that executive officers should be treated differently than other employees by receiving special perquisites unrelated to our general compensation program. Therefore, our healthcare, disability, and other insurance programs and benefits are the same for all eligible employees, including executive officers. Executive officers generally do not receive any additional perquisites, except for Ms. Weber who received certain benefits under her employment agreement in connection with her international assignment at our Canadian subsidiary, DNA Genotek Inc. A further description of these benefits is set forth in the Section entitled, “Employment Agreements and Potential Payments Upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control Pursuant to Employment Agreements
We have entered into employment agreements with each of the NEOs. In addition to the compensation elements discussed above, these agreements provide for post-employment severance payments and benefits in the event of termination of employment by the Company without “cause” or by the executive for “good reason” and provide enhanced severance payments upon such terminations in connection with a “change of control” of the Company. The terms of these arrangements are discussed in more detail under the Section entitled, “Employment Agreements and Potential Payments Upon Termination or Change of Control,” in this Proxy Statement. The Compensation Committee believes that these arrangements are generally consistent with industry practice at the Peer Group companies, provide an incentive to the applicable executive to remain with the Company, and serve to align the interests of stockholders and the executives in the event of a change of control of the Company.

Accounting and Tax Treatment of Compensation
In approving the amount and form of compensation for the NEOs, the Compensation Committee considers all elements of the cost to the Company of providing such compensation, including accounting and tax implications. In particular, it considers the potential impact of Section 162(m) of the Internal Revenue Code (the “Code”), which disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for certain covered employees. Notwithstanding these deductibility limitations, the Compensation Committee intends to maintain flexibility to pay compensation that is not entirely deductible when the best interests of the Company would make that advisable.
Compensation Recoupment Policy
The Board has adopted a compensation recoupment or “clawback” policy, applicable to all officers subject to Section 16 of the Exchange Act. Under this policy, we will pursue recoupment of any excess compensation, which was awarded to a covered officer based on financial statements of the Company where such statements are required to be restated. In addition to recoupment of any excess compensation, we will seek to recoup up to 100% of all incentive-based compensation in the case of (i) willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the Company's rules or applicable legal or regulatory requirements or (ii) fraud in the course of a covered employee's employment. The recovery period for recoupment of any compensation is up to three fiscal years preceding the date on which we determine it is required to prepare and file the restated financial statements. This policy has been adopted to comply with the final guidance under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Dodd-Frank Act”).

COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This report shall not be deemed to be “incorporated by reference” into any document filed under the Securities Act or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filing.
The Compensation Committee of OraSure Technologies, Inc. has reviewed and discussed with the Company’s management the CD&A, contained in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the foregoing CD&A be included in the Company’s 2025 Annual Report on Form 10-K Report and Proxy Statement for the 2026 Annual Meeting of Stockholders.
COMPENSATION COMMITTEE:
Nancy J. Gagliano, M.D., Chair
John P. Kenny
Steven K. Boyd (appointed to the Compensation Committee on April 16, 2026)
[ ● ], 2026

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation of our CEO and the other NEOs, for the fiscal years ended December 31, 2025, 2024 and 2023:

Name & Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2) (3) (4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($) (6)	Total ($)
Carrie Eglinton Manner	2025	$721,000	—	$3,394,188	—	$173,040	—	$4,000	$4,292,228
President and Chief Executive Officer	2024	$721,000	—	$4,187,301	—	$689,997	—	$4,000	$5,602,298
	2023	$721,000	—	$4,873,637	—	$1,103,130	—	4,000	$6,701,767
Kenneth McGrath	2025	$512,000	—	$738,768	—	$61,440	—	$4,000	$1,316,208
Chief Financial Officer	2024	$497,500	—	$943,816	—	$238,054	—	$4,000	$1,683,370
	2023	$483,000	—	$672,104	—	$369,495	—	$4,000	$1,528,599
Kathleen G. Weber	2025	$421,145	—	$647,020	—	$—	—	$768,270	$1,836,435
Former Chief Product Officer	2024	$488,000	—	$661,309	—	$233,508	—	$14,921	$1,397,738
	2023	$473,800	—	$752,471	—	$362,457	—	$91,603	$1,680,331

1Ms. Weber's 2025 salary represents the amount paid before her employment with the Company terminated on June 30, 2025.
2The indicated amounts reflect the aggregate grant date fair value of RS and PRU awards made to the NEOs during the applicable year, computed in accordance with FASB ASC Topic 718. The value of the PRUs reflect the assumption that 100% of target will be achieved for each of the performance measures reflected in the terms of the PRUs. Certain assumptions used in the calculation of the indicated amounts are set forth for the applicable year of award in footnote 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2026 (the “2025 10-K Report”).
3Pursuant to Ms. Weber's employment agreement, the RS and PRU awards made in 2025 to Ms. Weber accelerated vesting for 50% of the grant date fair value upon her resignation for "Good Reason" (as defined in her employment agreement) on June 30, 2025. The PRUs vested at 100% of the target performance measures. The actual vested amounts for Ms. Weber in 2025 were RS of $152,501 and PRUs of $189,518, respectively.
4The metrics for the 2022 PRU awards were not determined until 2023. Accordingly, the amounts indicated in 2023 include both the value of the 2022 PRUs and the value of the 2023 PRUs. The maximum grant-date fair values of the PRU awards, assuming the highest level of performance measures will be achieved, are summarized in the table below:

	Grant Year
Name & Principal Position	2025	2024	2023
Carrie Eglinton Manner President and Chief Executive Officer	$2,413,801	$3,468,454	$2,450,327
Kenneth McGrath Chief Financial Officer	$525,377	$781,788	$509,207
Kathleen G. Weber Former Chief Product Officer[7]	$460,127	$547,780	$440,293
5The indicated amounts reflect incentive cash bonuses paid to the NEOs pursuant to an Incentive Plan, based on performance during the applicable year. For a description of incentive cash bonus payments for performance during 2025, see the Section entitled, “2025 OTIP,” in the CD&A.
6The indicated amounts of $4,000 in 2025 reflect cash contributed to a 401(k) profit sharing plan as an employer-matching contribution, which was offered to U.S. employees of the Company during each of the indicated years. Ms. Weber’s 2025 amount represents $4,000 in matching contributions to a 401(k) profit sharing plan, $10,406 for reimbursement of tax preparation fees, $2,364 for reimbursement of COBRA health insurance premiums, and $751,500 of severance paid to Ms. Weber upon her resignation for "Good Reason" (as defined in her employment agreement) on June 30, 2025.
7Pursuant to Ms. Weber's employment agreement, she received 50% vesting at target performance measures upon her resignation for "Good Reason" (as defined in her employment agreement) on June 30, 2025 and forfeited the remaining shares.

GRANTS OF PLAN-BASED AWARDS
The following table summarizes information concerning possible incentive cash bonuses and possible and actual RS and PRU awards for the NEOs during the fiscal year ended December 31, 2025:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (3)
Name & Principal Position	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (# Shs.)	Target (# Shs.)	Maximum (# Shs.)	All other Stock Awards: Number of Shares of Stock or Units (4) (#Shs.)	All other Option Awards: Number of Securities Underlying Options (#Shs.)	Exercise of Base Price of Option awards ($/Sh)	Grant Date Fair Value of Stock Awards (5) ($)
Carrie Eglinton Manner President and Chief Executive Officer	3/1/2025	(1)	—	—	—	—	—	—	462,414	—	—	$1,599,999
	3/1/2025	(1)	—	—	—	231,207	462,414	693,621	—	—	—	$1,988,380
	NA		$447,020	$721,000	$1,182,440	—	—	—	—	—	—	N/A
Kenneth McGrath Chief Financial Officer	3/1/2025	(1)	—	—	—	—	—	—	100,647	—	—	$348,249
	3/1/2025	(1)	—	—	—	50,324	100,648	150,972	—	—	—	$432,786
	NA		$158,720	$256,000	$419,840	—	—	—	—	—	—	N/A
Kathleen G. Weber Former Chief Product Officer	3/1/2025	(1)	—	—	—	—	—	—	88,148	—	—	$305,001
	3/1/2025	(1)	—	—	—	44,074	88,148	132,221	—	—	—	$379,036
	NA		155,310	250,500	410,820	—	—	—	—	—	—	NA

1Annual incentive equity awards to NEOs consisted of a combination of time-vested RS and PRUs that were granted in 2025 pursuant to the LTIP based on performance during 2024. Annual equity awards made during 2025 were approved by the Compensation Committee effective on February 14, 2025. For a description of these equity awards and their terms, see the Section entitled, “2025 Long-Term Incentive Awards,” in the CD&A.
2The indicated amounts represent potential incentive cash bonus payments to the NEOs under the 2025 OTIP Plan. On February 18, 2026, bonus payments under the 2025 OTIP Plan were approved by the Compensation Committee for the NEOs (except for Ms. Eglinton Manner) and by the Board for Ms. Eglinton Manner, in each case based on performance during 2025. The Threshold and Target amounts assume the executive receives 62% and 100% of his or her target bonus if the Company achieves the threshold and target level for each performance objective in the 2025 Incentive Plan, respectively. The maximum amounts assume that the recipient receives 164% of his or her target bonus if the Company achieves the Maximum level for each performance objective in the 2025 OTIP Plan. A further description of the payments approved under the 2025 OTIP Plan is set forth in the Section entitled, “2025 OTIP,” in the CD&A. Ms.Weber's employment terminated on June 30, 2025 when Ms. Weber resigned for "Good Reason" (as defined in her employment agreement) and, accordingly, she was not eligible for payment under the 2025 OTIP Plan.
3The indicated amounts represent the threshold, target, and maximum number of shares which could be earned under the PRU awards granted to the NEOs in 2025 pursuant to the LTIP, based on performance during 2024. The target share numbers for each potential award were calculated by dividing 50% of the long-term incentive targets for each NEO set forth in the LTIP by the mean between the high and low sales price of the Common Stock as reported by Nasdaq on the date of grant. The target number of shares corresponding to the PRUs were calculated based on the assumption that 100% of target is achieved for each of the performance measures set forth in the terms of such PRU awards. The actual number of shares received upon vesting of the PRUs could vary from 50% to 150% of target depending on the degree to which the performance measures are achieved.
4The indicated amounts represent the actual number of shares of RS granted to the NEOs in 2025 under the LTIP, based on performance during 2024. A further description of these equity awards and their terms is set forth in the Section entitled, “2025 LTIP,” in the CD&A.
5The indicated amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025
The following table summarizes information regarding unexercised stock options and unvested RS and PRUs held by the NEOs as of December 31, 2025:

	Stock Awards
Name[5]	Grant Date	Number of Shares or Units of Stock That Have Not Vested[1](#)		Market Value of Shares or Units of Stock That Have Not Vested[4]($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[1](#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested[4]($)
Carrie Eglinton Manner President and Chief Executive Officer	3/1/2023	86,022	2(a)	$208,173	129,033	2(d)	$312,259
	3/1/2024	173,792	2(b)	$420,577	260,688	2(e)	$315,432
	3/1/2025	462,414	2(c)	$1,119,042	462,414	2(f)	$1,119,042
Kenneth McGrath Chief Financial Officer	3/1/2023	17,876	3(a)	$43,260	26,815	3(d)	$64,891
	3/1/2024	39,173	3(b)	$94,799	58,759	3(e)	$71,098
	3/1/2025	100,647	3(c)	$243,566	100,648	3(f)	$243,568

1Grants of RS vest over a three-year period, with one-third vesting on the first anniversary of the grant date, a second third vesting on the second anniversary and the final third vesting on the third anniversary. PRUs will not vest until three years from the grant date and only if certain performance measures are met during the three-year service period.
2The indicated RS and PRUs vest as follows:
(a)86,022 restricted shares vest on March 01, 2026.
(b)86,896 restricted shares each vest on March 01, 2026 and March 01, 2027, respectively.
(c)154,138 restricted shares each vest on March 01, 2026, March 01, 2027, and March 01, 2028, respectively.
(d)129,033 PRUs cliff vesting on March 01, 2026, provided the 3-year revenue and TSR metrics have been achieved.
(e) 130,344 PRUs cliff vesting on March 01, 2027, provided the 3-year revenue and TSR metrics have been achieved.
(f) 462,414 PRUs cliff vesting on March 01, 2028, provided the 3-year revenue and TSR metrics have been achieved.
3The indicated RS and PRUs vest as follows:
(a)17,876 restricted shares vest on March 01, 2026.
(b)19,587 restricted shares vest on March 01, 2026 and 19,586 vest on March 01, 2027, respectively.
(c)33,549 restricted shares each vest on March 01, 2026, March 01, 2027, and March 01, 2028, respectively.
(d)26,815 PRUs cliff vesting on March 01, 2026, provided the 3-year revenue and TSR metrics have been achieved.
(e)29,380 PRUs cliff vesting on March 01, 2027, provided the 3-year revenue and TSR metrics have been achieved.
(f)100,648 PRUs cliff vesting on March 01, 2028, provided the 3-year revenue and TSR metrics have been achieved.

4     The indicated values were determined by multiplying the number of unvested shares of RS and target number of unvested PRUs shown in this table by $2.42 per share, the closing price of the Company's Common Stock as reported by Nasdaq on December 31, 2025.

5    Ms. Weber's employment terminated on June 30, 2025 when she resigned from the Company for "Good Reason" (as defined in her employment agreement) and, accordingly, she did not have any unvested awards outstanding as of December 31, 2025.

OPTION EXERCISES AND STOCK VESTED
The following table summarizes information with respect to the exercise of stock options and vesting of restricted stock and PRU's for each of the NEOs during the fiscal year ended December 31, 2025:

	Stock Awards[1]
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Carrie Eglinton Manner	617,271	$1,915,883
President and Chief Executive Officer
Kenneth McGrath	81,424	$258,109
Chief Financial Officer
Kathleen G. Weber[3]	249,291	$828,065
Chief Product Officer

1Includes the vesting of restricted stock awards and PRUs.
2The indicated amounts were calculated by multiplying the number of restricted shares upon vesting by the market value of the Company’s Common Stock on the applicable vesting date. The market value was determined by calculating the mean between the high and low sales prices of the Common Stock as reported by Nasdaq on the vesting date.
3Includes shares which accelerated vesting as Ms. Weber resigned from the Company for "Good Reason" (as defined in her employment agreement), effective June 30, 2025. Ms. Weber received severance benefits consistent with the terms of her employment agreement.

RETIREMENT BENEFITS
The NEOs are eligible to participate in our 401(k) Plan on the same terms and conditions applicable to other employees. For a further description of the terms of the 401(k) Plan, see the Section entitled, “Retirement Programs,” in the CD&A.

NONQUALIFIED DEFERRED COMPENSATION
The OraSure Technologies, Inc. Deferred Compensation Plan (the “Plan”) is a non-qualified deferred compensation plan designed to provide deferred compensation benefits to a select group of our highly compensated employees, including all of the NEOs, and to non-employee Directors.
The Plan allows for deferrals by participants of up to 100% of their annual base salaries (or in the case of non-employee Directors, 100% of fees payable under the Company’s Non-Employee Director Compensation Policy), up to 100% of annual incentive cash bonuses and, upon vesting, restricted shares of our Common Stock and shares received in respect of PRUs awarded under the LTIP. We may also make discretionary contributions to the accounts of employees participating in the Plan. Cash balances in participants’ accounts may be invested in a list of investment options that are similar to the fund choices offered in our 401(k) plan. Participants will be permitted to sell vested shares in their accounts, subject to compliance with our Insider Trading Policy and applicable securities laws, and invest the proceeds of any such sale in the investment options available under the Plan. Participants will be 100% vested in their accounts and the restricted shares they defer, except that Company contributions will vest over one or more years as determined by the Company. In the event of death, disability or change of control, a participant will become 100% vested in any then unvested Company contributions.
A Participant may elect to receive a distribution from his or her account upon a specified date, separation from service, change of control, disability and/or death. Distributions will be made in a lump sum or installments, as allowed under the Plan.

Amounts contributed to a participant’s account through elective deferrals or through the Company’s discretionary contributions are generally not subject to income tax, and the Company does not receive a deduction until they are distributed pursuant to the Plan.
However, cash deferrals are subject to the Federal Insurance Contributions Act Tax imposed at the time of deferral (the “FICA tax”). Deferrals of restricted shares and shares received in respect of PRUs are subject to the FICA tax at the time the shares vest, but are not subject to income tax, and the Company does not receive the deduction until the shares are distributed pursuant to the Plan. The Company may amend or terminate the Plan at any time in accordance with applicable law and in November 2025 has elected to freeze the plan effective January 1, 2026 and will no longer allow new participants or new deferrals of compensation to the plan.
None of the our NEO’s participated in the Plan during 2025.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements
We have entered into employment agreements with all of our NEOs. We believe such agreements are necessary to attract and retain critical talent, and are in-line with market practices. The following summary describes certain of the material terms of the employment arrangements with Ms. Eglinton Manner, and the other NEOs.
Ms. Eglinton Manner
In May 2022, we entered into an employment agreement with Ms. Eglinton Manner in connection with her appointment as the Company’s President and CEO, effective June 4, 2022. Under the agreement, Ms. Eglinton Manner would receive (i) an annual base salary of at least $700,000, (ii) an annual cash bonus opportunity under the Company’s annual Incentive Plan with a bonus target of at least 100% of her base salary, (iii) a restricted stock (or restricted stock unit) award for a number of shares of the Company’s common stock determined by dividing $4,000,000 by the average closing price of the Company’s common stock for the 20 trading days immediately preceding the grant date (the “Trailing Average Price”), which award will vest on the second anniversary of the effective date and is intended to replace compensation from her prior employer that Ms. Eglinton Manner will forfeit to accept employment with the Company, (iv) a restricted stock (or restricted stock unit) award for a number of shares of the Company’s common stock determined by dividing $1,600,000 by the Trailing Average Price, which award will vest in three equal annual installments, on the first three anniversaries of the effective Date, and (v) a performance-based restricted stock unit award for a target number of shares of the Company’s common stock determined by dividing $1,600,000 by the Trailing Average Price, which award will be subject to the same vesting and performance conditions as are applicable to the 2022 performance-based restricted stock unit awards granted to the Company’s other executive officers. The agreement also provides that the Company will reimburse Ms. Eglinton Manner for reasonable car service fees incurred to commute between her home and the Company’s offices and, subject to the Company’s policies, other reasonable and necessary expenses incurred in the course of her employment.
Under the terms of Ms. Eglinton Manner’s employment agreement, upon the termination of Ms. Eglinton Manner’s employment due to death, disability, her unilateral termination without good reason (as such term is defined in her employment agreement), or the Company’s termination for cause (as such term is defined in her employment agreement), Ms. Eglinton Manner will be entitled to receive her salary through the date of termination. In the case of a termination upon her death, disability, or her unilateral termination without good reason, Ms. Eglinton Manner will be entitled to receive any annual bonus that has been earned, but not yet paid with respect to a year ending prior to the date of termination. In the case of a termination upon her death or disability or a unilateral termination by Ms. Eglinton Manner without good reason where in either case the termination were to occur after June 30 of any year, Ms. Eglinton Manner will also be entitled to receive a cash bonus for the year of termination prorated through the date of termination.
In addition, in the event of termination for good reason or without cause and not during a change of control period (as defined in her employment agreement), Ms. Eglinton Manner will be entitled to receive additional severance in the form of (i) a lump sum amount equivalent to 18 months of her annual salary (or 24 months if such termination occurs during a change of control period) period plus reimbursement of the costs of continuation coverage under the Company’s health plans (if Ms. Eglinton Manner elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985) for a period of 18 months after the date of termination and (ii) a lump sum cash payment equal to 150% (or 200% if such termination occurs during a change of control period) of her target bonus amount for the applicable calendar year in which such termination occurs. If Ms. Eglinton Manner is a “specified employee” within the meaning of Code Section 409A at the time of the termination of his employment and any of the foregoing payments would subject him to any tax, interest or penalty under Code Section 409A or regulation thereunder, then the payment shall not be made until the first day which is at least six months after the date of termination of his employment.

Under the terms of her agreement, all equity awards subject to time-based vesting conditions granted to Ms. Eglinton Manner were required to immediately vest if Ms. Eglinton Manner’s employment was terminated for good reason by Ms. Eglinton Manner or by the Company without cause during a change of control period, and 50% of such equity awards would vest in the event Ms. Eglinton Manner’s employment was terminated for good reason by Ms. Eglinton Manner or by the Company without cause during any period other than a change of control period, provided that 50% of any equity awards subject to performance-based vesting conditions would remain eligible to vest if such termination occurs not in connection with a change of control (or 100%, in the case of a termination during a change of control period).
Mr. McGrath
In August 2022, we entered into an employment agreement with Mr. McGrath, pursuant to which Mr. McGrath would receive (i) an annual base salary of at least $475,000, (ii) a target bonus opportunity under the Company’s annual Incentive Plan of 50% of his base salary, and (iii) 131,883 shares of restricted common stock of the Company, which amount was determined by dividing $400,000 by the average closing price of the Company’s common stock for the twenty (20) trading days immediately preceding Mr. McGrath’s commencement of employment. Such award will vest in three equal annual installments, on the first three anniversaries of Mr. McGrath’s commencement of employment, subject in each case to his continued service through the applicable vesting date.
If Mr. McGrath’s employment ceases due to a termination by the Company without cause or his resignation with good reason (as such terms are defined in his agreement), then, subject to his timely execution and non-revocation of a release of claims, he will receive: (i) payment of any otherwise earned but unpaid annual bonus for the preceding year, (ii) a lump sum cash payment equal to (x) 12 months of his annual base salary, plus (y) his target annual bonus amount, (iii) subsidized COBRA premiums for 12 months, (iv) accelerated vesting of 50% of outstanding and otherwise unvested time-based equity awards and (v) an opportunity to earn 50% of outstanding performance-based equity awards, based on actual performance through the end of the applicable performance period.
The severance payments and benefits described above will be provided if the applicable termination of Mr. McGrath’s employment does not occur within a change of control period (as defined in Mr. McGrath’s employment agreement). If Mr. McGrath’s employment ceases due to a termination by the Company without cause or his resignation with good reason, in either case during a change of control period, then in lieu of the above described severance payments and benefits and subject to his timely execution and non-revocation of a release of claims, Mr. McGrath will instead receive: (i) payment of any otherwise earned but unpaid annual bonus for the preceding year, (ii) a lump sum cash payment equal to (x) 24 months of his annual base salary, plus (y) his target annual bonus amount, (iii) subsidized COBRA premiums for 18 months, (iv) accelerated vesting of all outstanding and otherwise unvested time-based equity awards and (v) an opportunity to earn all outstanding performance-based equity awards, based on actual performance through the end of the applicable performance period (but at not less than the target level of performance, if such severance event occurs after the change of control).
Pursuant to the agreement, Mr. McGrath agreed to be restricted from (i) competing with the Company or its affiliates and (ii) soliciting their employees and customers, in each case during his employment and for 18 months thereafter.

Ms. Weber
In January 2019, we entered into an employment agreement with Ms. Weber, in connection with her move to Canada to head our Molecular Solutions business unit. Effective as of December 31, 2021, Ms. Weber’s employment agreement with the Company was amended and she was named President of Molecular Solutions. We promoted Ms. Weber again as our Chief Product Officer, effective November 14, 2022. Ms. Weber resigned from the Company for "Good Reason" (as such term is defined in her employment agreement), effective June 30, 2025. Pursuant to the amended employment agreement, Ms. Weber was entitled to receive (i) an annual base salary of at least $471,000, (ii) a target bonus opportunity under the Company’s annual Incentive Plan of at least 50% of her base salary, and (iii) annual equity awards under the Company’s long-term incentive policy ranging from 125% to 150% of her base salary (with a target of 125%). In addition, Ms. Weber was entitled to receive benefits typical of international assignments, including:
•Legal services paid by the Company for visas and work permits for Ms. Weber and her husband;
•Relocation expenses reimbursed up to $10,000;
•A housing allowance of up to $3,438 per month;
•Tax equalization payments to the extent Ms. Weber’s Canadian income tax liability exceeds the income tax she would have paid in the United States;
•Reimbursement for tax preparation services;
•An annual expense allowance of $3,544;
•Home leave reimbursement for Ms. Weber and her husband to travel to the United States twice during each 12-month period; and
•Reimbursement for repatriation expenses for Ms. Weber and her husband to relocate back to the United States at the end of her assignment.
Such benefits ceased upon Ms. Weber’s relocation to the United States in 2022, except for the tax equalization payments and reimbursement for tax preparation services, which she is entitled to receive until she files her tax return for 2025 (as such benefits relate to the period on or prior to Ms. Weber’s relocation).
Ms. Weber’s employment ceased on June 30, 2025 due to her resignation for Good Reason. Consistent with the provisions of her employment agreement, Ms. Weber executed (and did not revoke) a release of claims, and received: (i) Accrued Obligations (as such term is defined in her employment agreement), (ii) a lump sum cash payment equal to (x) 12 months of her annual base salary, plus (y) her target annual bonus amount, (iii) subsidized COBRA premiums for 12 months, and (iv) accelerated vesting of 50% of outstanding and otherwise unvested equity awards.

Termination and Severance Benefits
The following table provides estimates of the potential severance and other post-termination benefits the NEOs would receive assuming their employment was terminated as of December 31, 2025:

Name	Benefit	Voluntary Termination or Termination for Cause	Termination for Death or Disability[1]	Termination for Good Reason or Without Cause Not Within Change of Control Period[1]	Voluntary Termination after Change of Control, or Termination for Good Reason or Without Cause Within Change of Control Period[1]
Carrie Eglinton Manner President and Chief Executive Officer	Salary Continuation	$—	$—	$1,081,500	$1,442,000
	Bonus	721,000	173,040	1,081,500	1,442,000
	Accelerated Restricted Stock/Unit Vesting	—	4,122,216	5,003,677	5,003,677
	Health Care Benefits	—	—	24,692	24,692
	Total	$721,000	$4,295,256	$7,191,369	$7,912,369
Kenneth McGrath Chief Financial Officer	Salary Continuation	$—	$—	$512,000	$1,002,000
	Bonus	256,000	61,440	256,000	250,500
	Accelerated Restricted Stock/Unit Vesting	—	897,171	462,030	—
	Health Care Benefits	—	—	—	—
	Total	$256,000	$958,611	$1,230,030	$1,252,500
Kathleen G. Weber Chief Product Officer	Salary Continuation	$—	$—	$501,000	$—
	Bonus	—	—	250,500	—
	Accelerated Restricted Stock/Unit Vesting	—	—	462,036	—
	Health Care Benefits	—	—	25,597	—
	Total	$—	$—	$1,239,133	$—

1The indicated values for the accelerated vesting of RS and PRUs reflect the $2.42 per share closing price on December 31, 2025 multiplied by the number of shares which would vest on an accelerated basis (assuming, in the case of PRUs, that the applicable performance measures for the PRUs are met at 100% of target) except for Ms. Weber for which the indicated values reflect the actual per share closing price on June 30, 2025, the date of her resignation.

CEO PAY RATIO

As required by applicable law and SEC regulations, the Company is providing the following information about the relationship of the median of the annual total compensation of its employees and the annual total compensation of Carrie Eglinton Manner, its President and CEO.
For the 2025 fiscal year, (i) the median of the annual total compensation of all employees of the Company (other than Ms. Eglinton Manner) and its subsidiaries was $79,397; and (ii) the annual total compensation of Ms. Eglinton Manner, as reported in the SCT included immediately after this CD&A, was $4,292,228. Based on this information, for 2025 the ratio of the annual total compensation of Ms. Eglinton Manner, the Company's President and CEO, to the median of the annual total compensation for employees was approximately 54 to 1.
To identify the median of the annual total compensation of all the Company's employees, as well as to determine the annual total compensation of its median employee, the Company took the following steps:
•The Company determined that, as of December 31, 2025, its worldwide employee population consisted of 502 people.
•To identify the “median employee” from the Company's employee population, it compared the amount of salary, wages, overtime, commissions and bonuses of its employees as reflected in its payroll records. In making this determination, the Company did not annualize the compensation of employees who were hired in 2025 but did not work for the Company for the entire fiscal year. Since the Company does not widely distribute annual equity awards to its employees, such awards were excluded from the compensation measure.
•Once the Company identified its median employee, it combined all of the elements of this employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation as described above.

PAY VERSUS PERFORMANCE

The information below presents the relationship between the compensation of the Company’s named executive officer and certain performance measures in accordance with Item 402(v) of Regulation S-K. For a discussion of the Company’s compensation programs and pay for performance philosophy, please refer to the section captioned “Compensation Discussion and Analysis,” above.
Fiscal Year 2025 Pay versus Performance Table

	Summary Compensation Table Total			Compensation Actually Paid					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Carrie Eglinton Manner ($) (1)	Nancy Gagliano, M.D. ($) (2)	Stephen S. Tang, Ph.D. ($) (3)	Carrie Eglinton Manner ($) (4)	Nancy Gagliano, M.D. ($) (4)	Stephen S. Tang, Ph.D. ($) (4)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (5)	Average Compensation Actually Paid to Non-PEO NEOs ($) (6)	Total Stockholder Return ($) (7)	Peer Group Total Stockholder Return ($) (8)	Net Income (Loss) (thousands) ($) (9)	Total Revenue (millions) ($) (10)
2025	4,292,228	—	—	671,230	—	—	1,576,322	897,770	22.86	81.27	(68,731)	115.0
2024	5,602,298	—	—	(5,710,406)	—	—	1,540,554	140,969	44.96	84.53	(19,500)	185.8
2023	6,701,767	—	—	13,791,592	—	—	1,600,748	2,390,905	102.12	106.34	53,655	405.5
2022	6,746,923	940,292	2,769,508	6,645,396	347,561	714,651	1,457,621	751,486	60.02	99.31	(17,133)	387.5
2021	—	—	2,959,781	—	—	2,697,616	1,088,815	808,537	108.22	125.43	(22,998)	233.7

1During fiscal year 2022, Ms. Eglinton Manner was appointed as the Company's President and CEO effective June 4, 2022. Dr. Gagliano resigned effective June 4, 2022 from her position as the Company’s Interim CEO.
2During fiscal year 2022, Dr. Gagliano was appointed as the Company's Interim CEO effective April 1, 2022 following Dr. Tang’s termination on March 31, 2022 and resigned from the position effective June 4, 2022.
3During fiscal years 2022 and 2021, Dr. Tang served as the Company's President and CEO for all or a portion of the year. Dr. Tang’s employment with the Company as CEO ended on March 31, 2022.
4Represents amounts of “compensation actually paid” to each of the Company's CEO’s in each of 2025, 2024, 2023, 2022, and 2021 as computed in accordance with Item 402(v) of Regulation S-K, not the actual amount of compensation earned by or paid to each of the Company's CEO’s during fiscal year 2025. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for each year to calculate the amounts set forth in “Compensation Actually Paid to PEO” column in the table above.

	Carrie Eglinton Manner				Nancy Gagliano, M.D.		Stephen S. Tang, Ph.D.
	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2022 ($)		2022 ($)	2021 ($) (a)
Summary Compensation Table Total	4,292,228	5,602,298	6,701,767	6,746,923	940,292		2,769,508	2,959,781
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(3,394,188)	(4,187,301)	(4,873,637)	(5,600,000)	(770,000)	(b)	(834,913)	(1,946,860)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,616,137	1,787,016	8,377,123	5,498,473	—		—	1,337,758
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(1,506,150)	(5,554,086)	3,488,559	—	(40,879)		—	132,795
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	218,148		664,350	—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(336,797)	(3,358,333)	97,780	—	—		(1,387,479)	214,142
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—		(496,815)	—
Compensation Actually Paid to PEOs	671,230	(5,710,406)	13,791,592	6,645,396	347,561		714,651	2,697,616
(a)Performance-based restricted share units granted in 2021 were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718 using the following assumptions: (A) for valuations as of December 31, 2021, a risk free interest rate of 0.73% and share price volatility of 75.82%, for valuations on December 31, 2022, a risk free interest rate of 4.67% and share price volatility of 60.57%. Note that the reference to valuations on December 31, 2022 is appropriate as this relates to the valuation of the 2021 PRUs as of December 31, 2022.
(b)Dr. Gagliano received, as part of her Interim CEO agreement, a sign-on equity grant consisting of $100,000 of fully vested shares (14,815 shares) and $670,000 of restricted stock units (99,259 restricted stock units) which vest in equal monthly installments beginning on April 30, 2022, subject to continued employment as Interim CEO. Dr. Gagliano vested in 24,815 units of the 99,259 restricted stock units granted prior to her resignation as Interim CEO in June 2022, and accordingly, 74,444 units of her restricted stock unit award were forfeited.
5The Company's non-PEO NEOs include the individuals indicated in the table below for each fiscal year:

Year	Non-PEO NEOs
2025	Kenneth McGrath, Kathleen G. Weber
2024	Kenneth McGrath, Kathleen G. Weber
2023	Kenneth McGrath, Kathleen G. Weber
2022	Kenneth McGrath, Kathleen G. Weber, Lisa Nibauer, Agnieszka Gallagher, Scott Gleason
2021	Kathleen G. Weber, Jack Jerrett, Roberto Cuca, Agnieszka Gallagher, Scott Gleason
6Represents amounts of average “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual average amount of compensation earned by or paid to the Company’s named executive officers, except for Dr. Tang with respect to fiscal years 2022 and 2021, Dr. Gagliano with respect to fiscal year 2022, and Ms. Eglinton Manner with respect to fiscal years 2025, 2024, 2023, and 2022. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for the named executive officers as a group (excluding Drs. Tang and Gagliano and Ms. Eglinton Manner, as applicable) each year to calculate the amounts set forth in “Compensation Actually Paid to non-PEO NEOs” column in the table above, using the same methodology as set forth in footnote 4, above.

	NEO Averages
	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($) (a)
Summary Compensation Table Total	1,576,322	1,540,554	1,600,748	1,457,621	1,088,815
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(692,894)	(802,563)	(712,288)	(729,670)	(552,646)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	175,881	342,510	1,127,865	293,934	353,108
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(164,690)	(829,139)	316,490	(102,310)	43,223
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	132,222	—	—	85,437	29,005
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(21,711)	(110,393)	58,090	(103,440)	59,492
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(107,360)	—	—	(150,086)	(212,460)
Compensation Actually Paid to NEOs	897,770	140,969	2,390,905	751,486	808,537
(a)Performance-based restricted share units granted in 2021 were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718 using the following assumptions: (A) for valuations on December 31, 2021, a risk free interest rate of 0.73% and share price volatility of 75.82%. The fair value of non-qualified stock options granted to Dr. Gallagher as of December 31, 2021 were valued using a Black-Scholes model in accordance with the provision of ASC Topic 718 using the following assumptions: an expected term of 2 years, a risk-free interest rate of 0.73%, a dividend yield of 0% and share price volatility of 75.82%.
7For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of OraSure Technologies, Inc. for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021 respectively.
8For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of NASDAQ Health Care Index for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021 respectively.
9Reflects GAAP “Net Income (Loss)” in the Company’s Consolidated Statement of Operations included in the Company’s Annual Report on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.
10Represents “Net Revenues” in the Company’s Consolidated Statement of Operations included in the Company’s Annual Report on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.
Relationship Between Compensation Actually Paid and Financial Performance
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” while the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table above. Moreover, the Company’s executive compensation program includes components designed to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the following graphs illustrate the relationship across the Company’s last three completed fiscal years between the amounts disclosed in the Pay Versus Performance Table, above, as “Compensation Actually Paid” to the Company’s First PEO, Second PEO, and Third PEO respectively, and the “Average Compensation Actually Paid” to the Company’s non-PEO named executive officers and Total Stockholder Return, Peer Group Total Stockholder Return, Net Income (Loss) and Total Revenue.

OSUR & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment From 12/31/2019
14.00
13.00
12.00
11.00
10.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
(1.00)
(2.00)
(3.00)
(4.00)
(5.00)
(6.00)
140.00
130.00
120.00
110.00
100.00
90.00
80.00
70.00
60.00
50.00
40.00
$125
$108.22
$2.70
$0.82
$100
$6.65
$0.71
$0.75
$0.35
$60.02
$106
$102.12
$2.30
$12.96
$85
$0.15
$44.96
$(5.71)
$81
$0.90
$0.67
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025
PEO CAP ($M)
Average NEO CAP ($M)
PEO 2 CAP ($M)
PEO 3 CAP ($M)
OSUR TSR
Nasdaq Health Care TSR

Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income (in thousands)
12.00
10.00
8.00
6.00
4.00
2.00
0.00
(2.00)
(4.00)
(6.00)
80,000.00
60,000.00
40,000.00
20,000.00
0.00
(20,000.00)
(40,000.00)
(60,000.00)
(80,000.00)
$2.70
$0.82
($23,000)
$0.71
$0.75
$0.35
$6.65
($17,133)
$2.30
$12.96
$53,655
$0.15
($19,500)
$(5.71)
$0.90
$0.67
($68,731)
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025
PEO CAP ($M)
Average NEO CAP ($M)
PEO 2 CAP ($M)
PEO 3 CAP ($M)
Net Income (in thousands)

Total Revenue vs. Compensation Actually Paid
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
(2.00)
(4.00)
(6.00)
Compensation Actually Paid ($M)
450.00
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
Total Revenue ($M)
$2.70
$0.82
$227
$0.71
$0.75
$0.35
$6.65
$378
$2.30
$405
$12.96
$0.15
$186
$(5.71)
$0.90
$115
$0.67
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025
PEO CAP ($M)
Average NEO CAP ($M)
PEO 2 CAP ($M)
PEO 3 CAP ($M)
Total Revenue ($M)

Tabular List of Performance Measures
The following table lists the financial performance measures that the Company considers to be the most important financial performance measures used by the Company to link compensation actually paid to its named executive officers for the most recently completed fiscal year to performance of the Company.

Important Financial Performance Measures
Revenues
Adjusted Operating Income
Cost Savings
Relative TSR

STOCK AWARD PLAN INFORMATION

The following table provides information as of December 31, 2025 about the shares of Common Stock that may be issued upon the exercise of options under the OraSure Technologies, Inc. Stock Award Plan (the “Stock Award Plan” or the “Plan”). Additional grants of equity compensation may only be made under the Stock Award Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)[1]
Equity compensation plans approved by security holders	3,378,856	$—	5,959,292
Equity compensation plans not approved by security holders	—	—	—
Total	3,378,856		5,959,292

1Represents shares remaining available for future issuance as of December 31, 2025 under the Stock Award Plan.

Policies and Practices Related to the Grant of Certain Equity Awards

Our Compensation Committee and Board generally make equity grants on regularly scheduled dates, which includes grants in March for executive officers and other employees and following our annual meetings of shareholders for non-employee Directors. The Board or Compensation Committee may change any regularly scheduled grant date if the Board or Compensation Committee determines that making grants on such date would not be in the Company's best interest. Equity grants may also be made on other dates in connection with new hires, promotions or similar events. During 2025, our Compensation Committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards and we did not time the disclosure of material nonpublic information when determining the timing and terms of equity incentive awards and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of such awards.

DIRECTOR COMPENSATION

ANNUAL FEES
Under our Non-Employee Director Compensation Policy (“Director Policy”), Directors who are not employees received fixed annual fees for service on the Board and Committees of the Board during 2025, as set forth below. The fees were paid quarterly in arrears.

Position	Annual Fee
Board Member (Base Fee)	$55,000
Board Chair (Additional Fee)	$50,000
Audit Chair	$20,000
Compensation Chair	$20,000
Nominating & Corporate Governance Chair	$20,000
Non-Chair Committee member	$5,000

Each non-employee Director has the option to receive shares of the Company’s Common Stock in lieu of cash fees, as described above. Prior to the end of each calendar year, each non-employee Director shall make an annual election with respect to cash fees for the following calendar year, indicating whether he or she elects to receive the fees in cash, or in Company Common Stock in lieu of the cash fees. If no election has been made as of the first day of the year, the non-employee Director shall receive all fees in cash, as set forth above, or, if a previous election has been made to receive Common Stock in lieu of the cash fees, such election shall remain in effect for subsequent calendar years until such election is changed by the completion, signature and delivery to the Company of a new election form. Each newly elected or appointed non-employee Director shall make an election prior to, or within 30 days of, his or her initial appointment or election to the Board, for the remainder of the year of such appointment or election, whether to receive the fees in cash or in Common Stock.
In the event an election is made by a non-employee Director to receive Common Stock in lieu of cash fees, such Director shall automatically be granted on the applicable fee payment date a number of shares of Common Stock having an aggregate fair market value equal to the aggregate amount of such non-employee Director’s cash fee for such fiscal quarter, determined by dividing (A) the aggregate amount of the fee by (B) the average of the high and low sales price of the Company’s Common Stock as reported on Nasdaq on the applicable fee payment date (rounded down to the nearest whole share) (the “Quarterly Grant”). Non-employee Directors are permitted to direct the Company to withhold shares of stock in order to pay tax withholding obligations arising upon the receipt of a Quarterly Grant.

INITIAL AND ANNUAL EQUITY AWARDS
Upon joining the Board, non-employee Directors receive an initial grant of restricted shares of the Company’s Common Stock having an aggregate value of $100,000 (the “Initial Grant”). The Initial Grant will cliff vest two (2) years after the Director joins the Board. In addition, non-employee Directors will receive an annual grant of restricted shares (the “Annual Grant”) on the date of the Company’s Annual Meeting of Stockholders, which will vest on or prior to the Company’s next Annual Meeting of Stockholders having a value of $185,000.
The dollar value of each Initial Grant and Annual Grant is converted into restricted stock by dividing the above values by the average of the high and low sales prices of the Company’s Common Stock, as reported on the Nasdaq Stock Market, on the grant date. Non-employee Directors are permitted to direct the Company to withhold restricted stock in order to pay tax withholding obligations arising upon the vesting of such shares.

EQUITY AWARD TERMS
Each Initial Grant, Annual Grant and Quarterly Grant shall be made under the terms of the Company’s Stock Award Plan or a successor plan and will be subject to the terms and conditions of such plan and the applicable award agreement.

Any unvested restricted stock granted to non-employee Directors will vest in their entirety immediately upon the occurrence of a “change of control” of the Company. A “change of control” means a change of control that would be required to be reported under the Exchange Act, as amended, and would be deemed to have occurred at such time as (i) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; (ii) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock; (iii) a majority of the members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iv) a person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions. In addition, if a non-employee Director leaves the Board for any reason other than a change of control, prior to the end of the vesting period for the Annual Grant of restricted stock, such award shall immediately vest on a pro-rata basis based on the actual duration of such Director’s service to the Board during such vesting period.

DEFERRED COMPENSATION
Non-employee Directors are permitted to defer all or a portion of the fees and grants of restricted stock under the Company’s Non-Qualified Deferred Compensation Plan, on terms similar to those applicable to our officers.

DIRECTOR COMPENSATION DURING 2025
The following table summarizes information related to compensation of non-employee Directors during the fiscal year ended December 31, 2025 :

Name[1,2]	Fees Earned or Paid in Cash ($)	Stock Awards[6] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mara G. Aspinall[3]	$92,942	$184,996	—	—	—	—	$277,938
Steven K. Boyd[4]	$11,368	$100,000	—	—	—	—	$111,368
David J. Shulkin, M.D.	$61,080	$184,996	—	—	—	—	$246,076
Lelio Marmora	$65,000	$184,996	—	—	—	—	$249,996
Nancy Gagliano, M.D.	$82,631	$184,996	—	—	—	—	$267,627
John P. Kenny[5]	$82,433	$184,996	—	—	—	—	$267,429
Robert W. McMahon	$75,000	$184,996	—	—	—	—	$259,996
__________________________
1Because Ms. Eglinton Manner was an officer of the Company, she was not entitled to any separate compensation for service on the Board or any Committee thereof and has not been included in this table.
2Non-employee Directors held the following number of unvested shares of restricted stock (“RS”) at December 31, 2025: Ms. Aspinall 0 RS; Mr. Boyd: 34,632 RS; Dr. Shulkin: 71,017 RS; Mr. Marmora: 71,017 RS; Dr. Gagliano: 71,017 RS; Mr. Kenny: 94,273 RS; and Mr. McMahon: 71,017 RS. The aggregate number of performance stock units and restricted shares held by Ms. Eglinton Manner are set forth in the table in the Section entitled, “Outstanding Equity Awards,” in this Proxy Statement.
3Ms. Aspinall resigned from the Board on October 28, 2025
4Mr. Boyd was appointed to the Board effective as of October 28, 2025.

5    Mr. Kenny elected to receive all his cash board fees in shares of the Company’s Common Stock in lieu of cash fees in accordance with the Director compensation policy described above. During 2025, Mr. Kenny received 28,339 shares of restricted stock in lieu of cash payment.
6    The indicated amounts reflect the aggregate grant date fair value of restricted stock awards made to non-employee Directors during 2025, computed in accordance with FASB ASC Topic 718.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1. ELECTION OF DIRECTORS
Background

At the Annual Meeting, you will be asked to vote on the election of three Directors. A majority of the independent members of the Board have nominated Steven K. Boyd, Robert W. McMahon and John D. Bertrand for election as the Class II Directors, for terms expiring at the Annual Meeting of Stockholders in 2029. We do not know of anything that would preclude any of the nominees from serving. However, should any nominee for any reason become unable or unwilling to serve as a Director, the persons named in the enclosed proxy card will vote the shares represented by each proxy for such substitute nominee as the Board may approve.

In accordance with our Certificate of Incorporation, our Board is currently divided into three classes of directors, with each class elected to serve staggered three-year terms. Accordingly, any Class II director nominee elected pursuant to this Proposal 1 will serve a three-year term expiring at the Company’s 2029 annual meeting of stockholders. Following consideration of feedback received from our stockholders, the Board is asking that stockholders vote for Proposal 5, as set forth on page 90 of this Proxy Statement, to approve an amendment to our Certificate of Incorporation that would serve to declassify our Board over a three-year period. If Proposal 5 is approved by our stockholders, beginning with the Company’s 2027 annual meeting of stockholders, each class of directors that is up for election will be eligible for election to a one-year term.

Each of the nominees for election as Directors is currently a member of our Board and has consented to continue to serve if re-elected to the Board.

Certain information with respect to each person nominated for election as a Director and each person whose term of office as a Director will continue after the Annual Meeting, including the particular experience, qualifications, attributes and skills they possess that led to the conclusion that they should serve as a Director, is set forth below.

Name	Principal Occupation	Age	Director Since
Class II (Nominees Whose Terms Expire in 2026):
John D. Bertrand	Former Chief Executive Officer, Digital Diagnostics	42	2026
Steven K. Boyd	Former Partner, Camber Capital Management	44	2025
Robert W. McMahon	Senior Vice President and Chief Financial Officer, West Pharmaceutical Services	57	2023
Class III (Directors For Terms Expiring in 2027):
Nancy J. Gagliano, M.D.	Managing Director, Granite Healthcare Advisors	66	2021
Lelio Marmora	Former Executive Director, Unitaid	59	2020
Class I (Directors For Terms Expiring in 2028):
Carrie Eglinton Manner	President and CEO, OraSure Technologies, Inc.	52	2022
John P. Kenny	Former Chief Executive Officer, Meridian Bioscience	57	2024

John D. Bertrand

Independent Director Director Since: 2026 Class: II Age: 42 Committees: •Nominating and Corporate Governance Education: •B.S., Business Management, Purdue University
Reasons for Nomination

John D. Bertrand is a healthcare technology executive with more than a decade of experience driving artificial intelligence-enabled innovation in diagnostics. He brings expertise at the intersection of digital health, clinical workflows, and commercial strategy. Mr. Bertrand’s leadership in developing, commercializing, and implementing diagnostic solutions contributes valuable perspective to the Board’s oversight of the Company’s product development pipeline as well as its approach to scaling and deployment of technologies in clinical settings.

Key Skills and Qualifications

•As Chief Executive Officer at Digital Diagnostics, Mr. Bertrand helped transform the company from a research-stage organization into a global commercial platform for disease diagnosis. Under his leadership, the Company advanced the development and deployment of FDA-cleared diagnostic systems and expanded its capabilities across multiple core disease areas, improving access to care and earlier detection.

•At Epic Systems Corporation, Mr. Bertrand held senior leadership positions with responsibility spanning product development, customer success, and business development. He guided cross-functional teams and supported the deployment of software platforms for large healthcare systems with a focus on scaled growth.

•Mr. Bertrand has experience advising on investment and innovation initiatives across the healthcare sector. In roles at Bain Capital and 8VC, he supported healthcare and diagnostics practices with a focus on the integration of artificial intelligence applications in healthcare information technology.

Career Highlights

Digital Diagnostics Inc. – an artificial intelligence diagnostics company
•Co-Founder and Chief Executive Officer (2019-2025)
Bain Capital – a private investment firm
•Senior Advisor (2022-Present)
8VC – a healthcare and technology focused venture capital firm
•Executive in Residence (2018 -2024)
Epic Systems Corporation – a healthcare software company
•Director, Product and Business Development (2015-2019)
•Various roles of increasing responsibility (2006-2014)

Steven K. Boyd

Independent Director Director Since: 2025 Class: II Age: 44 Committees: •Audit •Compensation Committee Education: •B.S., Finance and Operations & Strategic Management, Boston College
Reasons for Nomination
Steven K. Boyd is a seasoned investor with over two decades of public markets experience across the healthcare industry and a track record of successfully identifying value creation opportunities that deliver long-term shareholder growth. His deep sector knowledge, analytical rigor and financial expertise, combined with understanding of investor priorities and corporate governance, contribute an invaluable perspective to the Board, enhancing its oversight of strategic priorities, performance outcomes and stockholder alignment.
Key Skills and Qualifications
•Throughout his tenure at healthcare-focused hedge fund, Camber Capital Management, Mr. Boyd helped to grow the firm’s assets under management from around $300 million to nearly $3 billion and drive consistent and attractively differentiated returns for investors. He was responsible for guiding critical investment decisions in the diagnostics, life science tools and medical device subsectors. At Camber, Mr. Boyd developed deep insight into industry dynamics, competitive positioning and value-creation drivers directly relevant to OraSure’s business.
•While serving at various hedge fund and private equity firms, Mr. Boyd gained substantial public and private market investment expertise. He was responsible for identifying and overseeing the execution of strategic equity investments across a broad range of industries as well as advising executive teams and boards of directors.
•He began his career in investment banking, focused on global healthcare, where he acquired extensive industry-relevant expertise on M&A, strategic growth and capital markets.
Career Highlights

Camber Capital Management, a healthcare-focused hedge fund
•Partner (2019-2025)
•Principal (2015-2018)
•Analyst (2010-2015)

Various roles at global investment banking, private equity and hedge fund firms including UBS Investment Bank (NYSE: UBS), Heritage Partners, Sowood Capital Management and Tisbury Capital Management (2003-2008)

Robert W. McMahon

Independent Director Director Since: 2023 Class: II Age: 57 Committees: •Audit (Chair) Education: •B.S., Finance, University of Florida •MBA, University of Central Florida
Reasons for Nomination

Robert W. McMahon is an accomplished healthcare finance and business executive with a proven record of successfully leading organizations through periods of change and transformation. He brings deep experience in disciplined capital allocation, operational execution and strategic transactions to deliver shareholder value through strong financial performance, profitable growth and effective market expansion initiatives. Mr. McMahon is designated as an Audit Committee financial expert, as defined by the SEC rules.
Key Skills and Qualifications
• Leveraging his over three decades of deep industry expertise across the health systems and life sciences, Mr. McMahon currently serves as Chief Financial Officer at West Pharmaceutical Services, where he oversees the Company’s financial growth strategy, identifying strategic opportunities and investments, while strengthening its operational systems.
• Previously, as Chief Financial Officer at Agilent Technologies, he led the company’s global finance organization and corporate finance strategy, driving disciplined execution and growth initiatives that contributed to the company’s strong financial results during his tenure.

•At Hologic, he oversaw the company's finance and information technology teams and led the company's financial transformation, reshaping its product portfolio and significantly enhancing its performance and profitability. This included the $1.85 billion divestiture of its non-core blood screening business.
Career Highlights
West Pharmaceutical Services, Inc. (NYSE: WST) - a packaging and delivery systems manufacturer for healthcare products
•Senior Vice President and Chief Financial Officer (since 2025)

Agilent Technologies, Inc. (NYSE: A) - a life sciences tools and diagnostics company
•Chief Financial Officer (2018-2025)

Hologic, Inc. (Nasdaq: HOLX) - a diagnostics and medical imaging company
•Chief Financial Officer (2014-2018)

Johnson & Johnson (NYSE: JNJ) - a medical devices and pharmaceuticals company
•Worldwide Vice President, Finance and Business Development, Ortho Clinical Diagnostics (2011-2014)
•Vice President, Finance, Consumer Group (2006-2011) and Networking & Computer Services (2004-2006)
•Additional roles of increasing responsibility (1993-2004)

Nancy J. Gagliano, M.D.

Independent Director
Director Since: 2021
Class: III
Age: 66
Committees:
•Compensation (Chair)
•Nominating and Corporate Governance (Chair)

Education:
•B.S., Computer Science and Biology, Union College
•M.D., Harvard Medical School
•MBA, Northeastern University

Relevant Expertise

Nancy J. Gagliano is a seasoned executive with over 35 years of leadership experience across healthcare services and diagnostics. Dr. Gagliano's track record of scaling clinical programs, overseeing large federally funded diagnostic initiatives and deploying care models in highly regulated environments provides the Board with valuable insight into innovation, quality oversight and risk management. She provides expertise in critical areas such as global product development, public health, clinical practice, and the retail pharmacy market.

Key Skills and Qualifications

•As an executive leader of the National Institute of Health's RADx (Rapid Acceleration of Diagnostics) Tech program, Dr. Gagliano oversaw more than $1 billion in sponsored programs to accelerate the development, validation and large-scale deployment of COVID-19 diagnostic testing in a highly regulated public health environment, working closely with U.S. government agencies including the FDA and CDC, and HHS.

•While serving as Senior Vice President at CVS Health and Chief Medical Officer at MinuteClinic, she oversaw the development and expansion of key clinical programs, including telemedicine service. During her tenure, MinuteClinic expanded from approximately 400 to more than 1,100 clinics serving six million patients annually, strengthening access to care through scalable, technology-enabled delivery models.

•At Granite Healthcare Advisors as Managing Director, Dr. Gagliano provides strategic guidance and business consulting services for several startups and healthcare technology companies. Dr Gagliano also provided healthcare consulting services in her role as Chief Medical Officer at Culbert Healthcare Solutions.

Career Highlights

Granite Healthcare Advisors - a healthcare advisory firm focused on strategy and performance improvement
•Managing Director (since 2020)

OraSure Technologies, Inc. (Nasdaq: OSUR)
•Interim President and Chief Executive Officer (March 2022-June 2022)

National Institute of Health - a U.S. government agency advancing biomedical and public health research
•Executive Leader of RADx Tech, Rapid Acceleration of Diagnostics program (2020-2021)

Culbert Healthcare Solutions - a healthcare advisory firm
•Chief Medical Officer (2016-2020)

CVS Health (NYSE: CVS) - a healthcare services and pharmacy company
•Senior Vice President (2010 - 2016)
•Chief Medical Officer, MinuteClinic (2010-2016)

Massachusetts General Hospital - a teaching hospital of Harvard Medical School
•Practicing clinician with various leadership positions (1989-2010)

Lelio Marmora

Independent Director
Director Since: 2020
Class: III
Age: 59
Committees:
•Audit
•Nominating and Corporate Governance

Education:
•Master's Degree, International Law and Administration of International Organizations, Université Panthéon-Assas
(Paris II)

Relevant Expertise

Lelio Marmora is a global health sector executive with extensive experience leading large-scale investment portfolios and organizational transformations across more than 100 countries. His international experience managing multibillion dollar health portfolios across complex regulatory and political environments provides the Board with valuable perspective on strategic capital deployment, innovation funding and risk management, central to OraSure's growth strategy in diagnostics and public health markets.

Keys Sills and Qualifications

•As President and Chief Executive Officer of The Management Lab, a strategic advisory firm, Mr. Marmora supports multinational companies in global expansion, strategic positioning, investor engagement, partnership development and M&A execution, guiding boards of directors in high stakes decision making and leading due diligence and post-acquisition transformation processes.

•Mr Marmora served as Chief Executive Officer of Unitaid, overseeing a $1.5 billion portfolio and investing nearly $300 million annually to accelerate the development and adoption of innovative treatments and diagnostic technologies in over 100 countries. During his tenure, Unitaid tripled its investment base, and advanced cutting-edge health technologies in complex regulatory landscapes.

•At the Global Fund to Fight AIDS, Tuberculosis and Malaria, Mr. Marmora held senior leadership positions overseeing multibillion-dollar public health portfolios, developing deep expertise in public funding governance, capital deployment oversight, and performance management across diverse healthcare systems.

Career Highlights

The Management Lab, Inc. - a Geneva-based health strategy advisory firm
•President and Chief Executive Officer (since 2020)

Unitaid - a Geneva-based health technologies investment fund
•Chief Executive Officer (2014-2020)

The Global Fund to Fight AIDS, Tuberculosis and Malaria - a non-profit organization
•Director, Africa and the Middle East (2010-2014)
•Director, Latin America and the Caribbean (2006-2010)

Argentina Ministry of Industry - a government agency overseeing industrial development and economic growth.
•Director, World Bank Programs (2003-2006)

Carrie Eglinton Manner
President and Chief Executive Officer

Director Since: 2022

Class: I

Age: 52

Committees:
•None

Other Public Company Directorships (past 5 years):
•Repligen Corporation (Nasdaq: RGEN)
       (since 2020)

Education:
•B.S., Mechanical Engineering, University of Notre Dame

Relevant Expertise

Carrie Eglinton Manner has extensive leadership experience in the healthcare industry with a proven track record of driving innovation, scaling complex diagnostic businesses and delivering strategic growth and transformation across global organizations. With nearly 30 years of executive service spanning advanced diagnostics, clinical laboratory services and global healthcare technology, she brings to the Board deep expertise in launching and commercializing innovative products and technologies, integrating acquisitions and building operations excellence with a commitment to quality. Her disciplined operational insight enables her to play a critical role in the execution and oversight of OraSure’s long-term growth strategy and capital allocation priorities.

Key Skills and Qualifications

•As President and Chief Executive Officer, Ms. Eglinton Manner leads OraSure’s global operations and growth strategy, executing a strategic transformation to decentralize diagnostics through rapid testing and sample management solutions. Under her leadership, OraSure has focused on portfolio optimization, strengthening customer relationships, advancing innovation and deploying a disciplined capital allocation strategy to support long-term value creation.

•At Quest Diagnostics, she oversaw value creation across the company’s $10 billion clinical portfolio by driving innovation in R&D, expanding strategic partnerships and advancing acquisition initiatives. She played a key role in accelerating growth in the company’s $2 billion Advanced Diagnostics portfolio, including oversight of specialty molecular and genetic offerings, pathology and its global and pharmaceutical services businesses.

•Ms. Eglinton Manner spent two decades at GE Healthcare building deep healthcare, commercial, operational and regulated manufacturing expertise. She served as President and CEO of four distinct global businesses ranging from $150 million to $3 billion in revenue, where she led complex diagnostic and life science product portfolios across multiple clinical and technology-driven markets, including diagnostic imaging, lab services and medical devices.

Career Highlights

OraSure Technologies, Inc. (Nasdaq: OSUR)
•President and Chief Executive Officer (since 2022)
Quest Diagnostics, Inc. (NYSE: DGX) – a clinical laboratory and diagnostics services provider
•Senior Vice President, Advanced & General Diagnostics and Clinical Solutions (2017-2022)
GE Healthcare – a manufacturer of advanced medical devices and pharmaceutical diagnostics; formerly a division of General Electric (NYSE: GE)
•President and Chief Executive Officer, Detection & Guidance Solutions: X-ray, Women's Health, Interventional and Surgery (2015-2016)
•President and Chief Executive Officer, Surgery (2013-2015),
•President and Chief Executive Officer, Clarient Diagnostic Services (2012-2013)
•President and Chief Executive Officer, Maternal Infant Care (2009-2012)
•Various leadership positions (1996-2009)

John P. Kenny

Chair of the Board

Director Since: 2024

Class: I

Age: 57

Committees:
•Compensation

Other Public Company
Directorships (past 5 years):
•NeoGenomics Laboratories (Nasdaq: NEO) (since 2025)
•Quantum-Si (Nasdaq: QSI) (since 2023)

•Meridian Bioscience, Inc. (former Nasdaq: VIVO) (2017-2023)

Education:
•B.S., Management Systems, Kettering University

Relevant Expertise

John ("Jack") P. Kenny is an accomplished diagnostics industry executive with more than 30 years of commercial and operational leadership experience. His track record of driving operational turnarounds, strengthening product portfolios and leading commercial execution in scaled diagnostic businesses provides the Board with valuable perspective on the Company’s diagnostic testing, sample management solutions and operational execution.

Key Skills and Qualifications

•At Meridian Bioscience, Mr. Kenny oversaw the development, manufacturing and commercialization of innovative diagnostic products serving global healthcare markets, and he led a comprehensive operational turnaround, strengthening performance, enhancing competitive positioning and bolstering the company’s product portfolio. Under his leadership, the company achieved consistently above-market sales and earnings growth and was successfully positioned to be acquired for approximately $1.53 billion in 2023.

•Throughout his career in diagnostics and laboratory services, he has built deep capabilities in marketing, product launches, portfolio planning, lifecycle management, new product development and mergers and acquisitions, supporting portfolio expansion and consistent commercial growth across the diagnostic sector.

•Mr. Kenny's extensive public and private board experience in the diagnostics sector strengthens strategic oversight and evaluation of growth opportunities.

Career Highlights

Meridian Bioscience, Inc. (former Nasdaq: VIVO) - a diagnostics and life science tools company
•Chief Executive Officer (2017-2023)

Siemens Healthcare - a global healthcare diagnostics and services provider
•Senior Vice President and General Manager, Diagnostics, North America (2014-2017)

Becton Dickinson and Co. (NYSE: BDX) - a diagnostics medical technology company
•Vice President and General Manager, U.S. Region, Diagnostic Systems (2012-2014)

Danaher Corporation (NYSE: DHR) - a global medical and technology innovator
•President, North America, Leica Microsystems (2010-2012)

Quest Diagnostics (NYSE: DGX) - a clinical laboratory and diagnostics services provider
•Vice President, Marketing (2008-2010)

Vote Required; Board Recommendation

If a quorum is present, each nominee will be elected if he receives a majority of the votes cast by shares present in person or by proxy and entitled to vote on the election of directors. This means that each nominee shall be elected to the Board if the votes validly cast “for” such nominee’s election exceed the votes validly cast “against” such nominee’s election. Abstention and broker non-votes will have no effect on the required vote. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed proxies will be voted for nominees, each whom has consented to be named and to serve if elected.

Your Board recommends that you vote FOR the election of the Director nominees: John D. Bertrand, Steven K. Boyd and Robert W. McMahon.

PROPOSAL NO. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Background
The Audit Committee of the Board of Directors has approved the appointment of Grant Thornton (“GT”) as our independent registered public accounting firm for the 2026 fiscal year after a competitive selection process conducted by the Audit Committee. The Audit Committee has also recommended that the Board submit the appointment of GT for ratification by stockholders at the Annual Meeting. Although action by the stockholders on this matter is not legally required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this appointment in light of the important role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its appointment of GT for the 2026 fiscal year or in the future.
One or more representatives of GT are expected to attend the Annual Meeting electronically. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Your Board recommends that the stockholders vote FOR ratification of the appointment of GT.

PROPOSAL NO. 3. ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
Background

Section 14A of the Exchange Act, enacted pursuant to the Dodd-Frank Act, requires that stockholders be given the opportunity to vote to approve, on an advisory (non-binding) basis, no less frequently than once every three years, the compensation of our NEOs. Based on feedback received at our 2023 Annual Meeting, the Board determined that such a vote will continue to be held on an annual basis until the next advisory vote on frequency.

The vote on the resolution recommended below is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs. As described more fully under the CD&A Section in this Proxy Statement and the related tables and narrative, our compensation program is performance-based and is designed to pay executives for performance by offering rewards for the achievement of pre-determined objectives. In addition, our program is designed to align the interests of executives with the interests of our stockholders, provide long-term incentives and set compensation at levels sufficiently competitive to attract, retain and motivate high quality executives, and meet strong corporate governance principles. You are urged to carefully review the CD&A Section in this Proxy Statement which contains a detailed discussion of our executive compensation program, including the 2025 compensation of our NEOs.
Compensation Program Features

As described more fully in the CD&A, there are many important features to our compensation program that illustrate our commitment to pay-for-performance and good corporate governance. A summary of some of the more significant of these features is set forth below:

•Compensation is market driven and performance -based.	•Total compensation targeted at 50th percentile of Peer Group.
•Balanced mix of cash/equity, fixed/variable, short-term/ long-term compensation components.	•Use of peer company benchmarking.
•Threshold financial performance objectives for annual bonus meet or exceed certain elements of fiscal performance for the prior fiscal year.	•Compensation recoupment policy.
•Equity awards provide long-term incentive with three year vesting.	•No hedging or pledge of our Common Stock.
•50% of annual equity is performance-based vesting.	•Robust stockholder outreach on compensation/ governance matters.

Board Recommendation

Because this stockholder vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Compensation Committee and Board will take into account the outcome of the vote when considering future executive compensation programs and arrangements.

Based on the foregoing, the Board is requesting that stockholders vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Your Board recommends that the stockholders vote FOR the approval of our executive compensation as described in the preceding resolution.

PROPOSAL NO. 4. AMENDMENT AND RESTATEMENT OF STOCK AWARD PLAN
General
Effective September 29, 2000, in connection with the merger of Epitope and STC Technologies, Inc. into the Company (the “Merger”), the Company adopted the Epitope, Inc. 2000 Stock Award Plan, which was subsequently renamed the OraSure Technologies, Inc. Stock Award Plan (the “Stock Award Plan” or the “Plan”).
The Board has approved and recommended for submission to stockholders an amendment and restatement of the Stock Award Plan to increase in the number of shares of Common Stock authorized for grant under the Plan. A description of the proposed Amendment and Restatement of the Stock Award Plan are set forth below.

Amendment and Restatement of Stock Award Plan
In order to enable the Company to continue to attract qualified officers, employees, directors and outside advisors, and to compensate these individuals in a manner that is competitive with compensation provided by other medical diagnostic and healthcare companies, the Board has determined that additional shares of Common Stock are needed to be available for grants under the Plan. In addition, the Board wants to ensure that sufficient shares are available, if needed, to provide retention or other equity awards in connection with potential acquisitions or other business development activities. In determining the amount of the increase to our share reserve under the Stock Award Plan, the Board and Compensation Committee considered a number of factors, including the following:
•Shares Available for Grant. Currently, a maximum of 19,168,183 shares of our common stock may be granted under the Stock Award Plan. As of April 20, 2026 1,982,477 shares remained available for grant under the Stock Award Plan. The proposed amendment and restatement of the Stock Award Plan would increase the number of shares available for grant under the Amended and Restated Stock Award Plan by 5,000,000 shares, bringing the total that will be available to be granted under the Amended and Restated Stock Award Plan to 6,982,477 shares. As of April 20, 2026 no benefits or amounts relating to the additional 5,000,000 shares have been received by, or allocated to, any individuals.
•Shares Underlying Outstanding Awards. As of April 20, 2026 under the Stock Award Plan there were:
(a)1,982,477 shares of the Company’s Common Stock remaining available for grant under the Plan as stock options or other equity awards;
(b)4,385,074 stock options issued and outstanding, with a weighted-average exercise price of $5.74 per share and a weighted average remaining contractual term of 7.53 years;
(c)3,080,571 restricted shares issued and unvested, with a weighted-average grant date fair value of $3.41 per share; and
(d)2,099,935 performance restricted units issued and unvested, with a weighted-average grant date for value of $5.00 per share.
•Overhang. As of April 20, 2026 our overhang is 14.26%. For this purpose we calculated overhang as (i) 1,982,477 shares remaining available for grant, plus (ii) 4,385,074 stock options issued and outstanding, plus (iii) 3,080,571    restricted shares issued and unvested, plus (iv) 2,099,935 performance restricted units issued and unvested, divided by 69,443,531 weighted average number of shares outstanding, plus (i) 1,982,477 shares remaining available for grant, plus (ii) 4,385,074 stock options issued and outstanding, plus (iii) 3,080,571     restricted shares issued and unvested, plus (iv)     2,099,935 performance restricted units issued and unvested.
•Burn Rate. Burn rate measures our usage of shares for the Amended and Restated Stock Award Plan as a percentage of the total outstanding shares of our Common Stock. For 2025 and 2024, our burn rates were 6.7% and 2.7%, respectively. The rates were calculated by dividing the number of options, restricted shares and performance restricted stock units that were granted during the year, by the weighted average number of shares outstanding during the year. Our average annual burn rate over this period was 4.7%.
•Forecasted Grants. Our Board anticipates that the proposed share increase under the Amended and Restated Stock Award Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the Amended and Restated Stock Award Plan for approximately one additional year (i.e., for grants through 2027). The forecasted projected share use assumes we will make awards (less cancellations and forfeitures) based on our historical averages. Despite the projected share use described above, future circumstances and business needs may result in a significant increase in projected awards.
Accordingly, subject to stockholder approval, the Board approved an Amendment and Restatement of the Stock Award Plan to (i) increase the number of shares to be authorized for grant under the Plan by 5,000,000 shares and (ii) extend the term of the Plan for an additional ten years. As a result of this increase there will be a total of 6,982,477 shares available in the Amended and Restated Stock Award Plan for future issuance on and after April 20, 2026, subject to stockholder approval. A copy of the Amended and Restated Stock Award Plan reflecting this amendment is attached as Annex A to this Proxy Statement.

Summary of Amended and Restated Stock Award Plan
A summary description of certain terms and provisions of the Stock Award Plan, as amended, follows. Defined terms that are not otherwise defined herein are as defined in the Plan. To the extent the description below differs from the text of the Stock Award Plan, the text of the Plan will control.
Purpose. The purpose of the Stock Award Plan is to promote and advance the interests of the Company and its stockholders by enabling the Company to attract, retain, and reward employees, outside advisors, and Directors of the Company and any subsidiaries. The Stock Award Plan is intended to strengthen the mutuality of interests between employees, advisors, and Directors and the Company’s stockholders by offering equity-based incentives to promote the long-term growth, profitability and financial success of the Company.
Eligibility. The Stock Award Plan provides for stock-based awards (“Awards”) to (i) employees of the Company and any subsidiaries, (ii) members of advisory committees or other consultants to the Company or its subsidiaries (“Advisors”), and (iii) non-employee Directors of the Company. Persons who help the Company raise money by selling securities or who promote or maintain a market for the Company’s securities are not eligible to participate in the Stock Award Plan as Advisors. In addition, only Advisors who, in the judgment of the Compensation Committee of the Board (the “Committee”), are or will be contributors to the long-term success of the Company, will be eligible to receive Awards (as defined below). As of April 20, 2026 the Company and its subsidiaries had 456 employees, no Advisors and 6 non-employee Directors, all of whom are eligible to receive Awards under the Plan.
The Stock Award Plan will continue in effect until April 20, 2036 or until the Plan is otherwise terminated by the Board. Termination or expiration of the Plan will not affect outstanding Awards.
Administration of the Stock Award Plan. The Committee administers the Stock Award Plan and determines the persons who are to receive Awards and the types, amounts, and terms of Awards. For example, the Committee may determine the exercise price, the form of payment of the exercise price, the number of shares subject to an Award, and the date or dates on which an Award becomes exercisable. The Committee may delegate to one or more officers of the Company the authority to determine the recipients of and the types, amounts and terms of Awards granted to participants who are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. It is our policy that Awards made by the Committee for the Company’s CEO are also reviewed and approved by the full Board. The Stock Award Plan permits the Board to amend, suspend or terminate the Plan or any portion of the Plan. Notwithstanding the foregoing, Awards granted under the Plan are subject to a minimum vesting period of one year following the date of grant of the Award, provided, that Awards representing 5% of the shares authorized for issuance under the Plan may be subject to a shorter vesting period, and further that the Committee shall retain authority to accelerate vesting or exercisability upon the death, disability or retirement of the participant or upon a change in control of the Company, or as may be required pursuant to an employment agreement.
Shares Subject to the Stock Award Plan. If the Amendment is approved by our stockholders at our 2026 Annual Meeting, there will be 6,982,477 shares available for issuance under the Stock Award Plan as of April 20, 2026. Any shares granted in connection with restricted awards, performance awards or other stock-based awards will be counted against this limit on the basis of one and a half shares for every one share granted in connection with such Awards.

If an Award under the Plan is cancelled or expires for any reason prior to becoming fully vested or exercised or is settled in cash in lieu of shares, or is exchanged for other Awards under the Plan, then all shares covered by such Awards will be made available for future Awards under the Plan. Shares retained or reacquired by the Company in payment of an option price or in satisfaction of a withholding tax obligation in connection with any Award, shares repurchased by the Company with option proceeds and shares covered by a stock appreciation right, to the extent the stock appreciation right is exercised and settled in shares and whether or not shares are actually issued to the participant, will not be made available for future Awards under the Plan. In the event of a change in the Company’s capitalization affecting the Common Stock, including a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, the Committee shall make such proportionate adjustments as it may determine, in its sole discretion to be appropriate as a result of such change, to the aggregate number of shares for which Awards may be granted under the Plan, the maximum number of shares which may be sold or awarded to any participant, the number of shares covered by each outstanding Award, and the price per share in respect of outstanding Awards.
Awards. Awards that may be granted under the Stock Award Plan include stock options, stock appreciation rights, restricted awards, performance awards, and other stock-based awards. The following is a brief summary of the various types of Awards that may be granted under the Plan.
Stock Options. Options granted under the Stock Award Plan may be either incentive stock options (“ISOs”), a tax-favored form of Award meeting the requirements of Section 422 of the Code, as amended, or nonqualified options (“NQOs”), which are not entitled to special tax treatment. The Stock Award Plan limits the maximum term of any option granted to a period not longer than ten years from the date of grant. The exercise price of any option granted under the Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant, except that in the case of an option granted to holders of 10% or more of the Company’s voting securities, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant.
The agreement evidencing the grant of a stock option (the “Option Agreement”) will specify, as determined by the Committee, the time or times when the option is exercisable, in whole or in part, and the extent to which the option remains exercisable after the option holder ceases to be an employee, Advisor or non-employee Director of the Company. The Option Agreement may, in the discretion of the Committee, provide whether the option will become fully exercisable upon the death, disability or retirement of the option holder or upon a change in control of the Company. As a general matter, the option holder may not transfer an option except by testamentary will or the laws of descent and distribution. An option may be exercised by payment of the exercise price in cash or, at the discretion of the Committee, with previously held shares of Common Stock or share equivalents, with proceeds from the sale of shares subject to the option or in any combination of the foregoing.
Options granted to employees under the Stock Award Plan generally vest over four years, with 25% of the grant vesting on the first anniversary of the grant date and the remaining 75% vesting ratably on a monthly basis over the next three years. Options granted to non-employee Directors in the past have generally vested ratably on a monthly basis over either a 12- or 24-month period, depending on the type of grant. Options granted under the Plan generally provide for accelerated vesting upon a “change in control.” The Committee may provide for different vesting for any option granted under the Plan. In no event may options for more than 500,000 shares of Common Stock be granted to any individual under the Stock Award Plan during any fiscal year period.
Stock Appreciation Rights. A recipient of stock appreciation rights (“SARs”) will receive, upon exercise, a payment (in cash or in shares of Common Stock) based on the increase in the fair market value of a share of Common Stock between the date of grant and the date of exercise. SARs may be granted in connection with options or other Awards granted under the Stock Award Plan or may be granted as independent Awards. The Plan limits the maximum term for the exercise of a SAR to a period not longer than ten years from the date of grant. In no event may SARs for more than 500,000 shares of Common Stock be granted to any individual under the Plan during any fiscal year period.

Restricted Awards. Restricted Awards may take the form of restricted shares or restricted units. Restricted shares are shares of Common Stock that may be subject to forfeiture if the recipient terminates employment or service as an Advisor or non-employee Director during a specified period (the “Restriction Period”). Stock certificates representing restricted shares are issued in the name of the recipient, but are held by the Company until the expiration of the Restriction Period. From the date of issuance of restricted shares, the recipient is entitled to the rights of a stockholder with respect to the shares, including voting and dividend rights. Any right to receive dividends on restricted shares shall be subject to the same forfeiture requirements applicable to the restricted shares. Restricted units are Awards that entitle the recipient to receive a share of Common Stock or the fair market value of a share at some future date, which similarly may be subject to forfeiture if the recipient terminates employment or service as an Advisor or non-employee Director during the applicable Restriction Period. Unvested Restricted Awards may not be sold, assigned, transferred, pledged, encumbered or otherwise transferred, voluntarily or involuntarily, by the recipient.
At the expiration of the Restriction Period, payment with respect to restricted units is made in an amount equal to the fair market value of the number of shares of Common Stock covered by the restricted units. Payment may be in cash, unrestricted shares of Common Stock, or any other form approved by the Committee.
Performance Awards. Performance Awards are designated in units equivalent in value to a share of Common Stock. A Performance Award is subject to forfeiture if or to the extent that the Company, a subsidiary, an operating group, or the recipient, as specified by the Committee in the Award, fails to meet performance goals established for a designated performance period, which must have a duration of at least one year. Performance Awards earned by attaining performance goals are paid at the end of a performance period in cash, shares of Common Stock, or any other form approved by the Committee. The number of shares of Common Stock issuable with respect to Performance Awards granted to any individual executive officer may not exceed 150,000 shares for any calendar year.
Other Stock-Based Awards. The Committee may grant other Awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock.
Change in Control. The Committee, in its discretion, may provide in any Award agreement that in the event of a “change in control” of the Company, (i) all, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise; (ii) all, or a specified portion of, Awards subject to restrictions will become fully vested; and/or (iii) all, or a specified portion of, Awards subject to performance goals will be deemed to have been fully earned. The Committee, in its discretion, may include change in control provisions in some Award agreements and not in others, may include different change in control provisions in different Award agreements, and may include change in control provisions for some Awards or some participants and not for others. A “change in control” generally is defined to take place when disclosure of such a change would be required by the proxy rules promulgated by the SEC or when:
•any person, or more than one person acting as a group within the meaning of Section 409A of the Code and the regulations issued thereunder, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;
•any person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock;
•a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or
•a person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions.

No Repricing or Exchanges. Stockholder approval of an action is required if (i) such action would increase the number of shares of Common Stock subject to the Plan, (ii) such action would result in the repricing, replacement or repurchase of out-of-the money options, stock appreciation rights or other Awards, (iii) such action would result in an Award becoming fully vested, exercisable or earned in the event of a change in control prior to the consummation of the change in control or (iv) such approval is required by law or regulation or the rules of a stock exchange or over-the-counter trading system. Since the Merger, neither the Board nor the Committee has taken any action that resulted in the repricing, replacement or repurchase of out-of-the-money Options, SARs or other Awards.
Federal Income Tax Consequences. The following discussion summarizes the principal anticipated federal income tax consequences of Awards granted under the Stock Award Plan, to participants and to the Company. The following information is only a summary and does not address all aspects of taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards and the ownership and disposition of any underlying securities. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Tax laws are subject to change. Under Section 162(m), the Company cannot deduct compensation paid to certain covered employees in excess of $1 million per year.
Incentive Stock Options. A recipient of an option does not recognize taxable income upon the grant or exercise of an ISO. If no disposition of shares occurs within two years from the date of grant or within one year from the date of exercise, then (a) upon the sale of the shares, any amount realized in excess of the exercise price is taxed to the option recipient as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to the Company for federal income tax purposes. For purposes of computing alternative minimum taxable income, an ISO is treated as an NQO.
If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then (a) the recipient will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of the shares) over the exercise price thereof and (b) the Company would be entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain, as applicable, and does not result in any deduction for the Company.
Nonqualified Options. No income is recognized by an option recipient at the time an NQO is granted. Upon exercise, (a) ordinary income is recognized by the option recipient in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation in the value of the shares after the date of exercise is treated as a short-term or long-term capital gain or loss, as applicable, and will not result in any deduction to the Company.
Stock Appreciation Rights. The grant of a SAR to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares of Common Stock delivered to the participant. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of a SAR.

Restricted Awards and Performance Awards. Generally, a participant will not recognize any income upon issuance of a Restricted Award or Performance Award that is subject to forfeiture. Generally, a participant will recognize ordinary income upon the vesting of Restricted Awards or Performance Awards in an amount equal to the amount of cash payable to the participant plus the fair market value of shares of Common Stock delivered to the participant. Dividends paid with respect to Awards during the Restriction Period will be subject to the same restrictions and will be taxable as ordinary income to the participant when, and if, the restrictions lapse. However, a participant may elect to recognize compensation income upon the grant of restricted shares, based on the fair market value of the shares of Common Stock subject to the Award at the date of grant. If a participant makes such an election, dividends paid with respect to the restricted shares will not be treated as compensation, but rather as dividend income at the time when the restricted shares vest. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If a participant who receives an Award of restricted shares makes the special election described above, the Company will not be entitled to deduct dividends paid with respect to the restricted shares. When shares of common stock or cash with respect to restricted unit Awards are delivered to the participant, the value of the shares or cash is then taxable to the participant as ordinary income and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
New Plan Benefits. All awards to executive officers in future periods are made at the discretion of the Compensation Committee and our Board. Therefore, the benefits and amounts that will be received or allocated under the Plan to such persons are not determinable at this time.

Your Board recommends that stockholders vote FOR approval of the Company’s Amended and Restated Stock Award Plan.

PROPOSAL NO. 5. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS

Certificate of Incorporation sections affected: Article VII, subparts (A) and (D)

Our Certificate of Incorporation currently provides that our Board be divided into three classes with each class being elected to serve in staggered, three-year terms. We are asking our stockholders to approve an amendment and restatement to our Certificate of Incorporation by adopting Proposal No. 5 to phase out our classified Board.

Background of Proposal 5

Following consideration of feedback received from our stockholders, our Board believes it is advisable and in the best interests of the Company and its stockholders to amend its Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2029 annual meeting of stockholders (the “Declassification Amendment”).

In developing this proposal, our Board, including all members of our Nominating and Governance Committee, considered the widespread preference among investors, particularly in the institutional investor community, for annual elections of all directors on boards. Our Board recognizes that many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies. The Board also considered the benefits of classified boards, such as their ability to foster stability and continuity on boards, with respect to long-term planning and in the overall business of a company. After careful consideration of these matters, our Board approved the Declassification Amendment and determined to recommend its adoption to stockholders.

Effect of Proposal 5

If the Declassification Amendment is approved, it will amend our Certificate of Incorporation, affecting Article VII, subparts (A) and (D) specifically. Annex B to this Proxy Statement includes a comparison of the Declassification Amendment to the existing provisions of Article VII, subparts (A) and (D).

The Declassification Amendment provides that our classified Board structure will be phased out beginning at the fiscal 2027 annual meeting of stockholders, such that from and after the fiscal 2027 annual meeting, all directors who are up for election at an annual meeting of stockholders will be elected to serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal.

The Declassification Amendment also provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, in each case before the 2029 annual meeting of stockholders, would serve the remainder of the term for the class to which they are elected.

Currently, our Charter allows for removal of directors by our stockholders only for cause. Under Delaware corporation law, it is permissible for a corporation’s organizational documents to provide that directors serving on a classified board with staggered, three-year terms may be removed only for cause. However, under Delaware corporation law, directors serving one-year terms on an annually elected board must be removable by stockholders on a “without cause” basis. Accordingly, the Declassification Amendment provides that (a) directors elected to serve for one-year terms may be removed by stockholders either with or without cause and (b) directors elected to serve for three-year terms prior to the fiscal 2029 annual meeting of stockholders may be removed by stockholders for cause only.

The Declassification Amendment does not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.

This description of the proposed Declassification Amendment is only a summary of the proposed amendment to, and should be read in conjunction with, the full text of Article VII, subparts (A) and (D) of our Certificate of Incorporation, as proposed to be amended by the Declassification Amendment, a copy of which is attached to this Proxy Statement as Annex B.

Effectiveness

If our stockholders approve this Proposal No. 5, the Company will file an amended and restated certificate of incorporation with the Department of State of the State of Delaware shortly after the Annual Meeting and such amended and restated certificate of incorporation will become effective upon such filing.

Your Board recommends that stockholders vote FOR the approval of an amendment to the charter to phase out the classified board structure and add certain clarifying changes

ANNUAL REPORT

Our Annual Report to Stockholders for the year ended December 31, 2025 accompanies this Proxy Statement. Following receipt of a written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of our Common Stock on April 10, 2026, the record date for the Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Corporate Secretary of the Company at our address set forth in the Notice of Annual Meeting of Stockholders immediately preceding this Proxy Statement.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the Company’s records and written representations by the persons required to file such reports, management believes that all filing requirements of Section 16(a) were satisfied with respect to the 2025 fiscal year, except for (i) one Form 3 for Steven K. Boyd, filed on December 2, 2025 and (ii) one Form 4 for Steven K. Boyd, filed on December 2, 2025, each of which was due to an administrative delay related to services that were unavailable during the U.S. government shutdown in the fourth quarter of 2025.

DEADLINE FOR STOCKHOLDER PROPOSALS

Proposals for Inclusion in Proxy Materials.You may submit proposals for inclusion in the proxy materials for the Company’s 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act (Rule 14a-8). Any such proposals must meet the stockholder eligibility and other requirements imposed by rules issued by the SEC under Rule 14a-8 and must be received by the Company at 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Corporate Secretary not later than [●], 2026, which is 120 days prior to the one-year anniversary of the date this proxy statement was first mailed or made available to stockholders. However, if the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting of Stockholders.

Proposals and Nomination of Director Candidates Not Intended for Inclusion in Proxy Materials. Our Bylaws also establish an advance notice procedure for stockholders who intend to solicit proxies before the 2027 Annual Meeting of Stockholders without inclusion of such matter in the Company’s proxy statement. In order to be considered, a stockholder’s proposal or director nomination must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days, and not later than 5:00 p.m. Eastern time, prior to the one-year anniversary of the 2026 Annual Meeting. The notice to the Secretary must set forth, with respect to each matter the stockholder proposes to bring before the meeting, the information required by the Company’s Bylaws.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 4, 2027, and must comply with the additional requirements of Rule 14a-19(b).

ANNEXES
ANNEX A
AMENDED AND RESTATED
ORASURE TECHNOLOGIES, INC. 2000 STOCK AWARD PLAN

ORASURE TECHNOLOGIES, INC.
STOCK AWARD PLAN
ARTICLE 1 ESTABLISHMENT AND PURPOSE

(Amended and Restated Effective as of April 20, 2026)

Establishment. Epitope, Inc. established this Plan as the Epitope, Inc. 2000 Stock Award Plan, effective as of February 15, 2000, and the Plan was approved by shareholders of Epitope, Inc. at the 2000 annual shareholders meeting. Effective September 29, 2000, in connection with the merger of Epitope, Inc. with and into OraSure Technologies, Inc., the name of the Plan was changed to the OraSure Technologies, Inc. 2000 Stock Award Plan and the Plan was adopted as a stock award plan of OraSure Technologies, Inc. The Plan was amended and restated, subject to shareholder approval, effective May 16, 2006. The Plan was amended further, subject to shareholder approval, effective May 13, 2008. The Plan again was amended and restated in its entirety, subject to shareholder approval, effective May 17, 2011 and February 12, 2013. The Plan was amended further, subject to shareholder approval, effective May 22, 2014. The Plan was again amended and restated in its entirety, subject to shareholder approval, effective May 16, 2017, April 2, 2020, April 1, 2022, March 31, 2023 and March 24, 2025.

1.1 Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its shareholders by enabling Corporation to attract, retain, and reward employees, outside advisors, and directors of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, advisors, and directors and Corporation’s shareholders. The Plan is designed to meet this intent by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

ARTICLE 2
DEFINITIONS

2.1 Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

“Advisor” means a natural person who is a consultant to or member of an Advisory Committee of Corporation or a Subsidiary, who provides bona fide services to Corporation and who is neither an employee of Corporation or a Subsidiary nor a Non-Employee Director. “Advisor” excludes any person who provides services to Corporation in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for Corporation’s securities, and any other person excluded from the class of persons to whom securities may be offered pursuant to a registration statement on Form S-8 or any successor form of registration statement.

“Advisory Committee” means a scientific advisory committee to Corporation or a Subsidiary.

“Award”‘ means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 6.4.

“Board” means the Board of Directors of Corporation.

“Change in Control” means, unless otherwise provided in the applicable Award Agreement, a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act; provided, however, that a change of control shall only be deemed to have occurred at such time as (i) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Corporation; (ii) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Corporation possessing 30 percent or more of the total voting power of the Corporation’s stock; (iii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iv) a person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Corporation immediately before such acquisition or acquisitions.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan.

“Common Stock” means the Common Stock, par value $0.000001 per share, of Corporation or any security of Corporation issued in substitution, in exchange, or in lieu of such stock.

“Continuing Restriction” means a Restriction contained in Sections 6.7, 6.8, and 15.4 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

“Corporation” means OraSure Technologies, Inc., a Delaware corporation, or any successor corporation. As to awards granted or other action taken prior to September 29, 2000, “Corporation” includes Epitope, Inc., as predecessor to OraSure Technologies, Inc.

“Disability” means the condition of being “disabled” within the meaning of Section 422(c)(6) of the Code. However, the Committee may change the foregoing definition of “Disability” or may adopt a different definition for purposes of specific Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to successor provisions to such section or rule.

“Fair Market Value” means with respect to Common Stock, on a particular day, without regard to any restrictions (other than a restriction which, by its terms, will never lapse):

(1) if the Common Stock is at the time listed or admitted to trading on any stock exchange, the mean between the highest and lowest prices of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of “Fair Market Value;”

(2) if the Common Stock is not at the time listed or admitted to trading on a stock exchange, the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market; or

(3) if the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, an amount as determined in good faith by the Committee and which shall comply with Section 409A of the Code.

“Incentive Stock Option” or “ISO” means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not an employee of Corporation or any Subsidiary.

“Nonqualified Option” or “NQSO” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” means an ISO or an NQSO.

"Other Stock-Based Award” means an Award as defined in Section 11.1.

“Participant” means an employee of Corporation or a Subsidiary, an Advisor, or a Non-Employee Director who is granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to the provisions of Article 10 of the Plan, the Vesting of which is contingent on performance attainment.

“Performance Cycle” means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

“Performance Goal” means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

“Plan” means this OraSure Technologies, Inc. 2000 Stock Award Plan, as set forth herein and as it may be amended from time to time.

“Reporting Person” means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Award” means a Restricted Share or a Restricted Unit granted pursuant to Article 9 of the Plan.

“Restricted Share” means an Award described in Section 9.1(a) of the Plan.

“Restricted Unit” means an Award of units representing Shares described in Section 9.1(b) of the Plan.

“Restriction” means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

“Retirement” means:
(a) For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries at or after age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan;

(b) For Participants who are Non-Employee Directors, termination of membership on the Board after attaining age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan; and

(c) For Participants who are Advisors, termination of service as an Advisor after attaining age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan.

However, the Committee may change the foregoing definition of “Retirement” or may adopt a different definition for purposes of specific Awards.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 8 of the Plan.

“Subsidiary” means any “subsidiary corporation” of Corporation within the meaning of Section 424 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

“Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary under Section 424(f) of the Code.

“Vest” or “Vested” means:
(a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan shall also include the opposite gender; and the definition of any term in Section 2.1 in the singular shall also include the plural, and vice versa.

ARTICLE 3
ADMINISTRATION

3.1 General. Except as provided in Section 3.7, the Plan will be administered by a Committee composed as described in Section 3.2.

3.2 Composition of the Committee. The Committee will be appointed by the Board from among its members in a number and with such qualifications as will meet the independence and other requirements for (i) approval by a committee pursuant to Rule 16b-3 under the Exchange Act, (ii) establishing, administering and certifying performance goals pursuant to Section 162(m) of the Code and (iii) trading or listing securities on the securities exchange or association on which the Common Stock is then traded or listed. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board. The initial members of the Committee will be the members of Corporation’s existing Executive Compensation Committee. The Board may at any time replace the Executive Compensation Committee with another Committee. In the event that the Executive Compensation Committee ceases to satisfy the requirements of Rule 16b-3, Section 162(m) of the Code or a securities exchange or association described above in 3.2(iii), the Board will appoint another Committee satisfying such requirements.

3.3 Authority of the Committee. The Committee will have full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:
(a) Construe and interpret the Plan and any Award Agreement;

(b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c) With respect to employees and Advisors:

(i) Select the employees and Advisors who shall be granted Awards;

(ii) Determine the number and types of Awards to be granted to each such Participant;

(iii) Determine the number of Shares, or Share equivalents, to be subject to each Award;

(iv) Determine the option price, purchase price, base price, or similar feature for any Award; and

(v) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, shall be final, conclusive, and binding on all Participants.

3.4 Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all the members of the Committee, will be the valid acts of the Committee.

3.5 Delegation. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Corporation the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons or “covered employees” within the meaning of Section 162(m) of the Code.

3.6 Liability of Committee Members. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.7 Awards to Non-Employee Directors. The Board or Committee may grant Awards from time to time to Non-Employee Directors.

3.8 Costs of Plan. The costs and expenses of administering the Plan will be borne by Corporation.

3.9 Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 3.9 shall limit the Committee’s authority to accelerate vesting or exercisability upon a Change in Control, or upon the death, Disability or retirement of the Participant, or as may be required pursuant to an employment agreement between the Participant and the Corporation; provided, however, notwithstanding the foregoing, up to 5% of the Shares authorized for issuance under the Plan may be utilized for Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Committee may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period.

ARTICLE 4
DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1 Duration of the Plan. This amendment and restatement of the Plan is effective April 20, 2026. The Plan shall remain in full force and effect until April 20, 2036, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan as provided in Article 14. Termination of the Plan under Article 14 shall not affect Awards outstanding under the Plan at the time of termination.

4.2 Shares Subject to the Plan.

4.2.1 General. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan.

4.2.2 Number of Shares; Limits.

(a) The maximum number of Shares for which Awards may be granted under the Plan on or after April 20, 2026 is 6,982,477 Shares, plus any Shares that become available as the result of the cancellation or expiration of any Award, subject to adjustment for changes in capitalization affecting the Corporation’s Common Stock pursuant to Section 13.2 of the Plan. Any Shares granted in connection with Options and Stock Appreciation Rights shall be counted against this limit on the basis of one Share for each Share subject to such Option or Stock Appreciation Right. Any Shares granted in connection with Restricted Awards, Performance Awards or Other Stock-Based Awards shall be counted against this limit on the basis of one and a half Shares for every one Share granted in connection with such Awards.

(b) The maximum number of Shares that may be issued pursuant to paragraph (a) above on or after April 20, 2026, pursuant to Incentive Stock Options, is 6,982,477 Shares, subject to adjustment for changes in capitalization affecting the Corporation’s Common Stock pursuant to Section 13.2 of the Plan.

4.2.3 Availability of Shares for Future Awards. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be made available for future Awards under the Plan. In no event shall the following be made available for future awards under the Plan: (a) Shares retained or reacquired by the Corporation in payment of an option price or satisfaction of a withholding tax obligation by a Participant in connection with any Award, (b) Shares repurchased by the Corporation with Option proceeds and (c) Shares covered by an SAR, to the extent the SAR is exercised and settled in Shares and whether or not Shares are actually issued to the Participant upon exercise of the SAR.

ARTICLE 5 ELIGIBILITY

5.1 Employees and Advisors. Officers and other employees of Corporation and any Subsidiaries (who may also be directors of Corporation or a Subsidiary) and Advisors who, in the Committee’s judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.

5.2 Non-Employee Directors. All Non-Employee Directors will be eligible to receive Awards as provided in Section 3.7 of the Plan.

ARTICLE 6 AWARDS

6.1 Types of Awards. The types of Awards that may be granted under the Plan are:

(a) Options governed by Article 7 of the Plan;

(b) Stock Appreciation Rights governed by Article 8 of the Plan;

(c) Restricted Awards governed by Article 9 of the Plan;

(d) Performance Awards governed by Article 10 of the Plan; and

(e) Other Stock-Based Awards or combination awards governed by Article 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

6.2 General. Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

6.3 Nonuniform Determinations. The Committee’s determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4 Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5 Provisions Governing All Awards. All Awards will be subject to the following provisions:

(a) Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically will cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

(b) Rights as Shareholders. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c) Employment Rights. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of Corporation or a member of any Advisory Committee, as the case may be, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person’s employment or to remove such person as an Advisor or as a director at any time for any reason or for no reason, with or without cause.

(d) Termination of Employment. The terms and conditions under which an Award may be exercised or will continue to Vest, if at all, after a Participant’s termination of employment or service as an Advisor or as a Non-Employee Director will be determined by the Committee and specified in the applicable Award Agreement.

(e) Change in Control. The Committee, in its discretion, may provide in any Award Agreement that in the event of a Change in Control of the Corporation:

(i) All, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise;

(ii) All, or a specified portion of, Awards subject to Restrictions will become fully Vested; and

(iii) All, or a specified portion of, Awards subject to Performance Goals will be deemed to have been fully earned.

The Committee, in its discretion, may include Change in Control provisions in some Award Agreements and not in others, may include different Change in Control provisions in different Award Agreements, and may include Change in Control provisions for some Awards or some Participants and not for others.

(f) Service Periods. At the time of granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

6.6 Tax Withholding

(a) General. Corporation will have the right to deduct from any settlement, including the delivery or Vesting of Shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan will make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

(b) Stock Withholding. The Committee, in its sole discretion, may permit a Participant to satisfy all or a part of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to the Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant. Such Shares will be valued based on their Fair Market Value on the date the tax withholding is required to be made. Any stock withholding with respect to a Reporting Person will be subject to such limitations as the Committee may impose to comply with the requirements of the Exchange Act. Notwithstanding the foregoing, Reporting Persons shall be permitted to elect to satisfy all or a portion of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to such Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant.

6.7 Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is provisional until cash is paid in settlement thereof or that grant of an Award payable in Shares is provisional until the Participant becomes entitled to the Shares in settlement thereof. In the event the employment (or service as an Advisor or membership on the Board) of a Participant is terminated for cause (as defined below), any Award that is provisional will be annulled as of the date of such termination for cause. For the purpose of this Section 6.7, the term “for cause” has the meaning set forth in the Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other job performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

6.8 Engaging in Competition With Corporation. Any Award Agreement may provide that, if a Participant terminates employment with Corporation or a Subsidiary for any reason whatsoever, and within 18 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant’s termination of employment with Corporation.

ARTICLE 7
OPTIONS

7.1 Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQSO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options.

7.2 General. Options will be subject to the terms and conditions set forth in Article 6 and this Article 7 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

7.3 Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which will not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant for all Options (ISOs or NQSOs); provided, however, that in the case of any ISO granted to a Ten Percent Shareholder, the option exercise price per Share shall not be less than 110 percent (110%) of the Fair Market Value of a Share on the date of grant

7.4 Option Term. The Award Agreement for each Option will specify the term of each Option, which shall have a specified period during which the Option may be exercised which is no longer than ten years, as determined by the Committee.

7.5 Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a) The time or times when the Option will become exercisable and whether the Option will become exercisable in full or in graduated amounts over a period specified in the Award Agreement;

(b) Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

(c) The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Advisor, or director of Corporation or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the Option will become immediately and fully exercisable (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a Change in Control of Corporation.

7.6 Method of Exercise. The Award Agreement for each Option will specify the method or methods of payment acceptable upon exercise of an Option. An Award Agreement may provide that the option price is payable in full in cash or, at the discretion of the Committee:

(a) In previously acquired Shares (including Restricted Shares);

(b) By surrendering outstanding Awards under the Plan denominated in Shares or in Share-equivalent units;

(c) By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

(i) To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

(ii) To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

(d) In any combination of the foregoing or in any other form approved by the Committee.

If Restricted Shares are surrendered in full or partial payment of an Option price, a corresponding number of the Shares issued upon exercise of the Option will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares.

7.7 Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement must be in conformance with the statutory and regulatory requirements specified in Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Corporation or a Subsidiary. ISOs may not be granted under the Plan after April 20, 2036, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

7.8 Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement.

7.9 Limitation on Number of Shares Subject to Options. In no event may Options for more than 500,000 Shares be granted to any individual under the Plan during any fiscal year period.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1 General. Stock Appreciation Rights will be subject to the terms and conditions set forth in Article 6 and this Article 8 and may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

8.2 Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR has been exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and shall be not less than 100 percent (100%) of the Fair Market Value of a Share on the grant date of the SAR.

8.3 Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that an SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions. In the case of SARs granted to Reporting Persons, exercise of the SAR will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

8.4 Term. The Award Agreement for each SAR shall have a specified period during which the SAR may be exercised, which is no longer than ten years, as determined by the Committee.
8.5 Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in installments, in Shares, or in any combination of the foregoing, or in any other form as the Committee determines.

8.6 Limitation on Number of Shares Subject to SARs. In no event may SARs for more than 500,000 Shares be granted to any individual under the Plan during any fiscal year period.

ARTICLE 9
RESTRICTED AWARDS

9.1 Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

(a) Restricted Shares. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Corporation upon termination of Participant’s employment (or service as an Advisor or Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, or such certificate, registered in the name of such Participant, will be placed in a restricted stock account (including an electronic account) with a transfer agent. If such certificate is issued to the Participant, the Participant will be required to execute a stock power in blank with respect to the Shares evidenced by such certificate, and such certificate and the stock power will be held in custody by Corporation until the Restrictions thereon will have lapsed.

(b) Restricted Units. A Restricted Unit is an Award to receive a Share or the Fair Market Value of a Share at some date in the future, which is granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant’s employment (or service as an Advisor or Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

9.2 General. Restricted Awards will be subject to the terms and conditions of Article 6 and this Article 9 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

9.3 Restriction Period. Restricted Awards will provide that such Awards, and the Shares subject to such Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Awards, the Participant must remain in the employment (or remain as an Advisor or Non-Employee Director) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the date of the Award and ending on such later date or dates as the Committee designates at the time of the Award (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant shall be entitled to settlement of the Restricted Award or portion thereof, as the case may be. Although Restricted Awards will usually Vest based on continued employment (or service as an Advisor or Non-Employee Director) and Performance Awards under Article 10 shall usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of Performance Goals as well as continued employment (or service as an Advisor or Non-Employee Director). In such case, the Restriction Period for such a Restricted Award will include the period prior to satisfaction of the Performance Goals.

9.4 Forfeiture. If a Participant ceases to be an employee, Advisor of Corporation or a Subsidiary or Non-Employee Director during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement), the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to Corporation.

9.5 Settlement of Restricted Awards.

(a) Restricted Shares. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant’s stock power, if any, will be returned and the Shares will no longer be Restricted Shares. The Committee may also, in its discretion, permit a Participant to receive, in lieu of unrestricted Shares at the conclusion of the Restriction Period, payment in cash, installments, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines.

(b) Restricted Units. Upon Vesting of a Restricted Unit Award, a Participant will be entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the Applicable Restriction Period. Payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Shares equal to the number of Restricted Units, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines, subject to the applicable restrictions contained in Section 409A of the Code.

9.6 Rights as a Shareholder. A Participant will have, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of Corporation, including the right to vote the Shares and the right to receive any cash dividends. The right to receive cash dividends on Restricted Shares shall be subject to the Restrictions applicable to the Restricted Shares. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will also be subject to the same Restrictions.

ARTICLE 10
PERFORMANCE AWARDS

10.1 General. Performance Awards will be subject to the terms and conditions set forth in Article 6 and this Article 10 and may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

10.2 Nature of Performance Awards. A Performance Award is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such Performance Award or a portion thereof in the event specified performance criteria are not met within a designated period of time.

10.3 Performance Cycles. For each Performance Award, the Committee will designate a performance period (the “Performance Cycle”) with a duration of at least one (1) year, as may be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

10.4 Performance Goals. The Committee will establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on performance criteria for Corporation, a Subsidiary, or an operating group, or based on a Participant’s individual performance. Performance Goals may include objective and subjective criteria. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

10.5 Determination of Awards. As soon as practicable after the end of a Performance Cycle, the Committee will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals.

10.6 Timing and Form of Payment. Settlement of earned Performance Awards will be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under Section 10.5, in the form of cash, installments, Shares, or any combination of the foregoing or in any other form as the Committee determines.

10.7 Performance Goals for Executive Officers. The performance goals for Performance Awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

(a) Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

(b) Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

(c) Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

10.8 Award Limitations. The maximum number of Shares issuable with respect to Performance Awards granted to any individual executive officer may not exceed 150,000 Shares for any calendar year.

ARTICLE 11
OTHER STOCK-BASED AND COMBINATION AWARDS

11.1 Other Stock-Based Awards. The Committee (or the Board with respect to Awards to Non-Employee Directors) may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

11.2 Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this section may reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant’s consent.

ARTICLE 12
DEFERRAL ELECTIONS

The Committee may permit a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn-out, or Vesting of an Award made under the Plan. If any such election is permitted, the Committee will establish rules and procedures for such payment deferrals, including, but not limited to: (a) payment or crediting of reasonable interest on such deferred amounts credited in cash or (b) the payment or crediting of dividend equivalents in respect of deferrals credited in Share equivalent units. Such deferrals, if permitted, shall to the extent possible, comply with Section 409A of the Code and the regulations and other guidance promulgated thereunder.

ARTICLE 13
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

13.1 Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted hereunder will not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation’s capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

13.2 Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

ARTICLE 14
AMENDMENT AND TERMINATION

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time; provided that no such action may be taken without shareholder approval if (i) such action would increase the number of shares subject to the Plan; (ii) such action would result in the repricing, replacement or repurchase of out-of-the money Options, Stock Appreciation Rights or other Awards; (iii) such action would result in an Award being fully Vested, exercisable or earned in the event of a Change in Control prior to the consummation of the Change in Control; or (iv) such approval is required by applicable law or regulation or the applicable requirements of a stock exchange or over-the-counter stock trading system; provided further that the Board may, in its discretion, determine to submit any other changes to the Plan to the shareholders for approval; provided further that no amendment, suspension or termination of the Plan may materially and adversely affect the rights of a Participant under any outstanding Award without such Participant’s consent, unless such action is necessary to ensure a deduction under Section 162(m) of the Code or to avoid the additional tax described in Section 409A of the Code.

ARTICLE 15
MISCELLANEOUS

15.1 Unfunded Plan. The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

15.2 Payments to Trust. The Committee is authorized (but has no obligation) to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

15.3 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any state or country and shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

15.4 Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.5 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Delaware.

ARTICLE 16
SHAREHOLDER APPROVAL

The Plan, as amended and restated, is expressly subject to the approval of the Plan by the shareholders at the 2025 annual meeting of Corporation’s shareholders.

ANNEX B: PROPOSED AMENDMENT OF
CERTIFICATE OF INCORPORATION

The following sets forth the amended Article VII of the Company’s Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware if Proposal No. 5 is approved by our stockholders at the Annual Meeting.

ARTICLE VII

A.    The total number of Directors constituting the Board of Directors of this Corporation shall not be less than three nor more than twelve as may be determined from time to time by the Board of Directors. Until the election of directors at the 2029 annual meeting of stockholders, subject to the special rights of the holders of one or more series of Preferred Stock to elect Directors, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. The term of the Class I Directors shall expire at the election of Directors at the 2028 annual meeting of stockholders, the term of the Class II Directors shall expire at the election of Directors at the 2029 annual meeting of stockholders and the term of the Class III Directors shall expire at the election of Directors at the 2027 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2027, Directors elected to succeed those Directors whose terms expire at that annual meeting shall be elected for a one-year term expiring at the election of Directors at the next annual meeting of stockholders. Notwithstanding the foregoing, Directors shall hold office until their successors are duly elected and qualified or until their earlier resignation, death, disqualification or removal. In no case will a decrease in the number of Directors shorten the term of any incumbent Director. Subject to the special rights of the holders of one or more series of Preferred Stock to elect Directors, a Director shall hold office from the date of his or her election or appointment and until the election of directors at the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

B.     Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect Directors and applicable law, any and all vacancies and newly created directorships in the Board of Directors, however occurring, including without limitation, by reason of an increase in the number of Directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the Directors then in office, even if less than quorum of the Board of Directors, or by a sole remaining Director, and not by the stockholders. Any such Director elected to fill a vacancy shall hold office for the same remaining term as that of the class, if any, to which he or she has been designated.

C.    Notwithstanding the foregoing, whenever the holders of any series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or together as a class with the holders of one or more other such series, to elect Directors, the election, term of office, filling of vacancies and newly created directorships and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

D.    There shall be no qualifications for election as a Director of the Corporation; except that no person shall be eligible to stand for election or to serve as a Director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

E.    Subject to the special rights of the holders of one or more series of Preferred Stock to elect Directors and applicable law, any Director may be removed with or without cause by the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class; provided, however, that any Director serving in a class of Directors whose term extends beyond the next succeeding annual meeting of stockholders of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

F.    Advance notice of nominations for the election of Directors other than nominations made by the Board of Directors or a committee thereof, as well as advance notice of any proposals or other matters to be presented at any meeting of the Corporation’s stockholders, shall be given to the Corporation in the manner provided in the Bylaws.

The following sets forth the changes to existing Article VII of the Company’s Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware if Proposal No. 5 is approved by our stockholders at the Annual Meeting.

ARTICLE VII

A.The total number of Directors constituting the Board of Directors of this Corporation shall not be less than three nor more than twelve as may be determined from time to time by the ~~affirmative vote of the majority of the~~ Board of Directors. ~~The~~Until the election of directors at the 2029 annual meeting of stockholders, subject to the special rights of the holders of one or more series of Preferred Stock to elect Directors, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. ~~Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At the organizational meeting of the sole incorporator of this Corporation,~~The term of the Class I Directors shall ~~be elected for a one-year~~expire at the election of Directors at the 2028 annual meeting of stockholders, the term~~,~~ of the Class II Directors shall ~~be elected for a two-year~~expire at the election of Directors at the 2029 annual meeting of stockholders and the term ~~and~~of the Class III Directors shall ~~be elected for a three-year term~~expire at the election of Directors at the 2027 annual meeting of stockholders. At each annual meeting of stockholders~~,~~ beginning in ~~2001, successors to the class of~~2027, Directors elected to succeed those Directors whose ~~term expires~~terms expire at that annual meeting shall be elected for a ~~three-year term. A Director~~one-year term expiring at the election of Directors at the next annual meeting of stockholders. Notwithstanding the foregoing, Directors shall hold office until their successors are duly elected and qualified or until their earlier resignation, death, disqualification or removal. In no case will a decrease in the number of Directors shorten the term of any incumbent Director. Subject to the special rights of the holders of one or more series of Preferred Stock to elect Directors, a Director shall hold office from the date of his or her election or appointment and until the election of directors at the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

~~If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in  no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.~~

~~Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately  by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies  and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this ARTICLEVII unless expressly provided by such terms~~

B. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect Directors and applicable law, any and all vacancies and newly created directorships in the Board of Directors, however occurring, including without limitation, by reason of an increase in the number of Directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the Directors then in office, even if less than quorum of the Board of Directors, or by a sole remaining Director, and not by the stockholders. Any such Director elected to fill a vacancy shall hold office for the same remaining term as that of the class, if any, to which he or she has been designated.

C. Notwithstanding the foregoing, whenever the holders of any series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or together as a class with the holders of one or more other such series, to elect Directors, the election, term of office, filling of vacancies and newly created directorships and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

D. ~~B.~~ There shall be no qualifications for election as a Director of the Corporation; except that no person shall be eligible to stand for election or to serve as a Director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

~~C. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of the Corporation; and no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing~~

     ~~D. A Director  may be removed only for cause,  and only by the affirmative vote of the holders of  a majority of shares of stock entitled to vote in an election of Directors. No Director so removed may be reinstated so long as the cause for removal continues to exist. For purposes of this Section D of this ARTICLE VII, "cause" shall be limited to: (i) conviction of a felony; (ii)declaration of unsound mind by order of a court; (iii) gross dereliction of duty; (iv) commission of a crime involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to the Director and a material injury to the Corporation~~

E.    Subject to the special rights of the holders of one or more series of Preferred Stock to elect Directors and applicable law, any Director may be removed with or without cause by the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class; provided, however, that any Director serving in a class of Directors whose term extends beyond the next succeeding annual meeting of stockholders of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

     F. ~~E.~~ Advance notice of nominations for the election of Directors other than nominations made by the Board of Directors or a committee thereof, as well as advance notice of any proposals or other matters to be presented at any meeting of the Corporation’s stockholders, shall be given to the Corporation in the manner provided in the Bylaws.

PLEASE ACT TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▾ TO AUTHORIZE A PROXY TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▾

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION — DATED APRIL 20, 2026

OraSure Technologies, Inc.
2026 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF ORASURE TECHNOLOGIES, INC.

P R O X Y C A R D

The undersigned hereby appoints Carrie Eglinton Manner and Stefano Taucer and either of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and revocation, to vote all of the shares which the undersigned is entitled to vote at the 2026 Annual Meeting of Stockholders of OraSure Technologies, Inc. (the "Company") on Wednesday, June 3, 2026, at 9:00 a.m. (Eastern Time), and at any adjournments, postponements or continuations thereof (the "Annual Meeting"), with all the powers the undersigned would possess if personally present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND REVOKES ANY PROXY PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH RESPECT TO THE ANNUAL MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE THREE (3) NOMINEES RECOMMENDED BY THE BOARD OF DIRECTORS OF THE COMPANY IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 4, AND 5, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(continued and to be signed on the reverse side)

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION — DATED APRIL 20, 2026

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your OraSure Technologies, Inc. common stock at the upcoming Annual Meeting.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet:

Please locate the Control Number printed below on your proxy card and access **www.proxyvotenow.com/OSUR**. Then, simply follow the easy instructions on the voting site.

Submit your proxy by Telephone:

Please locate the Control Number printed below on your proxy card and call toll-free in the U.S. or Canada at **877-527-1836** on a touch-tone telephone (if outside the U.S. or Canada, call **575-415-3624**). Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may vote by Internet or telephone 24 hours a day, 7 days a week.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had signed, dated and returned a proxy card.

Submit your proxy by Mail:

If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the enclosed postage-paid envelope to: OraSure Technologies, Inc., c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.

▾ TO AUTHORIZE A PROXY TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED ▾

X Please mark your vote as indicated in this example

The Board of Directors unanimously recommends you vote "FOR" the nominees listed in Proposal 1 and "FOR" Proposals 2, 3, 4, and 5

Election of Directors

The Board of Directors recommends that you vote "FOR" each of the following nominees:

	FOR	AGAINST	ABSTAIN
1a. John D. Bertrand	☐	☐	☐
1b. Steven K. Boyd	☐	☐	☐
1c. Robert W. McMahon	☐	☐	☐

The Board of Directors recommends that you vote "FOR" each of the following proposals:

Dated: ______________________, 2026

____
Signature

____
Signature (if held jointly)

____
Title(s)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.